AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998
                         REGISTRATION NO. 0-27998

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM F-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
           (Exact name of registrant as specified in its charter)
                                 _________
                                  (3841)

                        CLASSIFICATION CODE NUMBER
                MANITOBA                                    NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF                          (I.R.S.) EMPLOYER
INCORPORATION OR ORGANIZATION                       IDENTIFICATION NUMBER)

                          251 SAULTEAUX CRESCENT
                        WINNIPEG, MANITOBA R3J 3C7
                              (204) 885-5555
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                        Donald J. Stoecklein, Esq.
                         Sperry Young & Stoecklein
                      1850 E. Flamingo Rd. Suite 111
                          Las Vegas, Nevada 89119
                              (702) 794-2590
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

               THE COMMISSION IS REQUESTED TO SEND COPIES OF
                          ALL COMMUNICATIONS TO:
                        Donald J. Stoecklein, Esq.
                         Sperry Young & Stoecklein
                      1850 E. Flamingo Rd. Suite 111
                          Las Vegas, Nevada 89119
                              (702) 794-2590
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c ) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   Title of each class of    Amount to    Proposed    Proposed    Amount of
securities to be registered      be       maximum      maximum   registrati
                             Registered  aggregate    aggregate    on fee
                                         price per    offering
                                            unit        price
Convertible Debentures w/
Warrants Common Shares       US$6,750,0  US$6,750,0      US          US
                                 00          00      $6,750,000   $2,065.00

SUBJECT TO COMPLETION DATED JUNE 18, 1998
Prospectus
US$6,750,000 Convertible Debentures

(UNLESS OTHERWISE DESIGNATED ALL DOLLARS IN CANADIAN)

National Healthcare Manufacturing Corporation

This Prospectus relates to US$6,750,000 aggregate principal amount of 6% Convertible Debentures due 2000 (the "Registrable Debentures") or (the "Convertible Debentures") of National Healthcare Manufacturing Corporation ("Issuer" or the "Company") which were originally sold by the Company in March 1998 and 337,500 Convertible Debenture warrants (the "CD Warrants"), (the "Original Offering") or ("CD Private Placement") in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed to be "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Securities Act) and the shares of the Company's common stock, no par value ("Common Stock"), issuable upon conversion of the Registrable Debentures. The Registrable Debentures and the Common Stock issuable upon conversion thereof may be offered and sold from time to time by the holders named from time to time in one or more supplements hereto or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Registration Statement of which this Prospectus is a part has been filed with the Securities and Exchange Commission pursuant to a registration rights agreement dated as of June 18, 1998 (the "Registration Rights Agreement") between the Company and the Initial Purchaser, entered into in connection with the Original Offering.

The Registrable Debentures are convertible to shares of Common Stock at any time commencing with the Original Issue Date (as herein defined), unless previously redeemed or repurchased, at a conversion price for each share of common stock ("Conversion Rate") equal to the lesser of (i) $3.50, or (ii) 85% of the closing price of the Issuer's shares on NASDAQ on the converson date. Unless exercised earlier by the holder, the Convertible Debenture will be deemed to be converted to common stock without further action on the part of the holder immediately prior to 4:00pm (Pacific Standard Time) on the Debenture Maturity Date.

The Selling Holders will receive all of the net proceeds from the sale of the Registrable Debentures and the Common Stock issuable upon conversion of the Registrable Debentures and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the Registrable Debentures and the Common Stock issuable upon conversion of the Registrable Debentures.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS" ON PAGE 43.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                       Price to      Selling    Proceeds to
                                       Investor   Commissions(  Company(2)
                                                       1)
Total Convertible Debenture               US       US $337,500      US
                                      $6,750,000                $6,412,500

(1) In connection with the original offering, the Issuer paid the Finder a commission of 5% of the total proceeds received from the sale of the Convertible Debentures. (See "Details of the Offering - CD Private Placement").
(2) Before deducting the balance of the expenses of the CD Private Placement and this Prospectus, estimated at $50,000, which expenses shall be borne by the Issuer.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company was incorporated on August 23, 1993 under The Corporations Act (Manitoba) by registration of its Articles of Incorporation, and a substantial portion of the Company's assets are located outside the United States. In addition, members of the Management and Supervisory Boards of the Company and certain experts named herein are residents of countries other than the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against such persons or the Company judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. A final judgment for the payment of money obtained in a U.S. court and not rendered by default, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld and be regarded by a Manitoba court of competent jurisdiction as conclusive evidence when asked to render a judgment in accordance with such final judgment by a U.S. court, without substantive re-examination or re-litigation on the merits of the subject matter thereof, provided that the competent Manitoba court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that such judgment has been rendered in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of Manitoba. Notwithstanding the foregoing, there can be no assurance that United States investors will be able to enforce against the Company, or members of the Management or Supervisory Boards or certain experts named herein who are residents of Manitoba or countries other than the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Manitoba court would impose civil liability on the Company or on the members of the Management or Supervisory Boards of the Company and certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in Manitoba against the Company or such members.

AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to foreign private issuers, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Northwestern Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, certain of the Company's securities are listed on the Nasdaq National Market and the Vancouver Stock Exchange, and the aforementioned material may also be inspected at the offices of such exchanges.

The Company has filed with the Securities Exchange Commission a registration statement on Form F-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering of the Registrable Debentures and the Common Stock issuable upon conversion thereof made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to the Registration Statement.

In addition, the most recently filed annual report and audited statutory annual accounts and a copy of the current Articles of Incorporation of the Company are available upon request, free of charge, during normal business hours at the offices of the Company.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed with the Commission and are incorporated herein by reference:
1.    The Company's Annual Report on Form 20-F for the year ended June  30,
  1997;
2.   The Company's Report on Form 6-K dated May 1, 1998;
3.   The Company's Report on Form 6-K dated April 28, 1998;
4.   The Company's Report on Form 6-K dated April 7, 1998;
5.   The Company's Report on Form 6-K dated April 7, 1998;
6.   The Company's Report on Form 6-K dated March 18, 1998;
7.   The Company's Report on Form 6-K dated March 3, 1998;
8.   The Company's Report on Form 6-K dated February 10, 1998;
9.   The Company's Report on Form 6-K dated February 3, 1998;
10.   The Company's Annual Report on Form 20-F for the year ended June  30,
  1996;
11. The Company's Report on Form 6-K dated October 9, 1997 relating to the Company's public announcement of the Original Offering; and
12.  The Company's Report on Form 6-K dated September 24, 1997
13.  The Company's Report on Form 6-K dated August 30, 1997
14.  The Company's Report on Form 6-K dated July 7, 1997
15.  The Company's Report on Form 6-K dated June 14, 1997
16.  The Company's Report on Form 6-K dated May 31, 1997
17.  The Company's Report on Form 6-K dated May 3, 1997
18.  The Company's Report on Form 6-K dated April 10, 1997
19.  The Company's Report on Form 6-K dated March 1, 1997
20.  The Company's Report on Form 6-K dated February 8, 1997
21.  The Company's Report on Form 20-F dated February 4, 1997
22.  The Company's Report on Form 6-K dated January 18, 1997
23.  The Company's Report on Form 6-K dated January 15, 1997
24.  The Company's Report on Form 6-K dated January 11, 1997
25.  The Company's Report on Form 6-K dated December 6, 1996
26.  The Company's Report on Form 6-K dated November 13, 1996
27.  The Company's Report on Form 6-K dated October 23, 1996
28.  The Company's Report on Form 6-K dated September 5, 1996
29.  The Company's Report on Form 6-K dated September 5, 1996
30.  The Company's Report on Form 6-K dated July 30, 1996

All documents filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debentures shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company's headquarters at, 251 Saulteaux
Crescent,  Winnipeg,  Manitoba  R3J  3C7.,  Attention:  Investor  Relations
Manager.

Except as otherwise defined, all capitalized terms herein shall have the same meanings set out in the Glossary of Terms.

This Prospectus is filed for the purpose of qualifying for distribution the common shares converted from the convertible Debentures, ("CD Shares") and the CD Warrants (the "Offering"). Details of the CD Private Placement are as follows:

CD Private Placement

On March 31, 1998, Convertible Debentures in the amount of US$6,750,000 were issued on a private placement basis pursuant to the Convertible Debenture Purchase Agreement. The Convertible Debentures bear cumulative dividends at the rate of 6% per annum, payable in cash or in Class A shares. The Convertible Debentures are convertible into the common shares at a conversion price equal to the lower of (a) US$3.50, subject to a pricing floor of $2.50 as defined in the Debenture or (b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing on the date of the first issuance of any of the Debentures set forth herein, (the "Original Issuance Date").

Unless earlier converted by the holder, the Convertible Debentures will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Pacific Standard Time) on the date (the "Debenture Maturity Date") which is March 31, 2000.

Each CD Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of
US$2.83 per Share during the first year, and at a price of US$3.09 per Share during the second year. (See "Details of the Offering - CD Private Placement"). The following exhibits are attached hereto and incorporated herein by this reference: Exhibit A - Convertible Debenture Purchase Agreement; Exhibit B - Escrow Agreement; Exhibit C - US$ 250,000, 6% Convertible Debenture March 31, 2000 (Diversified Strategies Fund, Ltd.); Exhibit D - US$6,500,000, 6% Convertible Debenture March 31, 2000 (JNC Opportunity Fund Ltd.); Exhibit E - Registration Rights Agreement.



No additional commission or fee will be paid to the Finder and no additional proceeds will be received by the Issuer in connection with the conversion or deemed conversion of the Convertible Debenture.

INVESTMENTS IN SMALL BUSINESSES INVOLVE A HIGH DEGREE OF RISK AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS".)

The aggregate number and percentage of outstanding voting securities held by promoters, insiders, holders of performance or escrow securities and the Agent as a group and by the public upon completion of the Offering is as follows:


                                        Aggregate Number   Percentage of
                                               of         Total Issued and
                                             Voting         Outstanding
                                           Securities          Voting
                                                             Securities
Public Shareholders                        9,403,644           59.43%

Insiders and Agent                         6,418,259           40.57%

Previous CN Private Placement

On October 1, 1997, Convertible Notes in the amount of US$5,000,000 were issued on a private placement basis pursuant to the Securities Purchase Agreements. The Convertible Notes bear cumulative dividends at the rate of 6% per annum, payable in cash or in Class A shares. The Convertible Notes entitle the holders to acquire, without additional payment, Convertible Debentures in the aggregate principal amount of US$5,000,000 and an aggregate of 250,000 CN Warrants. The Convertible Debentures are convertible into Class A shares at a conversion price equal to the lower of
(a) US$4.33 or (b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

Previous Special Warrant Private Placement ("SW Private Placement")

On January 8, 1997, 1,600,000 Special Warrants were issued on a private placement basis pursuant to the Agency Agreement, at a price of $6.00 each. Each Special Warrant entitles the holder to acquire, without additional payment, one SW Unit. Each SW Unit consists of one SW Share and one SW Warrant. Each SW Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date. As of the date hereof, none of the SW Warrants have been exercised.

The Special Warrants and the SW Warrants are governed by the terms and conditions contained in the Special Warrant Indenture and the SW Warrant Indenture, respectively.

In  connection  with  the  SW Private Placement,  128,000  Agent's  Special
Warrants were issued by the Issuer to the Agent. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date. As of the date of this Prospectus, none of the Agent's Warrants have been exercised.

The Shares are listed and posted for trading on the Exchange and are quoted on the NASDAQ "small-cap" market. As at November 25, 1996, the date on which the SW Private Placement was announced, the closing price of the Shares on the Exchange was $7.40. As at October 1, 1997, the date on which the CN Private Placement was announced, the closing price of the Shares on the Exchange was $6.05. As at the date of this Prospectus, the closing price of the Shares on the Exchange was US$2.00 per Share. The purchase price of $6.00 per Special Warrant was established by negotiation between the Issuer and the Agent. The Special Warrants and Agent's Special Warrant were issued pursuant to exemptions from the prospectus requirements of applicable securities legislation.

Certain legal matters relating to the distribution of the Distributed Securities will be passed upon on behalf of the Issuer by Sperry Young & Stoecklein of Las Vegas, Nevada.

PROSPECTUS SUMMARY

The following is a summary of the principal features of the Offering and is qualified by the detailed information contained in the body of this Exchange Offering Prospectus (the "Prospectus"). Certain capitalized terms used but not defined in this Summary or the Glossary of Terms are defined elsewhere in this Prospectus.

ISSUER:

National Healthcare Manufacturing Corporation (the "Issuer").

BUSINESS:

The Issuer is an automated medical products manufacturer, whose principal business is the assembly and packaging of disposable kits and trays for medical and surgical procedures, such as patient care trays, custom procedure kits, diagnostic trays and homecare kits. Through two of its subsidiaries, National Care Products Ltd. ("NCP") and National Healthcare Manufacturing Corporation, U.S. ("NHMC US"), the Issuer is also involved in manufacturing liquid products for use in the Issuer's kits and trays, and for distribution to healthcare institutions throughout North America. (See "Business of the Issuer - Description of Business and General Development - Products".)

THE OFFERING:

This Prospectus qualifies the distribution by the Issuer of:

(a) Convertible Debentures in the amount of US$6,750,000, and upon the conversion or deemed conversion of the Convertible Debentures, and 337,500 CD Warrants;

(b) the CD Shares to be issued upon the conversion of the Convertible Debentures; and

(c) the CD Warrant Shares to be issued upon the exercise or deemed exercise of the CD Warrants.

PRIOR ISSUE OF SECURITIES:

SW Private Placement - On January 8, 1997, 1,600,000 Special Warrants were issued by the Issuer for a subscription price of $6.00 each pursuant to a private placement raising gross proceeds of $9,600,000. Each Special Warrant is exercisable, without additional payment, into one SW Unit. Each SW Unit consists of one SW Share and one SW Warrant. Each SW Warrant entitles the holder to purchase one SW Warrant Share at a price of $7.00 per SW Warrant Share on or before the SW Warrant Expiry Date. Any Special Warrants unexercised at 4:00 p.m. (Pacific Standard Time) on the Special Warrant Expiry Date shall be deemed to have been exercised by the holder thereof without any further action on the holder's part, immediately prior thereto. As of the date of this Prospectus, none of the SW Warrants have been exercised.

In  connection  with  the  SW Private Placement,  128,000  Agent's  Special
Warrants were issued by the Issuer to the Agent. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date. As of the date of this Prospectus, none of the Agent's Warrants have been exercised.

CN Private Placement - On October 1, 1997, Convertible Notes in the aggregate of US$5,000,000 were issued by the Issuer pursuant to a private placement. The Convertible Notes entitle the holders to acquire, without additional payment, Convertible Debentures in the aggregate principal amount of $5,000,000 and an aggregate of 250,000 CN Warrants. The Convertible Debentures are convertible into Shares at a conversion price equal to the lower of: (a) US$4.33 or (b) 85% of the closing price of the Issuer's Shares on the Exchange on the conversion date.

A holder of a Convertible Debenture had the right to convert same at any time during the Debenture Conversion Period, commencing the earlier of: (a) December 30, 1997 or (b) the effective date of the Registration Statement, and maturing on the Debenture Maturity Date.

Unless  earlier converted by the holder, the Convertible Notes were  deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Pacific Standard Time) on the date (the "Debenture Maturity Date") which was the earlier of: (a) October 2, 1998 and (b) the fifth business day following the date on which the last of the Receipts for the Prospectus is issued by the British Columbia Securities Commission.

Each CN Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of US$4.76 per Share during the first twelve month period, and at a price of US$5.20 per Share during the second twelve month period.

At March 31, 1998, US$3,425,000 of the Convertible Notes were converted to Convertible Debentures which were converted into 1,475,572 Shares. The remaining Convertible Notes outstanding together with accrued interest thereon was repaid from the Net Proceeds of the CD Private Placement. The CN Warrants were cancelled by mutual agreement.

CD Private Placement - On March 31, 1998, Convertible Debentures in the amount of US$6,750,000 were issued on a private placement basis pursuant to the Convertible Debenture Purchase Agreement. The Convertible Debentures bear cumulative dividends at the rate of 6% per annum, payable in cash or in Class A shares. The Convertible Debentures are convertible into the common shares at a conversion price equal to the lower of (a) US$3.50, subject to a pricing floor of $2.50 as defined in the Debenture or (b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing on the date of the first issuance of any of the Debentures set forth herein, (the "Original Issuance Date").

Unless earlier converted by the holder, the Convertible Debentures will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Vancouver time) on the date (the "Debenture Maturity Date") which is March 31, 2000.

Each CD Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of
US$2.83 per Share during the first year, and at a price of US$3.09 per Share during the second year. (See "Details of the Offering - CD Private Placement"). The following exhibits are attached hereto and incorporated herein by this reference: Exhibit A - Convertible Debenture Purchase Agreement; Exhibit B - Escrow Agreement; Exhibit C - US$ 250,000, 6% Convertible Debenture March 31, 2000 (Diversified Strategies Fund, Ltd.); Exhibit D - US$6,500,000, 6% Convertible Debenture March 31, 2000 (JNC Opportunity Fund Ltd.); Exhibit E - Registration Rights Agreement.


USE OF PROCEEDS AND BUSINESS OBJECTIVES:

The Issuer will not receive any cash proceeds from, and no commission is payable by the Issuer in respect of the conversion or deemed conversion of the Convertible Debentures.

The CD Net Proceeds of US$6,412,500 were received on March 31, 1998, and US$1,899,450 were immediately utilized for reduction of the CN Private Placement issued in October of 1997. The balance of the funds are to be utilized for working capital.

Any funds received upon exercise of the PP Warrants, the Importex Warrant, the CD Warrants, or the incentive stock options will be applied towards general working capital.

SUMMARY OF FINANCIAL OPERATIONS:

For the nine months ended March 31, 1998 the Issuer had costs of sales of $3,691,838 on sales of $6,749,773 for a gross profit before depreciation of $3,057,935. Net Loss for the nine months ended March 31, 1998 was
$4,337,707 or $0.33 per Share. In the fiscal year ended June 30, 1997 the Issuer had costs of sales of $2,637,315 on sales of $4,905,401 for a gross profit before depreciation of $2,268,086. In the fiscal year ended June 30, 1996 the Issuer had costs of sales of $291,319 on sales of $556,105 for a gross profit before depreciation of $264,786. As at March 31, 1998 the Issuer had working capital of $4,246,426, which sum excludes the net proceeds of $6,371,938 received on closing of the CD Private Placement. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

<PAE>

MANAGEMENT:

Unless otherwise noted below, the positions held by the following members of management are positions with the Issuer:

Mahmood (Mac) Jamshidi Shahsavar        President, Chief Executive Officer,
                                        Director and Promoter
Jack Tapper                             Vice-President and Chief Financial
                                        Officer
Reginald Adrian Ebbeling                Chairman of the Board and Director
Morteza Seyed Torabian                  Executive Vice-President, Director
                                        and Promoter
Alice Elaine Affleck                    Secretary-Treasurer and Director
Robert Alexander Jackson                Executive Vice-President and
                                        Director
Janice Marie Shahsavar                  Vice-President, Human Resources
Gordon John Farrimond                   Vice-President, Sales and Marketing
                                        and Director
John Ryrie Stone                        Vice-President, Mertex and Mertex
                                        Plus Surgical Division
Darrell Wayne Van Dyke                  Vice-President of NHMC US
Duane Jorgenson                         President, National Healthcare
Logistics Joe Smith                     Chief Executive Officer, National
                                        Healthcare Logistics

(See "Business of the Issuer - Management".)

RISK FACTORS:

Investment in the securities offered under this Prospectus must be considered highly speculative due to the nature of the Issuer's business and its present stage of development. Specific risk factors to be considered include, but are not limited to, the following:

(1) The market for the Issuer's products is highly competitive and subject to increasing competition based on price. The Issuer has a limited operating history and existing competitors may have greater financial and managerial resources, operating histories and name recognition. There is no assurance that the Issuer will be able to adapt to evolving markets and technologies, develop new products, achieve and maintain technological advances or maintain a unit selling price competitive with other products. (See "Business of the Issuer - Market and Competition".)

(2) The Issuer's operations currently rely upon the two computerized form-fill seal units and two robotic units for the assembly and packaging of its product.

(3) Receipt of the balance of the government financial assistance, and repayment of the total amounts received, as disclosed under the heading "Business of the Issuer - Summary and Analysis of Operations", are subject to certain conditions.

(4) The Issuer is subject to government regulations in the jurisdictions in which it distributes its products. Future changes in such regulations may have an adverse impact on the operations of the Issuer.

(5) Purchasers of the Special Warrants will suffer material dilution. (See "Share and Loan Capital -Fully Diluted Share Capital".)

(6) Neither the Issuer nor Excelco has filed an application for patent protection relating to the Robotic Technology.

(7) The  Issuer  is  dependent upon the personal efforts and commitment  of
    its  management  team.   The  loss of senior management  personnel  may
    adversely affect the Issuer.

(8) The Issuer's business may be affected by other factors beyond its control, such as economic recessions and adverse fluctuations in foreign exchange rates.

(9) The Issuer has not paid dividends in the past and does not anticipate paying dividends in the near future. The MG Agreement and the WEDD Agreement place certain restrictions on the payment of dividends by the Issuer. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

(10)Certain of the Issuer's directors and officers may serve as directors or officers of, or have shareholdings in, other companies and, to the extent that such other companies may compete with the Issuer, conflicts of interests may arise which may be harmful to the interests of the Issuer. (See "Directors, Officers and Promoters - Related Party Transactions".)

(11)The Issuer's business utilizes a new technology that is being developed for the purpose of the Issuer's business. Accordingly, the Issuer is subject to risks associated with start-up companies, including start-up losses, uncertainty of revenues, markets and profitability and the necessity of additional funding. In addition, the technology acquired by the Issuer and being developed by the Issuer has not yet been proven in a production environment on an ongoing basis.

(12)The evolving nature of the healthcare industry in North America in terms of cost containment is leading to changing purchasing practices amongst purchasers at various institutions. This change in purchasing environment (i.e. towards a more centralized buying approach) may put additional pressure on the Issuer to compete on a price basis in order to achieve adequate market penetration and maintain customer loyalty. There can be no assurances that the Issuer will be able to implement its business strategy with its current pricing structure.

GLOSSARY OF TERMS

Except as otherwise defined, the following terms, when used herein, shall have the following meanings:


"B.C. Act"                              the    Securities   Act    (British
                                        Columbia).

"CD Shares"                             the   Shares  to  be  issued   upon
                                        conversion or deemed conversion  of
                                        the Convertible Debentures.

"CN Private Placement"                  the   private  placement   of   the
                                        Convertible Notes issued October 1,
                                        1997  pursuant  to  the  Securities
                                        Purchase Agreements.

"CN Warrants"                           the  share purchase warrants to  be
                                        issued,  pursuant to the terms  and
                                        provisions of the Convertible Notes
                                        and   Debenture  Certificate,  upon
                                        conversion or deemed conversion  of
                                        the  Convertible Notes, which  were
                                        issued on October 1, 1997.

"CN Warrant Shares"                     250,000  Shares to be  issued  upon
                                        the  exercise  of the  CN  Warrants
                                        issued on October 1, 1997.

"CD Private Placement"                  the   private  placement   of   the
                                        Convertible Debentures issued March
                                        31,    1998   pursuant    to    the
                                        Convertible   Debenture    Purchase
                                        Agreement

"CD Warrants"                           the  share purchase warrants issued
                                        pursuant  to  the  terms   of   the
                                        Debenture Purchase Agreement  dated
                                        March 31, 1998.

"CD Warrant Shares"                     337,500  Shares to be  issued  upon
                                        the  exercise  of the  CD  Warrants
                                        issued on March 31, 1998.

"Commissions"                           jointly,   the   British   Columbia
                                        Securities   Commission   and   the
                                        Manitoba Securities Commission, the
                                        Securities and Exchange Commission.

"Convertible Debentures"                the      convertible     debentures
                                        issuable, pursuant to the terms and
                                        conditions   of   the   Convertible
                                        Debenture Purchase Agreement.

"Convertible Debenture Purchase Agreement"     the   Convertible  Debenture
                                        Purchase Agreement dated March  31,
                                        1998,  between the Issuer  and  the
                                        investors  in  respect  of  the  CD
                                        Private Placement.

"Convertible Notes"                     the  US$5,000,000 convertible  note
                                        previously  issued  under  the   CN
                                        Private Placement, which notes  are
                                        convertible,   for  no   additional
                                        consideration,   into   convertible
                                        debentures and CN Warrants.

"Debenture Conversion Period"           commences  on  the  Original  Issue
                                        Date.

"Debenture Maturity Date"               March  31, 2000, the maturity  date
                                        of the Convertible Debentures dated
                                        March 31, 1998.

"Distributed Securities"                collectively, the securities  being
                                        qualified  for  distribution  under
                                        this  Prospectus,  namely,  the  CD
                                        Shares,  and the CD Warrants.

"Exchange"                              the Vancouver Stock Exchange.

"Finder"                                CDC Consulting, Inc.

"Importex Warrant"                      the   warrant  issued  to  Importex
                                        Corporation   pursuant    to    the
                                        Importex  Assignment entitling  the
                                        holder  to purchase 150,000  Shares
                                        at  a  price of $6.90 per Share  in
                                        the  first year and at a  price  of
                                        $7.94 per Share in the second year,
                                        expiring on February 3, 1999.  (See
                                        "Business   of   the    Issuer    -
                                        Acquisitions  and  Dispositions   -
                                        Textile     Rights    -    Importex
                                        Corporation".)

"Importex Warrant Shares"               150,000   Shares   issuable    upon
                                        exercise of the Importex Warrant.

"July/96 Warrants"                      warrants  previously  issued   upon
                                        exercise or deemed exercise of  the
                                        July/96 Special Warrants.

"July/96 Warrant Shares"                905,000   shares   issuable    upon
                                        exercise of the July/96 Warrants.

"NASDAQ"                                National  Association of Securities
                                        Dealers Automated Quotation system.

"NCP"                                        National Care Products Ltd., a
                                        private  Manitoba company of  which
                                        the  Issuer owns 100% of the issued
                                        and outstanding shares.

"NHLC" National Healthcare Logistics, LLC, a Limited Liability Company, being a private Nevada company of which the Issuer owns 50% of the issued and outstanding voting shares.

"NHMC US"                               National  Healthcare  Manufacturing
                                        Corporation,   U.S.,   a    private
                                        Delaware  company,  of  which   the
                                        Issuer owns 100% of the issued  and
                                        outstanding shares.

"PP Shares"                             collectively, the SW Shares and the
                                        Agent's Shares.


"PP Warrants"                           collectively, the SW  Warrants  and
                                        the Agent's Warrants.



"Registration Statement"                the  registration statement  to  be
                                        filed  under the Securities Act  of
                                        1933  (United States) in connection
                                        with   the  conversion  or   deemed
                                        conversion   of   the   Convertible
                                        Debentures.

"SW Agency Agreement"                   the   agency  agreement  dated  for
                                        reference December 5, 1996, between
                                        the Issuer and the Agent in respect
                                        of the SW Private Placement.

"SW Private Placement"                  the   private  placement   of   the
                                        Special Warrants issued January  8,
                                        1997   pursuant   to   the   Agency
                                        Agreement.

"SW Qualification Deadline"             May 8, 1997.

"SW Shares"                             1,509,000 Shares to be issued  upon
                                        exercise of the Special Warrants.

"SW Units"                              1,509,000 units of the Issuer, each
                                        consisting of one SW Share and  one
                                        SW  Warrant  to  be issued  without
                                        additional   payment    upon    the
                                        exercise of the Special Warrants.

"SW Warrants"                           1,600,000  non-transferable   share
                                        purchase warrants of the Issuer  to
                                        be  issued  upon  exercise  of  the
                                        Special  Warrants,  each  entitling
                                        the  holder  to  purchase  one   SW
                                        Warrant  Share at a price of  $7.00
                                        per  SW  Warrant Share on or before
                                        the SW Warrant Expiry Date.

"SW Warrant Expiry Date"                July 8, 1998.

"SW Warrant Indenture"                  the  agreement among the Issuer and
                                        the Trustee, dated January 8, 1997,
                                        which  provides for the  terms  and
                                        conditions    of   the    creation,
                                        issuance  and exercise  of  the  SW
                                        Warrants.

"SW Warrant Share"                      the  1,600,000 Shares which may  be
                                        acquired  upon exercise of  the  SW
                                        Warrants.

"Securities Purchase Agreement"         the  securities purchase agreements
                                        dated October 1, 1997, between  the
                                        Issuer and the investors in respect
                                        of the CN Private Placement.

"Shares"                                the  Class  A  shares  without  par
                                        value  in the capital stock of  the
                                        Issuer.

"Special Warrants"                      1,600,000 special warrants  of  the
                                        Issuer previously issued under  the
                                        SW    Private    Placement,    each
                                        entitling  the holder  to  acquire,
                                        for  no  additional  consideration,
                                        one SW Unit.

"Special Warrant Expiry Date"           the  earlier  of:  (a)  January  9,
                                        1998 and (b) the third business day
                                        after the day on which the last  of
                                        the Receipts for this Prospectus is
                                        issued by the Commissions.

"Special Warrant Indenture"             the  agreement among the Issuer and
                                        the  Trustee which provides for the
                                        terms   and   conditions   of   the
                                        creation, issuance and exercise  of
                                        the Special Warrants.

"Trustee"                               Pacific Corporate Trust Company, of
                                        Vancouver, British Columbia.

"Units"                                 jointly,  the  SW  Units  and   the
                                        Agent's Units.

THE ISSUER

The Issuer was incorporated on August 23, 1993 under The Corporations Act (Manitoba) by registration of its Articles of Incorporation. The address of the head office of the Issuer is 251 Saulteaux Crescent, Winnipeg, Manitoba, R3J 3C7, and the address of the registered office of the Issuer is 30th Floor Commodity Exchange Tower, 360 Main Street, Winnipeg, Manitoba, R3C 4G1. The Issuer was extra-provincially registered in the Province of British Columbia on December 9, 1994.

The Issuer is a reporting issuer in the Provinces of British Columbia and Manitoba and with the Securities and Exchange Commission. The Issuer's
Shares have been listed for trading on the senior board of the Exchange since January 15, 1996 under the trading symbol "NHM". The Shares have also been quoted on the Small Capital Market of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") since August 14, 1996 under the symbol "NHMCF".

The Issuer owns 100% of the issued and outstanding shares of National Healthcare Manufacturing Corporation, U.S. ("NHMC US"), a private company incorporated on October 25, 1994 under the Business Corporations Act (Delaware). NHMC US was established for the purpose of entering into certain lease arrangements (see "Business of the Issuer - Operations - Equipment") and to carry on the medical products packaging operations of the Issuer in the U.S. (see "Business of the Issuer - Operations - General").

The Issuer owns 100% of the issued and outstanding shares of Associated Healthcare Sales Ltd. ("AH Sales"), a private company incorporated on October 4, 1994 under The Corporations Act (Manitoba). AH Sales is a non-operating subsidiary of the Issuer.

The Issuer owns 100% of the issued and outstanding shares of National Care Products Ltd. ("NCP"), a private company incorporated on May 6, 1996 under The Corporations Act (Manitoba). NCP operates the business previously operated by Arjo Canada Inc. as its Liquid Division (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.").

The Issuer owns 100% of the issued and outstanding shares of Medi Guard Inc. ("Medi Guard"), a private company incorporated on May 30, 1996 under the Business Corporations Act Ontario. Medi Guard is Canada's leading manufacturer of single use cellulose based products for the physician office and diagnostic imaging clinic segments of the health care market. The company also markets a complete line of single use hygiene products for the travel industry. (see "Business of the Issuer - Acquisitions and Dispositions - Medi Guard Inc.").

The Issuer owns 50% of the issued and outstanding voting shares of National Healthcare Logistics, LLC, a Limited Liability Company ("NHLC"), a private company incorporated on March 26, 1997 under the Nevada Limited Liability Company Act. The remaining 50% of NHLC's voting shares is owned by Joe Smith and Duane Jorgenson, each as to 25%. NHLC was established to offer material management and alternative distribution channels to integrated hospital groups in the U.S.

The Issuer will own, upon completion of the acquisition, 100% of Budva International, LLC, a Missouri limited liability company ("Budva"), a leading manufacturer of disposable plastic products for the health care industry. (see "Business of the Issuer - Acquisitions and Dispositions - Budva International LLC").

BUSINESS OF THE ISSUER

Description of Business and General Development
The Issuer is an automated medical products manufacturer, whose principal business is the assembly and packaging of disposable kits and trays for medical and surgical procedures, such as patient care trays, custom procedure kits, diagnostic trays and homecare kits (see the subheading "Products"). The market for the Issuer's products is comprised of users of medical and surgical device products such as hospitals, outpatient surgery centers, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer has marketed its kit and tray products to various healthcare facilities throughout North America, through an independent sales team and independent distributors. (See the subheading "Market and Competition".)

Prior to the use of custom procedure kits, a healthcare facility would order from a number of sources and maintain a substantial inventory of each individual sterile product used in the procedures performed at that facility. Each surgical procedure would require a lengthy set-up time in which all products required for the surgical procedure would be manually selected and organized by hospital staff. In addition to placing demands on hospital personnel, this procedure had a greater risk of product contamination and waste. Custom procedure kits increase efficiency and productivity by consolidating the products used in a given surgical procedure into a single package. Pre-assembled kits eliminate the opening of many different packages of sterile materials and reduce the risk of contamination. They also reduce the demand on hospital personnel and facilities associated with the ordering and maintaining of inventory. Custom procedure kits are particularly beneficial to facilities that have limited storage space and limited investment in infrastructure and personnel. In addition, the use of custom procedure kits allow for easier identification of costs associated with specific procedures.

The Issuer acquired the Liquid Division of Arjo Canada Inc. ("Arjo") which manufactures liquid medical products, such as disinfectants, shampoos and skin creams, that add to the Issuer's range of products (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.") The Issuer has also acquired the on-going business and certain assets of Huntington Laboratories Gam-Med Division, Inc. which packages antimicrobial products in patented disposable plastic dispensers. (See "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.")

National Healthcare Logistics, LLC, a Limited Liability Company ("NHLC") was created in April 1997 by the Issuer as an equal partner with two well-respected U.S. authorities in materials management and medical distribution systems. The Issuer owns 150 Class A voting shares of NHLC purchased at a price of US$1.00 each and 833.3 Class C preferred non-voting shares of NHLC purchased at a price of US$1,500 each. The Issuer intends to contribute additional share capital to purchase a further 166.7 Class C preferred shares of NHLC. NHLC is in the service business managing the purchasing and distribution activities for multiple numbers of hospitals utilizing a "hub and spoke" distribution system. The hub and spoke distribution system is the state of the art in supply chain management for integrating hospital systems. This concept has been developed by Duane Jorgenson, one of the principals of NHLC, who is a highly regarded authority in material management logistics. Mr. Jorgenson has also developed and implemented a number of stockless inventory systems for hospitals throughout the U.S. The formation of NHLC provides the Issuer with an entry to "alternative" distribution channels, the fastest growing segment of the medical products distribution market. This directly benefits the Issuer and its subsidiaries by providing them with an excellent opportunity to market their products directly to end user hospitals through hub and spoke distribution systems managed by NHLC. In August 1997, NHLC entered into a 10-year agreement with Sysco Corporation, through which NHLC will bring in supply management contracts for various integrated hospital systems, based on hub and spoke distribution, while Sysco Corporation will provide the capital for setting up the hubs and provide inventory and distribution. In May 1998, NHLC announced that it had signed a letter of Intent to establish and manage a second hub and spoke distribution center for an integrated hospital system.

The Issuer has acquired all of the issued and outstanding shares of Medi Guard which manufactures single use cellulose based products for the physician office and diagnostic imaging clinic segments of the health care market. The company also markets a complete line of single use hygiene products for the travel industry. The Issuer has also acquired all of the issued and outstanding shares of Budva which manufacturers disposable plastic products for the health care industry.

The Issuer markets all its products to hospitals, long term care facilities and homecare providers in Canada through independent distributors. The Issuer uses an independent sales team and its interest in NHLC to market its products in the U.S. Through its 50% interest in the recently founded NHLC, a medical products purchasing and distribution company, the Issuer is further establishing its U.S. market presence. Also, as part of its marketing strategy, the Issuer intends to introduce the "NCP" (standing for "National Care Products") brand name.

The Issuer was inactive from incorporation until June 1994 when it began raising capital for the acquisition and modification of its Winnipeg facility for the packaging of medical supplies for the healthcare industry. To date, the Issuer has accomplished the following:

* in October 1994, secured in excess of $10 million in lease financing for three robotic multi-component packaging assembly lines (see "Business of the Issuer - Operations - Equipment");

* in November and December 1994 entered into agreements with both the Government of Manitoba and Government of Canada for financial
     assistance  of  up  to  $4,611,852  (certain  conditions  apply,   see
     "Business   of  the  Issuer  -  Summary  and  Analysis  of   Financial
     Operations");

* in December 1994, acquired a 71,000 square foot manufacturing plant sited on approximately 3.396 acres of land (the "Property") located in Winnipeg, Manitoba (see "Business of the Issuer - Acquisitions and Dispositions - Property");

* modified the Winnipeg manufacturing plant and upgraded its utility systems to meet production requirements;

* purchased the necessary machinery and warehousing equipment to meet operation requirements (see "Business of the Issuer - Operations - Production Line Assembly Equipment");

* in May 1995, acquired the exclusive North American and European licenses to use certain robotic technology to assemble, package and market trays, packs and custom procedure kits in the Continental U.S.A. and Canada (see "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement");

* in July 1995 officially opened its Winnipeg manufacturing facility and in September 1995 shipped its first order of kits and trays for sterilization.

* obtained a listing as a 'senior board company' on the Vancouver Stock Exchange on January 15, 1996;

* obtained U.S. Food and Drug Administration ("FDA") designation of the Issuer's Winnipeg manufacturing facility as a 'Class 10,000 clean room', (see "Business of the Issuer - Operations - Regulatory Process");

* obtained registration of its Shares in the U.S. with the Securities and Exchange Commission;

* in August 1996, commenced trading on the NASDAQ Small Cap Market, under symbol NHMCF;

* in September 1996, completed an upgrade to its robotic packaging technology and developed new feeder assemblies for the placement of various medical tray and kit components;

* in September 1996, acquired the Liquid Division of Arjo Canada Inc. (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.");

*    in January 1997, completed the SW Private Placement;

* in February 1997, acquired the on-going business and certain assets of Huntington Laboratories Gam-Med Division, Inc., including a 15,253 square foot manufacturing facility located in Antioch, Illinois, U.S.A. (see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.");

* in March 1997, co-founded NHLC, a private Nevada company established to manage the purchasing and distribution of medical products, including those of the Issuer, to hospital groups in the U.S.;

* in August 1997, through its 50% interest in NHLC, entered into a 10-year agreement with Sysco Corporation to provide material distribution to integrated hospital systems (see "Business of the Issuer - Acquisitions and Dispositions - National Healthcare Logistics, LLC";

* in September 1997, completed the acquisition of certain textile rights from Importex (see "Business of the Issuer - Acquisitions and Dispositions - Textile Rights - Importex Corporation");

*    in October 1997, completed the CN Private Placement;

* effective November 1997, acquired all of the issued and outstanding shares of Medi Guard;

*    in March 1998, completed the CD Private Placement; and

* effective April 1998, acquired all of the issued and outstanding shares of Budva.

Summary and Analysis of Financial Operations

The following is a summary of the Issuer's financial operations during the last two financial years. (For particulars, see the Financial Statements attached to this Prospectus.)

                                                     Year Ended  Year Ended
                                                      June 30,    June 30,
                                                        1997        1996
Sales                                                          $          $
Other Revenue                                          4,905,401    556,105
Gross Profit Before Depreciation                         166,196     51,339
                                                       2,268,086    264,786
Cost of Sales                                          2,637,315    291,319
Research and Development Expenses                            Nil        Nil
Sales and Marketing Expenses                           2,205,375    185,082
General and Administrative Expenses                    2,219,207  1,703,270
Depreciation                                           1,576,975  1,188,053
Interest on Long-Term Debt                               415,035    409,258
Other                                                     56,026     42,208
Net Loss                                               4,248,043  3,211,746
Working Capital (Deficiency)                           5,456,000  (926,575)
Investment in National Healthcare
 Logistics, LLC                                          490,772        Nil
Property, Plant and Equipment Used
 in Operations                                         7,698,374  6,916,680
Assets under Development                               9,868,849  8,924,389
Deferred Foreign Exchange Gain                            54,128    204,073
Other Intangibles                                            Nil        Nil
Long Term Liabilities (excluding                      10,377,081 10,113,610
 deferred foreign exchange gain)
Shareholders' Equity
  Dollar Amount of Share Capital                       9,318,163  8,677,351
  Number of Shares                                    11,070,415 10,753,290
      Dollar Amount of Warrants                       12,093,206        Nil
  Deficit                                             (8,328,583)(4,080,540)

There are 15,821,903 Shares issued and outstanding as of March 31, 1998, of which 1,180,000 are performance shares releasable from escrow at the rate of one share for each $0.09 of cumulative cash flow generated from operations.

                                                  Year Ended   Year Ended
                                                   June 30,     June 30,
                                                     1997         1996
  Sales to customers outside Canada               2,482,035       384,888
  Sales to customers inside Canada                2,423,366       171,217
  Gross Profit Before Depreciation on Total       2,268,086       264,786
  Sales

While sales volumes increased from 1996 to 1997, gross profit before depreciation percentages of 47.6% for 1996 and 46.2% for 1997 remained relatively the same.

Year Ended June 30, 1997

For the year ended June 30, 1997, the Issuer had cost of sales of $2,637,315 on sales of $4,905,401. Gross profit before depreciation for the year ended June 30, 1997 was $2,268,086. The Issuer recorded depreciation and amortization of property, plant and equipment of $1,576,975 and interest on long term debt of $415,035. These amounts were expensed, as the Issuer was past the start-up stage and capable of production. The Issuer also experienced a significant increase in selling, distribution and administrative expenses which totalled $4,424,582. The increase was due to increased activity in sales and marketing, the expenses associated with investigating potential acquisitions, and the expenses associated with the acquisition of the liquid division of Arjo Canada Inc. Sales increased from $556,105 for 1996 to $4,905,401 for 1997, due to increased sales and marketing activity and the addition of liquid and antimicrobial products to the Issuer's product line.

On July 31, 1996, 905,000 special warrants were issued by the Issuer for a subscription price of $3.00 each for gross proceeds of $2,715,000. After deduction of the Agent's commission of $190,050 in respect of this private placement, the Issuer received net proceeds of $2,524,950.

On January 8, 1997, 1,600,000 Special Warrants were issued by the Issuer for a subscription price of $6.00 each for proceeds of $9,600,000. There was no cash commission payable on the SW Private Placement, however, as commission the Agent was issued Agent's Special Warrants (see "Details of the Offering - SW Private Placement").

The long term liabilities of the Issuer as at June 30, 1997 included obligations under capital leases of $5,504,985.

(For additional information on leased equipment, see "Business of the Issuer - Operations - Equipment" and the Financial Statements appended hereto.) As at June 30, 1997, inventories were valued at $2,850,012. The
Issuer's working capital was $5,456,000 and its asset base exceeded $27 million. The net loss for the year ended June 30, 1997 was $4,248,043.

Year Ended June 30, 1996

For the year ended June 30, 1996, the Issuer had cost of sales of $291,319 on sales of $556,105. Gross profit before depreciation for the year ended June 30, 1996 was $264,786. The Issuer recorded depreciation and amortization of property, plant and equipment of $1,188,053 and interest on long term debt of $409,258. These amounts were expensed as the Issuer was past the start-up stage and capable of production. The Issuer also experienced a significant increase in selling, distribution and administrative expenses which totaled $1,888,352, including advertising expenses of $185,082. The increase was due to increased activity in sales and marketing, the expenses associated with investigating potential acquisitions, and the expenses associated with the acquisition of the liquid division of Arjo Canada Inc. which closed subsequent to this period.

General and administrative expenses included $328,019 in consulting fees, $149,384 in business and property taxes, and $540,927 in wages and employee benefits.

The long term liabilities of the Issuer as at June 30, 1996 included obligations under capital leases of $7,223,699. As at June 30, 1996, inventory was valued at $507,203. The Issuer's working capital deficiency was $926,575 and its asset base exceeded $17,500,000. The net loss for the year ended June 30, 1996 was $3,211,746.

Liquidity

Historically, the Issuer has relied on debt and equity financing to develop and operate its business. On a prospective basis, the Issuer has not yet achieved profitable operations and must continue to rely upon funding through further private and public equity financings and by drawing upon funds available under the MG Agreement and the WEDD Agreement (as hereinafter defined). (For further information relating to the MG Agreement and the WEDD Agreement, see subheading "Financial Assistance" following.)

Prior to the initial public offering of the Issuer's Shares under its prospectus bearing an effective date of November 30, 1995 (the "IPO Prospectus"), liquidity was dependent upon cash invested by principals of the Issuer and private investors. Additional funds were provided by shareholder  loans  and  funds  advanced  from  the  Manitoba  and  Federal
Governments pursuant to the MG Agreement and WEDD Agreement. In December 1995, the Issuer received net proceeds of approximately $1,800,000 from the IPO Prospectus offering. As at June 30, 1997, the Issuer had received a total of $1,613,146 under the MG Agreement and $1,654,180 under the WEDD Agreement. Although these sources of funding were adequate for its initial start-up expenses, the Issuer required additional funding from further private equity financings in order to pursue its acquisition plans and implement a sales and marketing program in Canada and the United States. To that end, during its year ended June 30, 1997, the Issuer completed the SW Private Placement, raising proceeds of $9,600,000 and, on October 1, 1997, closed the CN Private Placement, raising net proceeds of $6,543,600. On March 31, 1998, the Issuer completed the CD Private Placement, raising net proceeds of US$6,412,500. The Issuer will continue to require additional funds, through private or public equity financings, in order to maintain its objective of rapid growth.

Financial Assistance

Manitoba Government

By agreement dated November 24, 1994, as amended September 21, 1995 and November 14, 1995 (the "MG Agreement"), the Department of Industry Trade and Tourism of the Manitoba Government, through its Crown Corporation and agent, Manitoba Development Corporation ("MDC") agreed to provide the
Issuer with financial assistance equal to the lesser of $2,674,000 or 33% of the costs excluding G.S.T. incurred and paid for the land and buildings purchased, building improvements made, and equipment purchased at arms length, all respecting the Issuer's production of automated packaged medical and surgical devices, kits and procedural trays for the medical and healthcare market (the "Eligible Project Costs"). The Issuer met conditions sufficient for it to obtain a maximum of $2,174,000 of financial assistance (the "MG Loan") from MDC.

The MG Agreement requires the creation and maintenance of a certain number of jobs over a four-year period, starting in 1995, as follows:


          Calendar Year           Number of New Jobs      Number of Jobs
                                    Required to be        Required to be
                                        Created             Maintained
              1995                         5                    5

              1996                        23                    28

              1997                        18                    46

              1998                         3                    49

During calendar 1999 and until the MG Loan is repaid in full, the Issuer is required to maintain the number of jobs required to be maintained for calendar 1998. The Issuer has created and maintained the requisite number of jobs and currently employs 84 full-time employees.

The MG Loan is secured with a first-fixed charge against land, buildings and certain equipment and certain second fixed charges, and will be subject to interest (both before and after maturity) at a rate, compounded monthly, equivalent to that being charged by the Province of Manitoba to its Crown corporations for borrowings amortized over a ten year period. The MG Loan is to be repaid as follows:

(a) six consecutive monthly payments of $30,000 from May 5, 1999 through October 5, 1999; and

(b) the remaining principal payments must be made by way of 48 equal consecutive monthly payments of $51,958.33 from November 5, 1999 up to and including October 5, 2003.

In addition, a maximum 42 months' relief on interest has been granted to the Issuer, subject to the Issuer providing a certain number of jobs per year, as stated in the above table, until the MG Loan has been repaid. However, the MG Agreement also provides for the acceleration of interest and principal in the event the Issuer fails to provide the above stated number of jobs per year. The accelerated payments shall be calculated proportionally to the shortfall in jobs for a specific year. The MG Loan is also repayable on demand in the event of default by the Issuer under any of the security agreements.

The Issuer received a total draw down pursuant to the MG Agreement in the amount of $2,174,000 (of the $2,674,000 originally available to the Issuer). Prior to advance of the final $500,000 of the possible maximum of $2,674,000 from MDC, the Issuer was to achieve sales of $2,093,000 during the 12 months ended June 30, 1996 and $16,884,000 during the 12 months ended June 30, 1997. As such sales targets were not achieved, the Issuer did not receive the final $500,000 from MDC.

The MG Agreement also places certain limitations on the payment of dividends by the Issuer, including that the Issuer not pay any dividends until October 5, 1998.

Pursuant to the MG Agreement, the following supporting documentation, all dated September 5, 1995, was delivered by the Issuer to MDC:

 (a) Real Property Mortgage and Security Agreement

     The Issuer has granted to MDC a mortgage (the "Real Property Mortgage") on the Property. Pursuant to an agreement (the "Security Agreement"), the Issuer also granted to MDC a first security interest in certain lands, buildings and equipment, and a second security interest in receivables and inventory of the Issuer.

(b)  Assignment/Postponement of Shareholder Loans Agreement

     Pursuant to an agreement (the "Assignment/Postponement of Shareholder Loans Agreement") among the Issuer, Excelco Systems Inc. ("Excelco"), Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, it was agreed that during the term of the MG Loan:

     (i) neither Mahmood (Mac) Shahsavar nor Janice Shahsavar would sell, transfer, assign or otherwise dispose of their respective incentive stock options (see "Options and Other Rights to Purchase Securities"),

     (ii) neither Mahmood (Mac) Shahsavar nor Janice Shahsavar would sell, transfer, assign or otherwise dispose of any Shares acquired pursuant to an exercise of their respective incentive stock options or acquired upon the release of shares from escrow (as disclosed under the heading "Performance Shares"), and

     (iii) the Issuer would not make any payments to Excelco or to any other shareholders of the Issuer on account of any loans advanced by them to the Issuer,

     without the prior written consent of MDC.

(c)  Equity Undertaking Agreement

     Pursuant to an agreement (the "Equity Undertaking Agreement") with Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as amended October 8, 1996, the Issuer agreed that during the term of the MG Loan it would:

     (i) not repay any debts or liabilities owing to persons other than MDC, except for debts and liabilities owing to Her Majesty The Queen in Right of Canada under the WEDD Agreement and accounts payable incurred by the Issuer in the ordinary course of business; and

     (ii) not issue any new shares or create any new class of shares, and will not merge with any other entity, without first notifying MDC.

(d)  Lease and Credit Undertaking Agreement

     An agreement (the "Lease and Credit Undertaking Agreement") among the Issuer, Excelco and MDC, whereby Excelco has agreed and undertaken that, in the event the Issuer is unable or unwilling to meet any or all of its obligations to the lessors under the Lease Agreements (as disclosed under the heading "Business of the Issuer - Operations"), Excelco shall advance such funds to the Issuer or the lessors directly as are required to fulfil such obligations. Should the Issuer be in default or fail to comply with any term of the Lease Agreements, MDC has the right, but not the obligation, to assume the obligations of the Issuer under the Lease Agreements.

 (e) Excelco Guarantee

     An agreement (the "Excelco Guarantee") among the Issuer, Excelco and MDC, whereby Excelco has agreed to guarantee the repayment of the loan by the Issuer to MDC.

Federal Government

By agreement dated December 5, 1994 (the "WEDD Agreement"), entered into with the Government of Canada's Western Economic Diversification Program ("WEDP"), the Issuer received approval for non-interest bearing, subordinated financial assistance in the aggregate amount of $1,937,852. To date, $1,804,835 has been received under the WEDD Agreement, leaving a balance of $133,017 available to be paid and expected to be drawn down prior to June 1998.

Repayment of the loan, assuming the full amount of $1,937,852 is drawn down, will be made by quarterly payments commencing September 1, 1998 and ending September 1, 2000, as follows:

     September 1, 1998                  $100,000
     December 1, 1998                   $180,000
     March 1, 1999                      $180,000
     June 1, 1999                       $210,000
     September 1, 1999                  $210,000
     December 1, 1999                   $290,000
     March 1, 2000                      $290,000
     June 1, 2000                       $290,000
     September 1, 2000                  $187,852

The WEDD Agreement prohibits the Issuer from paying dividends without the prior written approval of the WEDP until the WEDD loan is repaid in full. The loan is also repayable on demand upon default by the Issuer of a term or condition of the WEDD Agreement, including bankruptcy, insolvency or winding-up of the Issuer or failure to operate in Western Canada until the WEDD loan has been repaid in full.

Copies of the MG Agreement, WEDD Agreement, Real Property Mortgage and Security Agreement, Assignment/Postponement of Shareholder Loans Agreement, Equity Undertaking Agreement, Lease and Credit Undertaking Agreement, and Guarantee Agreement are available for inspection as specified under the heading "Material Contracts".

Stated Business Objectives

The primary objectives of the Issuer are:

*    to develop and exploit the markets of Europe, Asia and South America;

*    to acquire additional automated robotic units; and

* to distribute its surgical gowns, on a lease basis, through joint venture arrangements with distributors.


Milestones

The significant events that must occur for the business objectives of the Issuer to be accomplished, and the specific time periods in which each event is expected to occur and the estimated costs related to each event are as follows:

                 Significant Event                    Time     Related Cost
                                                     Period
Satisfy ISO (International Standards               1 year       nominal
  Organization) that ISO 9000 Series
  certification standards are met by Issuer

Hire key individual to develop and exploit         1 year       $45,000
  markets in Asia, South America and Europe                      per annum

  Structure additional equity financing to           12-18      $6,000,000
  acquire additional robotic packaging units         months

  Enter into joint venture arrangements with         12-18      $1,500,000
  distributors to distribute the Issuer's            months         to
  surgical gowns on a lease basis                               $2,000,000
                                                                    for
                                                                  initial
                                                                 inventory

Acquisitions and Dispositions

Property

Pursuant to an arms'-length agreement dated December 15, 1994, as amended April 20, 1995 (the "Property Agreement"), the Issuer acquired from Otto Bock Orthopaedic Industry of Canada ("Otto Bock") its Winnipeg manufacturing plant, together with equipment located thereon, located at 251 Saulteaux Crescent, Winnipeg, Manitoba (the "Property"). The Property consists of a one storey manufacturing building together with a two storey office portion, altogether comprising a total building area in excess of 71,000 square feet sited on a land area of approximately 147,930 square feet (3.396 acres).

The consideration paid by the Issuer to Otto Bock was $1,400,000 cash together with 200,000 Shares issued at a deemed price of $1.75 per share, for a total purchase price of $1,750,000. The Issuer also incurred additional costs in the approximate amount of $40,000 in transfer taxes and legal fees associated with this transaction.

Robotic Technology License

By agreement dated May 30, 1995 (the "Robotic Technology License Agreement"), as amended, Excelco Systems Inc. ("Excelco") granted to the Issuer the exclusive right and license (the "Licensed Rights") to use the robotic technology (the "Robotic Technology") to manufacture and package surgical custom procedure trays and kits, and to sell products to healthcare institutions in Canada, Mexico and the U.S. The Robotic Technology License Agreement is for an initial term of ten years, with an automatic renewal for consecutive ten-year terms thereafter.

Janice Shahsavar, the Vice-President Human Resources of the Issuer, owns 100% of the issued shares of Excelco. In addition, Mac Shahsavar, the President, Chief Executive Officer, Promoter and a Director of the Issuer, is also the President and Chief Executive Officer of Excelco. At the time of entering into the Robotic Technology License Agreement, Seyed Torabian, the Executive Vice-President and a Director of the Issuer, owned 5.78% of the issued shares of Excelco.

The Issuer agreed to purchase all automated machinery from Excelco, subject to the terms and conditions of an agreement dated October 21, 1994 (the "Selectronics Agreement") entered into between Excelco and Selectronics Robotics & Automation Inc. and Selectronics Brokerage, Inc. (jointly, "Selectronics"), the manufacturer of the equipment and machinery. Pursuant to the Selectronics Agreement, which is for a term of 20 years, Excelco has granted to Selectronics the exclusive right to manufacture all machinery and equipment which incorporate the Robotic Technology (the "Products"), and Excelco has agreed to purchase Products only from Selectronics. The Selectronics Agreement provides that the price to be paid for the Products to be supplied by Selectronics to Excelco, or its designate, shall not exceed 25% of the competitive market retail price for the Products. Selectronics and Excelco have agreed to meet annually to negotiate the price of the Products to be supplied. Excelco has agreed to sell the Products under the Selectronics Agreement to the Issuer at cost. (For information relating to the purchase of equipment by the Issuer from Selectronics, see "Business of the Issuer - Operations - Equipment".)

The Robotic Technology License Agreement prohibits the Issuer from sub-licensing the License Rights without first obtaining the consent of Excelco, and then only under certain other conditions which Excelco may impose as to equity ownership of the sub-licensee.

Liquid Division of Arjo Canada Inc.

Pursuant to an agreement dated May 14, 1996 (the "Arjo Agreement") between the Issuer and Arjo Canada Inc. ("Arjo"), Arjo USA Inc. ("Arjo U.S.") and 3485367 Manitoba Ltd. (now known as National Care Products Ltd.) ("NCP"), the Issuer acquired Arjo's Liquid Division by purchasing all the shares of NCP. At the time of purchase, NCP was a wholly owned subsidiary of Arjo. In consideration therefor, the Issuer paid to Arjo the sum of $10 and assumed an unsecured promissory note payable to Arjo in the amount of $896,447, representing payment for certain assets as set forth in the Arjo Agreement. This promissory note was paid in full. The parties negotiated the allocation of the purchase price to be as follows: $262,680 in fixed assets; $633,768 in inventory; and $10 in goodwill, contract assignments, licenses, records and intangibles. Ross Scavuzzo, a director of the Issuer, was the President of Arjo as well as being a director of the Issuer at the date of the Arjo Agreement.

The Arjo Agreement was accepted for filing by the Exchange on August 9, 1996.

Arjo, a wholly owned subsidiary of Getinge Industrict A.B. of Sweden, began operations in 1975. From a manufacturing facility in Winnipeg, Arjo's liquid division produced liquid disinfectant, shampoos, skin care ointments and creams for sale in Canada as well as in the United States and in Europe.
NCP has agreed that, subject only to certain limited circumstances, it shall sell and distribute all of the products it manufactures under its own label, distinct from the Arjo label.

Pursuant to the Arjo Agreement, Arjo and Arjo US have jointly and severally agreed, until August 31, 1999 (the "Purchase Expiry Date"), to purchase disinfectants used for bathtubs and whirlpools, shampoo and body wash liquid soaps, bath oils and ArjosoundJ water conditioners (the "Selected NCP Products") only from NCP, totaling in the aggregate not less than $2,180,000 annually (the "Minimum Purchase"), failing which Arjo agrees to pay annually to NCP an amount equal to the amount by which the Minimum Purchase exceeds the amount of such liquid products actually purchased in a particular year multiplied by the following:

     (a)  33.75% in the first year;
     (b)  20.00% in the second year; and
     (c)  15.00% in the third year;

provided that the Minimum Purchase shall be reduced by an amount, if any, of sales by NCP (directly or through its distributors and/or agents) of the Selected NCP Products not bearing the Arjo label to Arjo's customers in North America. Upon the Purchase Expiry Date, NCP has the right of first refusal to continue to supply the Selected NCP Products to Arjo and Arjo US for an additional two years. No Minimum Purchase shall apply to the extended term.

NCP has agreed to use its best efforts to cause delivery of at least 90% of the Selected NCP Products sold to Arjo and Arjo US within three working days of receipt of an order from Arjo, directly to customers located in the greater Vancouver urban area, Calgary, Edmonton, Saskatoon, Regina, Winnipeg, Hamilton, Toronto, Ottawa, Moncton, and Halifax, and within five working days to any other location in Canada, Aurora, Nebraska, and Chicago, Illinois (the "Delivery Deadlines"). If in any quarter less than 90% of the Selected NCP Products sold to Arjo and Arjo US are delivered within the Delivery Deadlines, then the Minimum Purchase obligations of Arjo and Arjo US shall be reduced during that and the following year by 2% for each 1% drop in delivery performance level below 90% and if, during any two consecutive quarters or during any two of four consecutive quarters, such delivery service levels drop below 80%, then Arjo and Arjo US shall be released from all further purchase obligations. Deficiencies in delivery which are directly attributable to causes which are beyond the control or direct influence of NCP and which are generally applicable to other suppliers of comparable products in North America shall not be counted.

Pursuant to the provisions of the Arjo Agreement, the Issuer and NCP have agreed that they shall not, without the prior written consent of Arjo, until the Purchase Expiry Date, actively solicit sales of shampoos and body wash liquids and bath oils from the specific locations of stated hospitals, nursing homes or healthcare facilities located in North America and serviced by Arjo, in competition with Arjo, or sell to or solicit to the same facilities any water conditioners or disinfectants used only for the purposes of bathtubs or whirlpools. Arjo and Arjo US have agreed that, except as permitted pursuant to the Arjo Agreement, they shall not, or cause anyone to, until the Purchase Expiry Date, sell or solicit sales for skin cream products to anyone, and thereafter, until August 31, 2001, sell or solicit sales for skin cream products to hospitals, anywhere in North America, in competition with the Issuer and NCP, except for skin cream products purchased from NCP.

The principal assets and operations of the Liquid Division are located at the Issuer's manufacturing facility in Winnipeg.

Huntington Laboratories Gam-Med Division, Inc.

By an arms'-length asset purchase agreement dated January 22, 1997 (the "Gam-Med Agreement") among NHMC US, Huntington Laboratories Gam-Med Division, Inc. ("Gam-Med") and Ecolab Inc. ("Ecolab"), the Issuer acquired certain properties, assets, contracts and business of Gam-Med, including land, building, machinery and equipment, accounts receivable, inventory, proprietary patents and on-going business, in consideration of the payment to Gam-Med of US $1,310,165 (the "Purchase Price"), and the assumption by the Issuer of certain contractual obligations of Gam-Med. Gam-Med, a wholly-owned subsidiary of Ecolab (listed on the New York Stock Exchange), is a medical products packager and owns the proprietary right to a fusion moulding process (the "Gam-Med Technology") which has been used to manufacture various patented plastic disposable liquid-dispensing products since 1989. On February 17, 1997, the Exchange approved the Gam-Med Agreement and the acquisition closed on February 20, 1997.

Pursuant to and as part of the Gam-Med Agreement, the Issuer entered into a supply agreement (the "Ecolab Supply Agreement") dated February 20, 1997 between NHMC US and Ecolab whereby NHMC US has committed to purchase a minimum of 500 gallons of Ecolab iodine products every 6 months, at a price of actual cost plus 15% (subject to certain allowances) over a term of two years or unless earlier terminated by mutual consent, by NHMC US upon 90 days' written notice, by either party on written notice upon any material breach of default and failure to cure such breach or default within 30 days of such notice, or by Ecolab by written notice to NHMC US upon any failure to meet its minimum purchase commitments for any six month period and failure to cure such breach within 30 days of such notice.

Textile Rights

Mercana Industries Ltd.

By an arm's length letter of intent (the "Mercana LOI") dated October 18, 1996 with Mercana Industries Ltd. ("Mercana"), the Issuer agreed to acquire all the issued and outstanding share capital of Mercana. The primary asset of Mercana at the date of the Mercana LOI was the exclusive marketing rights (the "Exclusive Rights") for two protective textiles "Mertex" and "Mertex-Plus" used to manufacture reusable surgical gowns and drapes. The Issuer had proposed to include surgical gowns and drapes in its custom procedure kits. Pursuant to the Mercana LOI, the Issuer advanced a total of $300,000 to Mercana. By a general security agreement (the "Mercana GSA") dated October 16, 1996, Mercana granted to the Issuer, by way of a subordinate fixed and specific mortgage and charge, a security interest in the present and future undertaking, property and assets of Mercana, to secure the funds advanced to Mercana.

The  Mercana  LOI expired without a binding agreement having  been  entered
into.   Subsequently,  Mercana ceased to hold the  Exclusive  Rights.   The
$300,000 advanced by the Issuer to Mercana has been written off.

Importex Corporation

By an arms'-length agreement dated February 4, 1997 (the "Importex Assignment") among the Issuer, Importex Corporation ("Importex") and Mertexas Partnership ("Mertexas"), the Issuer was assigned: (a) Importex' interest in an agreement between Importex and Nosawa & Co., Ltd. ("Nosawa") dated January 31, 1997 (the "Nosawa Agreement"); and (b) a $225,000
debenture securing the assets of Mercana in favour of Mertexas (a shareholder of Importex).

Nosawa, with its manufacturing and administrative operations located in Osaka, Japan, is the manufacturer of certain protective textiles, including "Mertex" and "Mertex-Plus" (collectively, the "Textiles"). By virtue of the Importex Agreement, the Issuer has the exclusive right under the Nosawa agreement to distribute and sell the Textiles in North America, Mexico and Europe (including the European Community).

Pursuant  to  the  Importex  Assignment, the  Issuer  paid  and  issued  to
Importex: (a) $100,000 cash; (b) 225,000 Shares at a deemed price of $6.90 per Share; and (c) a warrant (the "Importex Warrant") entitling Importex to purchase 150,000 Shares at a price of $6.90 per Share in the first year and at a price of $7.94 per Share in the second year, expiring on February 3, 1999. Closing of the Importex Assignment occurred on September 8, 1997.

Pursuant to the Nosawa Agreement, the Issuer will be required to make minimum purchases of the Textiles from Nosawa, as follows:

(a)   25,000 meters on or before January 31, 1998;
(b)   60,000 meters on or before January 31, 1999;
(c)   75,000 meters on or before January 31, 2000;
(d)  100,000 meters on or before January 31, 2001; and
(e)  125,000 meters on or before January 31, 2002;

and if the foregoing minimum purchases are not made, Nosawa may terminate the agreement on 90 days' written notice. The Issuer has exceeded the January 31, 1998 minimum purchase requirement.

The term of the Nosawa Agreement is five years, renewable for additional one-year periods. The minimum textile purchase for each additional one-year renewal period is negotiable.

Medi Guard Inc.

Pursuant to an agreement dated November 24, 1997 (the "Medi Guard Agreement") and an amending agreement dated April 7, 1998 (the "Medi Guard Amending Agreement")between the Issuer , Medi Guard and selling shareholders of Medi Guard, the Issuer acquired all of the issued and outstanding shares of Medi Guard together with Loans of $500,837 owing to the selling shareholders of Medi Guard. In consideration therefor, the Issuer agreed to pay to the selling shareholders of Medi Guard the greater of $400,001 or 1.5 times the Annualized Earnings as defined in the Medi Guard Agreement. The Purchase Price is to be paid by the Issuer issuing
Class A Common Shares at a per share value equal to the average closing price for the five trading days preceding the anniversary of the closing date of the Medi Guard Agreement.

Budva International LLC

Pursuant to an agreement dated April 11, 1998 (the "Budva Agreement") between the Issuer , Budva and selling shareholders of Budva, the Issuer acquired all of the issued and outstanding shares of Budva. In consideration therefor, the Issuer agreed to pay to the selling shareholders of Budva 2 times the Annualized Earnings as defined in the Budva Agreement. The Purchase Price is to be paid by the Issuer issuing
Class A Common Shares at a per share value equal to the average closing price for the five trading days preceding the 12 month anniversary of the 2nd month after the effective date of the Budva Agreement.

Machinery and Equipment

As at March 31, 1998, the Issuer has expended in excess of $3,253,595 towards machinery and equipment purchases, office supplies and other set-up costs related to production, and has expended in excess of $250,000 towards modifying the utilities systems of its Winnipeg facility to establish air quality to meet operational requirements. A further $397,523 has been expended on machinery and equipment, furniture, furnishings and accessories, and computer hardware in connection with the acquisition of the liquid division. (See "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.") A further $261,981 has been expended on machinery, equipment, furniture, furnishings and accessories, and computer hardware in connection with the acquisition of the antimicrobial packaging division. (See "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc."). A further $1,725,757 has been expended on machinery, equipment, furniture, furnishings and accessories, and computer hardware in connection with the acquisition of Medi Guard. (See "Business of the Issuer - Acquisitions and Dispositions - Medi Guard Inc."). Also, the Issuer has arranged for a lease financing in excess of $10,000,000 for its robotic assembly and packaging equipment. All production machinery purchased and leased by the Issuer is from arms'-length parties. (See "Business of the Issuer - Operations - Equipment".)

Management

Unless otherwise noted below, the positions held by management are all positions with the Issuer.

MAHMOOD (MAC) JAMSHIDI SHAHSAVAR, B.Sc. Engineering, P.Eng.
President, Chief Executive Officer, Director and Promoter          Age:  41

Mac Shahsavar is involved in the Issuer's business on a full-time basis. Since April 1991, Mr. Shahsavar has been the President and Chief Executive Officer of Excelco Systems Inc. ("Excelco"). Excelco's main activity has been the development of the robotic technology acquired by the Issuer under the Robotic Technology License Agreement (see "Business of the Issuer - Acquisitions and Dispositions"). In addition, Mr. Shahsavar has been the President and Chief Executive Officer of Canex International Consultants Inc. ("Canex"), a private international trade and trade financing company, since July 1991. Prior thereto, Mr. Shahsavar's experience includes contract work, through Precision Services and Engineering Ltd., for companies such as Weldwood of Canada (Slave Lake Plant, Alberta) and Cameco Uranium Plant (Key Lake, Saskatchewan). These projects consisted of new construction and/or technology upgrades. In addition, Mr. Shahsavar was the President and Chief Executive Officer of Ansco Management Group, construction related manufacturing and service companies.

REGINALD ADRIAN EBBELING, M.B.A.
Chairman of the Board and Director                                 Age:  67

Reginald Ebbeling is involved in the day-to-day operations of the Issuer on a full-time basis. From 1973 to January 1995, Mr. Ebbeling was the Managing Partner of Health Industry Development Initiative for the Province of Manitoba, Department of Trade and Tourism. Mr. Ebbeling obtained his Bachelor of Science in Pharmacy in 1953, from the University of Manitoba, was the General Manager of Noco Drugs Manufacturing from 1970 to 1973, and the President of Ebbeling Pharmacies Ltd. from 1953 to 1970.

JACK TAPPER, B.A., B.Comm (Hons.), Chartered Accountant
Vice-President and Chief Financial Officer                         Age:  44

Mr. Tapper joined the Issuer in July 1997. Prior to this, Mr. Tapper was an associate of a public accounting firm headquartered in Winnipeg, Manitoba. He brings to the Issuer over fifteen years of experience in public accounting practice.

MORTEZA SEYED TORABIAN, B.Sc. Engineering, P.Eng.
Executive Vice-President, Director and Promoter                    Age:  41

Mr. Torabian is involved in the Issuer's business on a full-time basis. From 1990 to 1993, Mr. Torabian was the Audit Team Leader for Westcoast Energy Inc. ("Westcoast"), responsible for the company's environmental audit program. From 1982 to 1990, Mr. Torabian was a process and field engineer for Westcoast, responsible for project management, process optimization, environmental control and maintenance management systems. In addition, he has been the Regional Manager of Canex International Consultants Inc., a private international trade and trade financing company, since 1990.

ALICE ELAINE AFFLECK
Secretary-Treasurer and Director                                   Age:  66

Ms. Affleck is involved in the Issuer's business on a full-time basis. Since August 1993, Ms. Affleck has been the Controller and Manager of Administration for the Issuer. In addition, Ms. Affleck has been the Executive Assistant to Mr. Shahsavar, the President of the Issuer, since 1986. Ms. Affleck's additional controllership experience, other than with the Issuer and Excelco, includes four years (1987 through 1991) with EA Computer Accounting & Tax Services, three years (1984 through 1987) with Anesco Group (including administration and accounting for a group of companies employing in excess of 175 personnel), and eight years (1971 through 1979) with Alpine Blasting Co. Ltd. (including responsibility for expenditures and accounting for this corporation with a $10,000,000 budget).

ROBERT ALEXANDER JACKSON
Executive Vice-President and Director                              Age:  54

Mr. Jackson assists the Issuer with the sales, marketing and promotion aspects of its business on a full-time basis. From 1979 to 1994, Mr. Jackson was the Vice-President of Sales, marketing and Manufactured Products with Ingram and Bell Inc., the second largest hospital supply distributor in Canada. Previously, Mr. Jackson has held various managerial positions with American Hospital Supply Canada Inc. (now Baxter Corporation).

GORDON JOHN FARRIMOND, B.A.
Vice-President Sales and Marketing and Director                    Age:  47

Mr. Farrimond assists the Issuer with all aspects of sales and marketing, both in Canada and the U.S., on a full-time basis. From June 1992 through June 1996, Mr. Farrimond was the Director of Marketing, Medical Division, for Johnson & Johnson Medical Products. Mr. Farrimond has previously held other positions with Johnson & Johnson, including Director of New Business Development (from November 1991 to June 1992) and Regional Sales Manager (from September 1988 to November 1991).

JANICE SHAHSAVAR, M.E.S.
Vice-President Human Resources                                     Age:  43

Ms. Shahsavar is employed by the Issuer on a full-time basis. She obtained her Master of Environmental Studies from York University in 1981, specializing in human resources, labor relations and negotiations and arbitrations. From 1990 to 1992, Ms. Shahsavar held the position of Manager of Employee Relations with the Saskatchewan Institute of Applied Science and Technology (SIAST), which employs 1,800 personnel. At SIAST, Ms. Shahsavar was responsible for organizing and providing leadership to the Human Resources Division, providing training to management, and advising the Board of Directors on union/management relations. From 1976 to 1990, Ms. Shahsavar was the Manager of Human Resources with Saskatchewan Resource Council, Saskatoon Co-Operative and Federated Cooperative, and Saskatoon Personnel Consultants. Ms. Shahsavar and Mr. Mac Shahsavar are married.

JOHN RYRIE STONE, B.A.
Vice-President, Mertex and Mertex Plus Surgical Division           Age:  50

Mr. Stone assists the Issuer with all aspects of sales and marketing for its surgical textile division, in both Canada and the U.S., on a full-time basis. Mr. Stone has 25 years' experience in Canadian healthcare products marketing. From June 1991 to February 1997, Mr. Stone was Director of Marketing, Suture Division with Johnson & Johnson Medical Products, a supplier of medical products to the Canadian healthcare market. From October 1986 to June 1991, Mr. Stone was General Manager of SSI Medical Services of Canada Ltd., a supplier of therapeutic beds, nursing technology and service support to Canadian hospitals.

NANCY CLARK, M.B.A., R.N.
Manager of Product Development                                     Age:  50

Ms. Clark is responsible, on a full-time basis, for the development of new product lines, including the wound care kits and the mother/baby kits. Ms. Clark has 25 years of experience in the healthcare industry, both as a nursing instructor and in material management/purchasing with various healthcare organizations. Prior to joining the Issuer, Ms. Clark was the Director of Material Services at Langley Memorial Hospital (1991 to 1995); Provincial Group Purchasing Coordinator at B.C. Health Services (1987 to
1991); Product Evaluation at Shaughnessy, Children's and Grace Hospitals (1984 to 1987); Assistant Director of Nursing at the Vancouver General Hospital (1980 to 1984); and Nursing Instructor at George Brown College (1972 to 1980).

DARRELL WAYNE VAN DYKE, B.A.
Vice President of NHMC US                                          Age:  54

Darrell Van Dyke, B.A., is employed by the Issuer's subsidiary, NHMC US, on a full-time basis, as its Vice President. Mr. Van Dyke has over 32 years of operational and general management experience, all in the healthcare industry. He has held operational management positions with Johnson & Johnson, Abbott Laboratories, Tower Products (DRG International) and Medline Industries. From February 1994 to February 1997, Mr. Van Dyke was General Manager of Huntington Laboratories, a medical products packager. From August 1989 to February 1994, he was Chief Executive Officer of GAM-MED Packaging Corporation, a company specializing in liquid delivery systems which Mr. Van Dyke founded.

DUANE JORGENSON
President of National Healthcare Logistics                          Age: 55

Mr. Jorgenson began his career in medical products distribution with Bishop Clarkson Memorial Hospital, a 550 bed tertiary care hospital in Omaha,
Nebraska where he developed an offsite materials management system servicing the hospital in a stockless distribution fashion. This was one of the first distributor based stockless systems developed. Mr. Jorgenson joined Koley's Medical Supply, also located in Omaha, as Director - Stockless Operations / Marketing where he developed and implemented 13 additional hospital systems. This company was transformed into a consulting service developing stockless systems for 20+ hospitals and 5+ distributors under Mr. Jorgenson's direction. Mr. Jorgenson then joined Stockless Consultants, Inc. as President where he developed and implemented 17 stockless hospital systems including "spokes" for a Physicians Program, Custom Product Kits, Transportation, Case cart systems, and a file storage system for x-rays, medical records and files. Mr. Jorgenson then joined United Custom Distribution Systems, Inc. where he implemented a stockless distribution system for 7 hospitals and 27 affiliated clinics. Mr. Jorgenson is a pioneer in the development of the "Hub and Spoke" distribution system.

JOE W. SMITH
Chief Executive Officer of National Healthcare Logistics            Age: 50

Mr. Smith began his career in medical products distribution in 1972 when he became field sales representative for American Hospital Supply in Jacksonville Florida. After three successful years as a sales representative, he was promoted to Area Sales Manager in Texas. In 1978, Mr. Smith joined Gentec Hospital Supply as Vice President/Southeast Region Manager in Birmingham Atlanta. In 190, Gentec began selling off branches to exit the medical supply business. The Birmingham organisation was acquired Br Bedsole Medical Supply. During 10 years with Bedsole, Mr. Smith worked his way up from Branch Manager to Vice President Marketing to Vice President Marketing and Sales to Executive Vice President & COO. Also in this period, Mr. Smith served on various committees of the Health Industry Distributors's Association ("HIDA") and a member of HIDA's board of directors. In 1993, Mr. Smith became President of Abco Dealers, Inc., a co-operative owned by its member distribution companies with annual sales exceeding $2 billion.


The Issuer has not entered into formal employment contracts, or non-competition or non-disclosure agreements with any of the foregoing individuals. For information relating to management compensation, see "Payments to Insiders and Promoters - Executive Compensation" and "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options".

Organizational Structure

The Issuer currently employs 146 full-time employees, as follows:

     National Healthcare Manufacturing Corporation                    53
     National Care Products Ltd.                                      25
     National Healthcare Manufacturing Corporation, U.S.              19
     National Healthcare Logistics, LLC                                4
     Medi Guard Inc.                                                  45

The Issuer intends to augment its existing employees with additional qualified personnel as needed. In addition, the Issuer intends to maintain the minimum number of jobs required pursuant to the MG Agreement (see "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government").

Products

The Issuer's business consists of the assembly and packaging of sterile and non-sterile ready-to-use custom procedure trays, packs and kits, containing mostly disposable medical/surgical products, for hospitals, outpatient surgery centers, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer produces medical and surgical products under its own brand name.

The Issuer's product line is comprised of several hundred items, ranging in
price  from  $1.00  to $1,900 based on the complexity of  each  item.   The
Issuer's production cost is estimated as follows:

                                                     Patient      Custom
                                                      Care      Procedure
                                                      Trays       Trays
  Direct Cost (labor and materials)                  55% to     40% to 55%
                                                       68%

  Indirect Cost (indirect labor, manufacturing
  supervision, etc.)                                 12% to     12% to 15%
                                                       15%

To date, the Issuer's products include the following:

     *  patient care trays
     *  custom procedure kits
     *  medical, specialty and diagnostic trays
     *  wound care kits and mother/baby kits
     *  NCP liquid products
     *  surgical textiles
     *  antimicrobial products

Patient Care Trays

Sterile patient care trays include those for dressings, urinary catheterization, irrigation, and suture removal. Non-sterile patient care trays include those for mouth care, shave preparation and enema administration.

Custom Procedure Kits

All of the Issuer's custom procedure kits (which include orthopaedic kits, eye packs, laparoscopy kits, anthroscopy kits and cardiovascular kits) are sterile. The main custom procedure products have been developed. A custom procedure kit is a single tray/package containing a procedure-ready set of customer specified disposable supplies in a pre-determined configuration. Typically, the product is aseptically wrapped, sterilized and delivered to the customer as needed. The custom kits are designed to meet individual customer specifications. Contents may be as simple as a double-wrapped bowl, pitcher and cup with lid to a complex tray of items for open heart surgery, including a bulky collection of towels, gowns and drapes. The majority of the items included in the custom kits are disposable. As an example, a typical custom kit for a cataract procedure would include all of the following items:

     * Latex Gloves                * Mayo Stand Cover    * Table Cover
     * Med Cup                     * Suture Bag          * Syringe 3cc L/L
     * Saline                      * Wrap 23" x 24"      * Tray
     * Cotton Tip Applicators      * Eye Pad             * Sponge 3" x 3"
     * Sponge 8" x 4"              * Incise Drape        * Wrap 54" x 54"
     * Eye Spears

Medical, Specialty and Diagnostic Trays

Medical, specialty and diagnostic trays cover such procedures as regional anesthesia, lumbar puncture and myelogram. This product line is still under development.

Wound Care Kits and Mother/Baby Kits

The Issuer has introduced two new product lines, namely the wound care kits and mother/baby kits, for the homecare market. The Issuer is not aware of any current competition existing for these products. The mother/baby kits each contain four days of supplies commonly required by mothers and newborns upon their discharge from hospital following the infant's birth.

NCP Liquid Products

Pursuant to the Arjo Agreement (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc."), the following lists the private label products (the "NCP Products") for which formulae has been transferred by Arjo to NCP:

     Mouthwash / Mouthrinse                  Shampoo and Body Wash
     Hair Conditioner                        High Powered Cleanaway
     Whirlclean                              Vita Health Vitamin E Cream
     Hand and Body Lotion                    Tub Cleansers
     All  Purpose  Disinfectant              Medicated and Non-Medicated  Skin
                                             Creams
     Antiseptic Liquid Hand Soaps            Scrubs and Preps

Surgical Textiles

Pursuant to the Importex Assignment (see "Business of the Issuer - Acquisitions and Dispositions - Importex Corporation"), the Issuer acquired the exclusive rights to distribute and sell Mertex and Mertex Plus protective textiles. These state-of-the-art textiles are used to manufacture reusable surgical gowns and drapes. Mertex and Mertex Plus offer technologically advanced protection from bodily fluids and bacterial contamination. With a life expectancy of 80 uses, these fabrics are not only economical, but reduce medical waste.
Antimicrobial Products

Pursuant to the Gam-Med Agreement (see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc."), the Issuer's subsidiary has agreed to purchase Ecolab iodine products, which will be sold by the Issuer both separately and as part of a kit/tray.

Non Woven Disposable Medical Protective Products

Pursuant to the Medi Guard Agreement (see "Business of the Issuer - Acquisitions and Dispositions -
Medi Guard Inc."), the following lists the cellulose based disposable products which are sold by the Issuer both separately and as part of a kit/tray.

     Examination Gowns                       Examination  Drapes
     Table Paper                             Bibs
     Towels                                  Aprons


Proprietary Protection

Neither the Issuer nor Excelco has made application for patent protection relating to the Robotic Technology.

The Arjo Agreement transferred any outstanding service marks, trademarks, trade names and copyrights provided to NCP solely for the purpose of manufacturing and distributing of products for the authorized person(s) selling those products.

The Gam-Med Agreement transferred all proprietary patents relating to the fusion moulding process technology acquired by NHMC US thereunder.

Operations

General

The  Issuer  owns a 71,000 square foot manufacturing plant,  located  on  a
3.396 acre fully developed site at 251 Saulteaux Crescent, Winnipeg, Manitoba. This facility is located in the Murray Industrial Park, close to the Winnipeg International Airport. At the Winnipeg facility, kits and trays are assembled, and liquid products are formulated and produced.

Where necessary, sterilization of the Issuer's kits and trays occurs following assembly of the components in the Winnipeg facility. Sterilization of the Issuer's kits and trays is provided under contract by various companies at arms'-length to the Issuer. The sterilization process currently utilizes technology associated with ethylene oxide gas.

The Issuer also owns a 15,253 square foot manufacturing plant, located on a
9.568 acre fully developed site at 712 Anita Street, Antioch, Illinois. Using a proprietary plastic fusion molding process, NHMC US custom packages a wide variety of antimicrobial solutions in patented disposable plastic dispensers.

The Issuer has obtained general liability insurance in the amount of $5,000,000. While the Issuer believes that its insurance provisions are adequate for its operations, there can be no assurance that the coverage maintained by the Issuer will be sufficient to cover any future claims or will continue to be available in adequate amounts or at a reasonable cost. Regulatory Process

All phases of the Issuer's manufacturing, sterilization and distribution process in Canada are governed by the Food and Drug Act, R.S., c.F-27, s.1 (the "CFDA"). The class of medical devices forming part of the Issuer's products sold in Canada requires the filing of a medical device notification form with the Bureau of Radiation and Medical Devices, Device Evaluation Division (the "Bureau"), within 10 days of the first completed sale of the device. The purpose of this filing is to inform the Bureau that the Issuer is marketing a product which conforms with the Bureau's requirements. To date, all requisite filings have been made by the Issuer under the CFDA.

In addition, the export of certain products of the Issuer from Canada is subject to further regulation.
Distribution of the Issuer's products in the U.S. is subject to FDA Good Manufacturing Practices Regulations ("GMPR") CFR 801 and CFR 820. The main elements of the GMPR cover quality assurance systems, building environment, equipment and calibration thereof, components and raw materials, labeling, packaging, distribution, quality control testing, quality control documentation and product failure complaints. In the U.S., medical device manufacturers and importers are required to file premarket notifications under s. 510(k) of the Federal Food, Drug and Cosmetic Act for each type of device with the FDA. As a general practice, for each new device that the Issuer develops, the Issuer files a premarket notification with the FDA. Effective May 20, 1997, the FDA established Interim Regulatory Guidance ("IRG") exempting pre-market notification for packs and trays. As a result of the IRG, the Issuer is allowed to market all of its current packs and trays in the U.S.

The Issuer's Winnipeg manufacturing facility has been designated by the FDA as a 'Class 10,000 clean room'. Clean room classification specifies concentration limits for airborne particles within the confines of a designated space; the lower the classification number, the cleaner the environment. Class 100,000 is the minimum requirement for the Issuer's type of operation. The Issuer's Class 10,000 clean room designation means its Winnipeg facility is 10 times cleaner than the minimum requirement.

Suppliers

There exist approximately 400 to 500 suppliers from which the Issuer may purchase the components for its kits and trays. The Issuer purchases such components from numerous North American suppliers based upon an evaluation with emphasis on quality and pricing. Major product purchases of the Issuer include procedural hospital tray components and packaging materials.

Equipment

The Issuer has purchased most of its automated insertion equipment, together with two fully computerized Tiromat 3000 Form-Fill-Seal packaging units (the "Tiromats"). The Issuer utilizes this equipment together with two leased robotic units to assemble and package patient care trays and procedural kits. The Tiromats form trays, seal packages, and print barcode and product/customer related information. The robotic units pick and place the tray components. The first robotic unit has been utilized since commencement of production in July 1995 and the second robotic unit has been in use since July 1997. The cost of leasing the robotic units is covered under the existing Lease Agreements (referred to below).

As at March 31, 1998, the Issuer has spent $962,942 to install and upgrade its robotic units. The Issuer is in the process of finalizing its fourth generation robotic packaging units. These additional units will be used to package operating room packs. The Issuer has allocated $250,000 from the current Funds Available towards the upgrade and installation of its fourth generation robotic units.

The Issuer leases specialized equipment (the "Equipment"), including the robotic packaging units, under three capital leases (collectively, the "Lease Agreements") from arms'-length parties, D & T Leasing, Inc. and D & T Leasing Limited Partnership (jointly, the "Lessors"). The Lease Agreements have been entered into by NHMC US, which was established for the specific purpose of entering into the Lease Agreements on behalf of its parent company, the Issuer. The Lease Agreements provide for the following payments by NHMC US over the next five fiscal years of the Issuer (converted from U.S. to Canadian dollars using the exchange rate as at June 30, 1997):


                                   Lease       Lease      Lease      Total
                                  NHM#1094-   NHM#1094-  NHM#1194
                                    001        002
     1998                         $1,131,226   $619,818  $765,705   $2,426,749
     1999                          1,131,226    619,818   619,400    2,370,444
     2000                          1,131,226    619,818       nil    1,751,044
     2001                          1,131,226    619,818       nil    1,751,044
     2002                            377,077    309,909       nil      686,986

     Total Minimum Payments       4,901,981   2,789,181  1,295,105  8,986,267
     Less Interest
     approximating 10.5% to
     11.5%                        1,055,670     619,705   87,355    1,762,730


                                  3,846,311   2,169,476  1,207,750  7,223,537
     Less Current Portion           736,397     390,484    601,671  1,718,552

     Balance of Obligations       3,119,914   1,778,992    606,079  5,504,985

Upon expiration of the initial terms of the Lease Agreements, the Lease Agreements will automatically renew for successive three-month terms unless either party gives notice to the contrary. NHMC US has the option to purchase the equipment leased under Leases NHM#1094-001 and NHM#1094-002 at the expiry of their respective terms by paying the fair market value of the equipment. NHMC US also has the option to purchase the equipment leased under Lease NHM#1194 at the expiry of the term by paying the fair market value of the equipment, which has been agreed to be nominal.

As the owner of the Robotic Technology incorporated into the Equipment, Excelco has the right, pursuant to an agreement, dated October 26, 1994 (the "Guarantee Agreement") with the Lessor, to acquire the leased robotic packaging unit for $100 if NHMC US does not exercise its option to acquire the same upon expiration of Lease NHM#1094-001.

Reference is made to "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement" for specific information relating to the grant by Excelco to the Issuer of the exclusive right to assemble, package and market custom procedure tray packaging in North America using Excelco's Robotic Technology.

Copies of the Lease Agreements are available for inspection as specified under "Material Contracts".

Market and Competition

The statistical information provided throughout this section has been sourced from reports and public offering disclosure published by competitors believed by Management of the Issuer to be accurate, from common and general industry knowledge, and knowledge of the Issuer's
executive   obtained  through  experience  in  the  industry  and   related
activities.

The Market

Kits and Trays Market

The Issuer has entered the procedure tray segment of the medical device market. This segment is comprised of patient care trays, custom procedure kits and diagnostic trays. The Issuer's management estimates that in North America, the market for patient care trays is approximately $1.3 billion annually and growing at a minimum rate of 5% per year, while the market for custom procedure kits and diagnostic trays is approximately $1.8 billion annually and growing at a minimum of 10% per year. The market for such products in Europe and elsewhere cannot presently be determined.

The market for the Issuer's procedure tray products is comprised of users of medical and surgical device products such as hospitals, outpatient surgery centers, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer has marketed its procedure tray products to various healthcare facilities throughout North America, through independent distributors, and sales to date have been made in Canada and Asia. Although the Issuer does not intend to provide exclusive distribution rights to its procedure tray products to any party, the Issuer's marketing efforts to date have resulted in alliances with the following Canadian distributors to cover the Provinces noted:

*  Medical Mart Supplies Limited             - Quebec and Ontario
*  Cascade Dismed                            - Quebec and Ontario
*  Stevens and Sons                          - Western Canada and Ontario
*  Associated Healthcare Systems Inc.        - British Columbia and Alberta
*  Can-Med Surgical Supplies Limited         - Nova Scotia and Newfoundland

No formal written agreements have been entered into between the Issuer and any of the above distributors, all of which are arms' length to the Issuer.

The United States is the Issuer's other primary target for all its products. The Issuer is permitted by the FDA to market all its current patient care trays and custom procedure kits in the U.S. The Issuer's sales and marketing efforts have resulted in establishing an independent national sales team in the U.S. The Issuer has also co-founded NHLC which offers and manages alternative material distribution channels to integrated hospital systems. In August 1997, NHLC signed a 10-year agreement with Sysco Corporation to provide material management distribution systems to hospitals throughout the U.S.

Liquid Products Market

NCP products currently compete in the $450 million consumable chemicals segment of the $2.1 billion healthcare infection control market in North America. NCP's current product mix is focused on the long term care segment, with secondary applications in hospitals. NCP products are currently supplied through Arjo Industries. The Issuer is seeking regional and national distributors to facilitate access to all segments of the North American market.

Competition

Kits and Trays Competition

The Canadian market for kits and trays is dominated by two companies, Baxter Canada Inc. and Ingram & Bell Inc. Baxter International Corporation ("Baxter") of Deerfield, Illinois, has more than 50% of the tray market in both the U.S. and Canada in all market sub-segments. Baxter is positioned as the leading manufacturer and marketer of products and services used in healthcare settings. Ingram & Bell Inc. ("I & B"), a subsidiary of MDS Health Group Ltd., is the leading Canadian owned distributor of medical/surgical supplies and equipment. I & B only participates in the Canadian market. In June 1997, the parent companies of Baxter and I & B merged to form a new company, whose name has not yet been announced.

*    Patient Care Trays

     Baxter supplies 50% of the $50 million market in Canada by importing trays that are private branded for them by a contract manufacturer. I & B controls 30% of the market via their own manufacturing facility in Canada. The balance of the market is very fragmented with five or six small players. This market has achieved a substantial conversion to single use product in hospitals but continues to grow at a minimum rate of 5% per year due to market expansion in other areas.

*    Custom Procedure Trays

     I & B has a minor position in this segment in Canada. This market is served by U.S. manufacturers exporting product and serving the market by a direct sales force or via select distributors. In addition to Baxter Custom Sterile, a division of Baxter, the major providers are
     Maxxim and Deroyal. This market is in its infancy in Canada and growing at a minimum rate of 20% per year. This market represents an opportunity area for the Issuer.

*    Medical Specialty and  Diagnostic Trays

     I & B and Preferred Medical Products of Thorald, Ontario, are the two Canadian manufacturers of these products. I & B supplies their own requirements for the Canadian market. Preferred Medical Products markets their product directly in Canada and via specialty distributors in the U.S. The other entrants are Baxter and Portex (the trademark for Smith Industries Medical Systems), both of whom have major market shares in Canada and the U.S. There are manufacturers that supply only the U.S. market, such as Kendall Healthcare Products Co.

     This segment represents an area of innovation and relatively high profit potential for the Issuer. The complexity of the product and the direct decision making process by the end user removes this product segment from the commodity area. While price is important in the buying process, innovation, product design and personal rapport are the key factors for success.

Liquid Products Competition

*    Skincare Products

     The major competitors in this segment are Sween, Calgon and Huntington Laboratories. Skincare products are Sween's primary market focus, whereas Calgon and Huntington access this segment as add on sales from their handwashing customers.

*    Bathing Products

     Competition consists of Sween and Calgon, as well as companies such as Chester Labs and Amada.

*    Antimicrobial Handwashing Products

     Calgon and Huntington Laboratories are the current market leaders.

*    Surgical Scrub Products

     This is a highly fragmented component of the overall market, with Purdue Fredrick, Becton-Dickenson, Baxter Healthcare, and Huntington Laboratories being the key competitors.

Non Woven Disposable Medical Protective Products Competition

     The Issuer's Medi Guard subsidiary is the leading manufacturer of cellulose based disposable protective products in Canada. The Issuer intends to market this product line throughout North America both directly to end Users as well as in conjunction with its kits and trays.


Pricing Policy

It is the Issuer's policy to price its products at a slight discount to market.

Competitive Environment

Consolidation of the kit and tray industry has been occurring for the past few years as distributors divest of manufacturing subsidiaries in order to return to their core business and manufacturers acquire small regional competitors to realize the benefits of increased economics of scale. This is evidenced by the actions of several competitors in the industry: the merger of the parent companies of Baxter and I & B; the sale by Owens and Minor of its unprofitable tray business to Sterile Concepts in 1990; the sale by Johnson & Johnson of Sterile Design to Maxxim Medical Inc. in 1993; the purchase by Isolyser of MedSurg; the desire by I & B to divest of its manufacturing facilities in Canada; and the purchase by Maxxim of Sterile Concepts.

The following table indicates the current North American market share (with respect to the kit and tray product segments in which the Issuer competes) estimated by the Issuer to be held by certain competitors:


                                         Market Share
            Name of Competitor

                                             U.S.              Canada
     Baxter                                   44%                50%
     Maxxim Medical                           23%                 4%
     Deroyal                                  10%                10%
     Ingram & Bell                             --                30%
     Others*                                  23%                 6%

     Total                                   100%               100%

* Smaller manufacturing competitors include the Issuer, C.R. Bard, Seamles, Cypress Medical Products and Trinity Laboratories.

The foregoing estimates are based upon the knowledge and experience within the kit and tray industry possessed by management of the Issuer.

Key Success Factors

Low Cost Producers

Price competition increases the importance of reducing production costs. The Issuer intends to become the low cost producer of procedure trays with its automated assembly line, allowing the Issuer to establish a cost advantage over its U.S. competitors. In addition, a Canadian manufacturing facility should reduce transportation and holding costs relative to U.S. competitors.

Access to Distribution Networks

In attempting to achieve efficient distribution of product, existing competitors have shown their commitment to developing sophisticated material handling systems for their customers to achieve this goal by introducing Just-In-Time ("JIT") inventory and practices.

The Issuer intends to access customers, through independent distributors, in a quick and efficient manner in order to pass the benefits of lower production costs on to the consumer. (See the foregoing subheading "Acquisitions and Dispositions", for information relating to the Company's recent acquisitions.)

Customer Service

A high commitment to service and a fast response to consumer demands are critical to success in this market. The Issuer's automated production allows it to achieve product turnaround in 45 days, as opposed to the industry standard which management believes is 90 days.

Reference should be made to "Business of the Issuer - Products" for additional information concerning the pricing of the Issuer's products. In addition, reference should be made to disclosure under "Business of the Issuer - Description of Business and General Development" with respect to the Issuer's marketing plan.

Marketing Plans and Strategies

Management believes that the healthcare industry is currently undergoing significant transformations driven not by legislation, but by major purchasers of healthcare. One important element of this reform is the continuous effort on the part of healthcare providers to streamline routines and maximize efficiencies by eliminating labor intensive processes and reducing procedural costs without negative impact on the outcome of those procedures.

The Issuer's approach to serving the healthcare industry is to introduce cost effective systems. New and progressive concepts for healthcare industry supply and distribution will be continuously explored by the Issuer in order to assist end users in reducing and having better control over their costs. Although the Issuer expects to expand its growth in Canada, its primary focus will be to the U.S. market where it believes that the low Canadian dollar, low production cost and quick purchase order turnaround will enable it to enter into strategic business alliances with established North American marketing and distribution companies such as the distribution agreement entered into August 1997 between NHLC and Sysco Corporation.

Since the date of the IPO Prospectus, the Issuer has added the following key individuals to assist with its sales and marketing program:

     *   Gordon John Farrimond - Vice-President, Sales and Marketing, and a
                                 Director;
     *  Nancy Clark  - Manager of Product Development; and
     *  John  Stone  -  Vice-President, Mertex  and  Mertex-Plus  Surgical
                        Division.
    *  Darrell Wayne Van Dyke - Vice-President of NHMC US
    *  Duane Jorgenson - President, National Healthcare Logistics
    *  Joe Smith - Chief Executive Officer, National Healthcare Logistics

(See "Business of the Issuer - Management" for details of related experience.)

Recent acquisitions have resulted in synergistic opportunities for sales and marketing and have provided distribution channels to a broader and more established market.

The Issuer advertises in trade magazines and has attended numerous trade and investment shows throughout North America. Since the date of its IPO Prospectus, the Issuer has expended $1,001,711 on administration costs to cover the Issuer's marketing program. The Issuer anticipates that over the next 12 months, $1,164,000 will be required to meet the costs of its marketing program which is designed to meet its stated business objectives, the major components of which are as follows:

          Marketing Component              Monthly Cost
          Advertising                          $ 15,000
          Brochures & Promotional                 1,000
          Conferences                             2,000
          Samples                                 2,000
          Salaries & Consultants                 75,000
          Tradeshows                              2,000

          Total:                               $ 97,000

USE OF PROCEEDS

Funds Available

The Issuer will not receive any cash proceeds from, and no commission is payable by the Issuer in respect of, the issuance of the Units upon the exercise or deemed exercise of the Special Warrants, or the conversion or deemed conversion of the Convertible Debentures or the conversion of the Convertible Debentures.

In January of 1997 the Issuer received net proceeds of $9,600,000 (the "SW Net Proceeds") from the issue and sale of the Special Warrants. After deduction of the Finder's commission of $344,400 (US$250,000) in respect of the CN Private Placement, the Issuer received net proceeds of $6,543,600 (US$4,750,000) (the "CN Net Proceeds") from the issue and sale of the Convertible Notes. The CN Net Proceeds were received on October 1, 1997. On March 31, 1998, Net Proceeds of US$6,412,500 were received from the CD Private Placement, of which US$1,899,450 were utilized to reduce the convertible note obligation of October 1, 1997.

As  at  March 31, 1998, the Issuer has expended all of the SW Net  Proceeds
and  $985,009  of  the  CN Net Proceeds as follows:   $77,691  towards  the
expenses of the SW Private Placement, $962,942 towards the upgrade and installation of two additional automated feeders(1), $896,447 towards acquisition of the Liquid Division of Arjo Canada Inc.(2) ("Arjo"), $116,498 towards assimilation of Arjo's facilities with those of the
Issuer,   $100,000  towards  severance  paid  to  certain  Arjo  employees,
$2,105,640 towards acquisition of the business and certain assets of, and advances to, Huntington Laboratories Gam-Med Division, Inc.(3), $300,000 in advances to Mercana Industries Ltd. against a registered general security agreement(4), $100,000 toward the exclusive rights under the Nosawa agreement to sell the Textiles in North America, Mexico and Europe(4),
$500,000   toward  the  Working  Capital  requirements  of  Medi  Guard(6),
$1,681,406 towards contributed share capital in NHLC(5), $156,203 towards general office and computer equipment, $2,082,748 towards general fixed assets, and $1,505,434 in equipment lease payments(1).
          (1)  see "Business of the Issuer - Operations - Equipment".
          (2)  see  "Business  of the Issuer - Acquisitions and  Dispositions  -
               Liquid Division of Arjo Canada Inc."
          (3)   see "Business of the Issuer - Acquisitions and Dispositions
               - Huntington Laboratories Gam-Med Division".
          (4)   see "Business of the Issuer - Acquisitions and Dispositions
                - Textile Rights".
          (5) see "Business of the Issuer - Description of Business and General Development".
          (6)   see "Business of the Issuer - Acquisitions and Dispositions
                - Medi Guard".

After deduction of the foregoing expenses, the Issuer has approximately $5,558,591 remaining from the CN Net Proceeds.

Principal Purposes

The remaining CN Net Proceeds and the CD Net Proceeds of $9,083,947 (US$6,412,500) (the "Funds Available") are intended to be utilized by the Issuer as follows:

                                                                     Amount
(a)To   quarterly  installments  of  the  loan
repayment  under  the  WEDD Agreement(1):                            $460,000

(b)To upgrade and install additional automated robotic units(2):    1,250,000

(c)To equipment lease payments(2):                                  1,800,000

(d)To further NHLC contributed share capital(4):                      362,500

(e)Utilized to pay out a portion of CN Private Placement:           2,690,761

(f)Utilized to pay out Medi Guard Debt and Lease Obligations:       2,406,550

(g)Utilized for expenses for the CD Private Placement                  50,000

(h)Reserved for working capital to fund ongoing operations:         5,622,727

     TOTAL:                                                       $14,642,538

     (1) See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Federal Government".
     (2)  See "Business of the Issuer - Operations - Equipment".
     (3) See "Business of the Issuer - Acquisitions & Dispositions - Textile Rights".
     (4) See "Business of the Issuer - Description of Business and General Development".

Also see "Business of the Issuer - Stated Business Objectives".

In addition to the Funds Available, a further $133,017 is available pursuant to the WEDD Agreement. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

Any funds received upon the exercise of the PP Warrants, other share purchase warrants, and incentive stock options, or under the WEDD Agreement will be applied towards the Issuer's general working capital.

The board of directors of the Issuer is of the opinion that the funds available to the Issuer from the Offering will be sufficient to provide the Issuer with a reasonable opportunity of achieving its business objectives set out in "Business of the Issuer - Stated Business Objectives" herein.

The Issuer will spend the funds available to it to further completion of the Issuer's stated business objectives set out under "Business of the Issuer - Stated Business Objectives". There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for the Issuer to achieve its stated business objectives.

Conflicts of Interest

The proceeds received from the SW Private Placement will not be applied for the benefit of the Agent or any related party of the Agent apart from the proceeds utilized to pay the Agent's commission and expenses pursuant to the Agency Agreement.

RISK FACTORS

Investment in the securities offered under this Prospectus must be considered speculative. In addition to the other information contained in this Prospectus, a prospective investor should carefully consider the following factors:

(1) The market for the Issuer's products is highly competitive and subject to increasing competition based on price. The Issuer has a limited operating history and existing competitors may have greater financial and managerial resources, operating histories and name recognition. These competitors may be able to institute and sustain price wars, resulting in a reduction of the Issuer's share of the market and reduced price levels and profit margins. There can be no assurance that the market will consider the Issuer's products to be superior or equivalent to existing or future competitive products or that the Issuer will be able to adapt to evolving markets and technologies, develop new products, achieve and maintain technological advances or maintain a unit selling price competitive with other products. (See "Business of the Issuer - Market and Competition".)

(2) The Issuer's operations currently rely upon the two Tiromats with two robotic units for the assembly and packaging of the product.

(3) Receipt of the balance of the government financial assistance, and repayment of the total amounts received, as disclosed under the heading "Business of the Issuer - Summary and Analysis of Operations - Financial Assistance", are subject to certain conditions.

(4) The Issuer is subject to government regulations in the jurisdictions in which it distributes its products. Future changes in governmental regulations may have an adverse impact on the operations of the Issuer.

(5) The Issuer currently has 15,821,903 Shares issued and outstanding. In addition, there are or will be outstanding options and warrants to acquire a minimum of 3,426,404 Shares.

(6) Neither the Issuer nor Excelco has filed an application for patent or copyright protection relating to the Robotic Technology.

(7) The Issuer is dependent upon the personal efforts and commitment of its management team. The loss of senior management personnel may adversely affect the Issuer. Upon such loss, other individuals would be required to manage and operate the business and there is no assurance that individuals with suitable qualifications could be found.

(8) The Issuer's business may be affected by other factors beyond its control, such as economic recessions and adverse fluctuations in foreign exchange rates.

(9) The Issuer has not paid dividends in the past and does not anticipate paying dividends in the near future. The MG Agreement and the WEDD Agreement place certain restrictions on the payment of dividends by the Issuer. (See additional disclosure under "Business of the Issuer
     - Summary and Analysis of Financial Operations".)

(10) The Issuer has a limited operating history. The Issuer's ability to meet market demand will be a critical factor in the Issuer's success.

(11) Certain of the Issuer's directors and officers may serve as directors or officers, or have shareholdings in other companies and accordingly, conflicts of interest may arise. Reference should be made to specific disclosure under "Payments to Insiders and Promoters - Related Party Transactions". All such possible conflicts will be disclosed and handled in accordance with the requirements of the Corporations Act (Manitoba).

(12) The Issuer's business utilizes a new technology that is being developed for the purpose of the Issuer's business. Accordingly, the Issuer is subject to risks associated with start-up companies, including start-up losses, uncertainty of revenues, markets and profitability and the necessity of additional funding. In addition, the technology acquired by the Issuer and being developed by the Issuer has not yet been proved in a production environment on an ongoing basis.

(13) The evolving nature of the healthcare industry in North America in terms of cost containment is leading to changing purchasing practices amongst purchasers at various institutions. This change in purchasing environment (i.e. towards a more centralized buying approach) may put additional pressure on the Issuer to compete on a price basis in order to achieve adequate market penetration and maintain customer loyalty. There can be no assurances that the Issuer will be able to implement its business strategy with its current pricing structure.

DIRECTORS, OFFICERS AND PROMOTERS

Name, Address, Occupation and Security Holdings

As at March 31, 1998, the names and municipality of residence of each of the directors, officers and promoters of the Issuer (including its operating subsidiaries), their principal occupations, and their respective ownership of shares of the Issuer are as follows:

           Name and          Principal Occupation       Shares     Percenta
         Municipality                                 Beneficial      ge
         Of Residence                                     ly       of Share
                                                       Owned or    Ownershi
                                                         Over        p on
                                                         Which     Completi
                                                      Control or    on of
                                                       Direction   Offering
                                                          is         (1)
                                                       Exercised
     MAHMOOD (MAC)         President and Chief          15,600      4.46%
     JAMSHIDI              Executive Officer of the     trading
     SHAHSAVAR(3)          Issuer since August          690,000
     Winnipeg, Manitoba    1993; President and          escrow
     President, Chief      Chief Executive Officer
     Executive Officer,    of Excelco Systems Inc.,
     Director and          a developer of robotic
     Promoter of the       packaging equipment,
     Issuer; President,    since April 1991.(4)
     Secretary,
     Treasurer &
     Director of NHMC
     US; President &
     Director of NCP.

     JACK TAPPER           Vice-President and Chief       Nil        Nil
     Winnipeg, Manitoba    Financial Officer of the
     Vice-President and    Issuer since July 1997.
     Chief Financial       Previously, he was an
     Officer of the        associate in a public
     Issuer.               accounting firm since
                           1979.

     REGINALD ADRIAN       Chairman of the Board of     15,000      0.09%
     EBBELING              the Issuer since January     trading
     Winnipeg, Manitoba    1995.(4)
     Chairman of the
     Board & Director of
     the Issuer

     MORTEZA SEYED         Executive Vice-President     230,195     2.21%
     TORABIAN              of the Issuer since          trading
     Surrey, British       February 1997;               120,000
     Columbia              previously, Vice-            escrow
     Executive Vice-       President of the Issuer
     President, Director   (August 1993 to February
     and Promoter of the   1997).(4)
     Issuer

     ALICE ELAINE          Controller and Manager       107,700     1.19%
     AFFLECK*              of Administration for        trading
     Winnipeg, Manitoba    the Issuer since August      80,000
     Secretary-Treasurer   1993.(4)                     escrow
     & Director of the
     Issuer; Secretary
     of NCP.

     ROBERT ALEXANDER      Principal of Jackson          2,900      0.33%
     JACKSON               Associates, which has        trading
     Unionville, Ontario   provided sales and           50,000
     Executive Vice-       marketing consulting         escrow
     President and         services to the Issuer
     Director of the       since June 1995.(4)
     Issuer

     ROSS SCAVUZZO         Since July 1994, Mr.           Nil        Nil
     Mississauga,          Scavuzzo has been the
     Ontario               President of Arjo Canada
     Director of the       Inc., a supplier and
     Issuer                manufacturer of patient
                           hygiene and life-
                           transfer devices.  Mr.
                           Scavuzzo was the Vice-
                           President Sales and
                           Marketing of the
                           Hospital Supply Division
                           of Baxter Corporation
                           from December 1992 to
                           June 1994, and the Vice-
                           President Sales, General
                           Manager of the Canlab
                           Division of Baxter
                           Corporation from
                           November 1987 through
                           November 1992.  Previous
                           sales and marketing
                           positions have been held
                           with Dow-Corning Wright
                           and American Hospital
                           Supply Canada Inc.

     GORDON JOHN           Vice-President Sales and      9,800      0.06%
     FARRIMOND*            Marketing of the Issuer      trading
     Indian River,         since May 1996.(4)
     Ontario
     Vice-President
     Sales and Marketing
     and Director of the
     Issuer

     ARISTOTLE (TELLY)     Since July 1, 1964, Mr.      145,498      .92%
     JOHN MERCURY*         Mercury has been a           trading
     Winnipeg, Manitoba    partner of Aikins,
     Director of the       MacAulay & Thorvaldson,
     Issuer                Barristers & Solicitors.

     JANICE MARIE          Vice-President, Human       4,271,805   27.76%(2
     JAMSHIDI              Resources of the Issuer    trading(2)      )
     SHAHSAVAR(3)          since August 1993.(4)        120,000
     Winnipeg, Manitoba                                 escrow
     Vice-President
     Human Resources of
     the Issuer

     JOHN RYRIE STONE      Vice-President, Mertex       19,000      0.12%
     Warsaw, ON            and Mertex Plus Surgical     trading
     Vice-President,       Division of the Issuer
     Mertex and Mertex     since February, 1997.(4)
     Plus Surgical
     Division of the
     Issuer

     DARRELL WAYNE VAN     Vice President of NHMC         Nil        Nil
     DYKE                  US since February
     Libertyville,         1997.(4)
     Illinois, U.S.A.
     Vice President of
     NHMC US

*    Member of the audit committee.
(1) Excluding the Shares which may be issued under this prospectus upon the exercise of the CD Warrants (see "Details of the Offering"), other share purchase warrants and incentive stock options (see "Share and Loan Capital - Options and Other Rights to Purchase Securities").
(2) All of which are registered in the name of Excelco, a company which is 100% owned by Janice Shahsavar, and such shares will represent 27.00% of the Issuer's issued and outstanding shares on completion of the Offering.
(3) As Mac Shahsavar and Janice Shahsavar are married, they are deemed to be "associates" as defined in the Securities Act (British Columbia).
(4) For additional occupational history, see "Business of the Issuer - Management".

Aggregate Ownership of Securities

As of March 31, 1998, and assuming exercise or deemed exercise of the SW Warrants and the Agent's Warrants, but excluding the issuance of the Importex Warrant Shares and the CD Warrant Shares, the aggregate number of Shares that are beneficially owned, or directly or indirectly controlled, by all directors, officers and other members of Management of the Issuer as a group will be 5,877,498 Shares, representing approximately 32.59% of the issued and outstanding Shares on completion of the Offering. The directors, officers and other members of Management did not purchase any Special Warrants under the SW Private Placement or the Convertible Debentures under the CD Private Placement.

Corporate Cease Trade Orders or Bankruptcies

No director, officer or promoter of the Issuer is or has been, within the preceding five years, a director, officer or promoter of any other issuer that, while that person was acting in that capacity:

(a) was the subject of a cease trade order or similar order or an order that denied the Issuer access to any statutory exemptions for a period of more than 30 consecutive days, or

(b) was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No director, officer or promoter of the Issuer is or has, within the past ten years, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

Individual Bankruptcies

No director, officer or promoter of the Issuer is or has, within the preceding five years, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Conflicts of Interest

Certain of the directors, officers and shareholders of the Issuer are also directors, officers and shareholders of other companies, and conflicts of interest may arise between their duties as directors of the Issuer and directors of other companies. Reference should be made to specific disclosure under "Payments to Insiders and Promoters - Related Party Transactions". All such possible conflicts will be disclosed in accordance with the requirements of The Corporations Act (Manitoba) and the directors concerned will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed on them by law.

INDEBTEDNESS OF DIRECTORS, OFFICERS, PROMOTERS AND MANAGEMENT

No director, officer, promoter or member of management of the Issuer, or any of their respective associates or affiliates, is or has been indebted to the Issuer since the commencement of its 1995 financial year to date.

PAYMENTS TO INSIDERS AND PROMOTERS

Executive Compensation

For purposes of this section, "executive officer" of the Issuer means an individual who at any time during the year was the chairman or a vice-chairman of the board of directors, where such person performed the functions of such office on a full-time basis, the president, any vice-president in charge of a principal business unit such as sales, finance or production, or any officer of the Issuer or of a subsidiary or other person who performed a policy-making function in respect of the Issuer.

The following table is a summary of the compensation accrued and/or paid by the Issuer to its six executive officers during each of the years ended June 30, 1995, 1996 and 1997:

                          Annual         Long Term
                         Compensa       Compensation
                           tion

                                                 Awards     Payouts

 Name and      Period     Salary    Bon  Othe   Securit   Restr LTIP(   All
 Principal                  ($)     us     r      ies     icted  1)    Other
 Position                           ($)  Annu    Under    Share Payou  Compe
                                          al    Options   s of   ts     nsa-
                                         Comp     (1)     Restr  ($)    tion
                                         ensa-  Granted   icted
                                         tion     (#)     Share
                                          ($)             Units
                                                           ($)
MAHMOOD      Year Ended  $60,000(   Nil   Nil   370,000    Nil   Nil    Nil
(MAC)         June 30,      2)
JAMSHIDI        1995
SHAHSAVAR    Year Ended             Nil   Nil     Nil      Nil   Nil    Nil
Chief         June 30,   $120,000
Executive       1996        (2)
Officer and  Year Ended             Nil   Nil     Nil      Nil   Nil    Nil
President     June 30,
                1997     $120,000
                            (2)

MORTEZA      Year Ended  $48,000(   Nil   Nil   117,829    Nil   Nil    Nil
SEYED         June 30,      2)
TORABIAN        1995
Executive    Year Ended             Nil   Nil     Nil      Nil   Nil    Nil
Vice-         June 30,   $72,000(
President       1996        2)
             Year Ended             Nil   Nil   102,950    Nil   Nil    Nil
              June 30,
                1997     $72,000(
                            2)

REGINALD     Year Ended   $18,195   Nil   Nil    30,000    Nil   Nil    Nil
ADRIAN        June 30,
EBBELING        1995
Chairman of  Year Ended   $36,000   Nil   Nil     Nil      Nil   Nil    Nil
the Board     June 30,
                1996
             Year Ended   $36,000   Nil   Nil    5,000     Nil   Nil    Nil
              June 30,
                1997

GORDON JOHN  Year Ended     Nil     Nil   Nil    30,000    Nil   Nil    Nil
FARRIMOND     June 30,
Vice-           1995
President    Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
Sales and     June 30,
Marketing       1996
             Year Ended     Nil     Nil   Nil    17,500    Nil   Nil    Nil
              June 30,
                1997

ALICE        Year Ended   $32,683   Nil   Nil    80,000    Nil   Nil    Nil
ELAINE        June 30,
AFFLECK         1995
Secretary-   Year Ended   $30,000   Nil   Nil     Nil      Nil   Nil    Nil
Treasurer     June 30,
                1996
             Year Ended   $30,000   Nil   Nil    15,000    Nil   Nil    Nil
              June 30,
                1997

JANICE       Year Ended   $23,500   Nil   Nil   100,000    Nil   Nil    Nil
SHAHSAVAR     June 30,
Vice-           1995
President,   Year Ended   $56,400   Nil   Nil     Nil      Nil   Nil    Nil
Human         June 30,
Resources       1996
             Year Ended   $56,400   Nil   Nil     Nil      Nil   Nil    Nil
              June 30,
                1997

ROBERT       Year Ended   $16,000   Nil   Nil    30,000    Nil   Nil    Nil
JACKSON       June 30,
Executive       1995
Vice-        Year Ended   $78,000   Nil   Nil     Nil      Nil   Nil    Nil
President     June 30,
                1996
             Year Ended   $78,000   Nil   Nil    12,500    Nil   Nil    Nil
              June 30,
                1997

DARRELL VAN  Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
DYKE          June 30,
Vice-           1995
President    Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
of NHMC US    June 30,
                1996
             Year Ended   $56,700   Nil   Nil    20,000    Nil   Nil    Nil
              June 30,
                1997

RICHARD      Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
JOHNSON       June 30,
Vice-           1995
President    Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
of NCP        June 30,
                1996
             Year Ended   $14,875   Nil   Nil    22,000    Nil   Nil    Nil
              June 30,
                1997

JOHN STONE   Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
Vice-         June 30,
President       1995
Mertex and   Year Ended     Nil     Nil   Nil     Nil      Nil   Nil    Nil
Mertex Plus   June 30,
Surgical        1996
Division     Year Ended   $7,500    Nil   Nil    10,000    Nil   Nil    Nil
              June 30,
                1997

(1) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans.
(2) Although Mr. Shahsavar has not been paid any compensation by the Issuer, salary in the aggregate amount of $300,000 has accrued but not yet been paid. In addition, Morteza Seyed Torabian has been paid $138,000 by the Issuer, leaving a balance of $54,000 accrued and owing.

The Issuer does not anticipate a material change in the compensation of its executive officers during the 12 months following the date of this prospectus.

The Issuer granted the following incentive stock options to its Executive Officers during its most recently completed financial year ended June 30, 1997:

       OPTION GRANTS DURING THE YEAR ENDED JUNE 30, 1997

                                                      Market
                       Securiti             Exerci   Value of
                          es        % of      se     Securiti
                        Granted    Total      or        es       Expiration
    Name                 Under    Options    Base    Underlyi       Date
                        Options   Granted    Price      ng
                        Granted      to               Options
                                  Employee              on
                                     s                Date of
                                     in                Grant
                                   Twelve
                                   Month
                                   Period
Morteza Seyed           94,000     19.0%     $3.81     $4.55     August 11,
Torabian                 8,950               $6.13     $6.00        2001
                                                                June 3, 2002

Reginald Adrian          5,000      0.9%     $3.81     $4.55     August 11,
Ebbeling                                                            2001

Gordon John Farrimond   10,000      3.3%     $3.81     $4.55     August 11,
                         7,500               $6.13     $6.00        2001
                                                                June 3, 2002

Robert Jackson           5,000      2.3%     $3.81     $4.55     August 11,
                         7,500               $6.13     $6.00        2001
                                                                June 3, 2002

Darrell Van Dyke        20,000      3.7%     $6.13     $6.00    June 3, 2002

Richard Johnson         22,000      4.1%     $6.13     $6.00    June 3, 2002

John Stone              10,000      1.9%     $6.13     $6.00    June 3, 2002

The following table sets out incentive stock options exercised by Executive Officers during the fiscal year ended June 30, 1997, as well as the value of stock options held by Executive Officers at June 30, 1997:


                  AGGREGATED OPTION EXERCISES DURING THE
           YEAR ENDED JUNE 30, 1997 AND OPTION VALUES
                AS AT THE JUNE 30, 1997 YEAR END

            Name               Securities   Aggregate   Unexercis  Value of
                                Acquired      Value        ed      Unexercis
                               on Exercise  Realized(    Options      ed
                                   (#)          1)       at Year    in-the-
                                                         End (#)     Money
                                                        Exercisab   Options
                                                           le         at
                                                                     Year
                                                                    End(2)
                                                                   Exercisab
                                                                      le
Mahmood (Mac) Jamshidi                 Nil         Nil    370,000  $1,942,50
Shahsavar                                                                  0

Morteza Seyed Torabian                 Nil         Nil    220,779  $1,122,12
                                                                           6

Reginald Adrian Ebbeling          6,000 on     $12,900     29,000          $
                                  07/26/96                           152,250

Gordon John Farrimond                  Nil         Nil     47,500          $
                                                                     218,400

Alice Elaine Affleck             20,000 on    $118,000     75,000          $
                                  12/02/96                           323,400

Janice Shahsavar                       Nil         Nil    100,000          $
                                                                     525,000

Robert Jackson                    2,000 on     $ 4,200     30,500          $
                                  10/09/96     $30,100               175,150
                                  7,000 on     $ 2,880
                                  11/21/96
                                  3,000 on
                                  04/14/97

Darrell Van Dyke                       Nil         Nil     20,000          $
                                                                      22,400

Richard Johnson                        Nil         Nil     22,000          $
                                                                      24,640

John Stone                             Nil         Nil     10,000          $
                                                                      11,200

     (1) Based on the closing market price for the Shares on the Exchange as at the respective exercise date.
     (2) Based on the closing market price for the Shares on the Exchange of $7.25.

Other than as disclosed above, there is no pension or other plan pursuant to which cash or non-cash compensation was paid or distributed to the Executive Officers during the year ended June 30, 1997.

The Executive Officers have not received any other compensation from the Issuer.

The Issuer has no compensatory plan or arrangement in respect of compensation received or that may be received by the Executive Officers in the Issuer's most recently completed or current financial year to compensate such Executive Officers in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the Executive Officers the value of such compensation exceeds $100,000.

Compensation of Directors

None of the directors of the Issuer, in their role as directors, have received any remuneration, other than reimbursement for travel and other out-of-pocket expenses incurred for the benefit of the Issuer during the most recently completed financial year ended June 30, 1997. Although the Issuer does not presently have any non-cash compensation plans for its directors; it is considering paying non-cash compensation during the current financial year in addition to the granting of stock options. However, the particulars of such non-cash compensation have not yet been determined. (See "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options".)

Related Party Transactions

Ross Scavuzzo, a director of the Issuer, was the President of Arjo and a director of the Issuer at the time the Issuer entered into an agreement with Arjo whereby the Issuer has acquired Arjo's Liquid Division. (See "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.")

Janice Shahsavar, the Vice-President, Human Resources, of the Issuer, owns 100% of the issued and outstanding shares of Excelco. In addition, Mahmood
(Mac) Shahsavar, the President, Chief Executive Officer, Promoter and a director of the Issuer, is the President and Chief Executive Officer of Excelco. The Issuer has entered into an agreement whereby Excelco has granted to the Issuer the right to use certain Robotic Technology. (See "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement".)

See  "Business of the Issuer - Summary and Analysis of Financial Operations
- Financial Assistance - Manitoba Government" for information relating to certain restrictions and obligations placed upon Mahmood (Mac) Shahsavar and Janice Shahsavar in order to provide security to MDC pursuant to the MG Agreement.

Darrell Wayne Van Dyke, Vice President of NHMC US, was General Manager of Huntington Laboratories Gam-Med Division, Inc. ("Gam-Med") at the time that the Issuer entered into an agreement with Gam-Med whereby the Issuer acquired the on-going business and certain assets of Gam-Med. (See "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.)

Except as disclosed herein, since the date of incorporation of the Issuer, no insider of the Issuer or any associate or affiliate of such insider has been materially interested in any transaction of the Issuer, nor is any such person interested in any proposed transaction which has materially affected or would materially affect the Issuer.


SHARE AND LOAN CAPITAL

Existing and Proposed Share Capital

The authorized capital of the Issuer consists of an unlimited number of Shares. The following table sets out the Issuer's outstanding share capital, including the Shares to be distributed under this Prospectus, as of the most recent quarter end.

                                           Number of    Price      Total
                                            Issued       Per    Considerati
                                          Securities   Securit     on(2)
                                                          y
Issued as of March 31, 1998               15,821,903(    N/A     $15,764,952
                                                   1)

Offering:
  Issuable on Exercise of the CD              337,500    N/A             N/A
Warrants


Total upon completion of the Offering     16,159,403(    N/A     $15,764,952
                                                   1)

(1) Including the 1,180,000 Shares held in escrow. (See "Share and Loan Capital - Escrow Shares".)
(2)  Net of issue costs.  (See Note 12 to the Financial Statements.)

Loan Capital


Designation of Security                Amount        Amount        Amount
                                     Authorized    Outstandin   Outstanding
                                      or to be        g as           as
                                     Authorized      of June      of March
                                                    30, 1997      31, 1998
Shareholders'  and Directors             N/A        $2,064,770             $
Loans(1)                                                             555,497

Lease Agreements(2)                      Nil        $7,223,537             $
                                                                   6,105,618

Long-term Debt(3)                        Nil        $3,267,326             $
                                                                  14,748,960

(1) As at March 31, 1998, the Issuer has received non-interest bearing shareholder loans totaling $155,496 from Inscoca (the "Shareholders Loans")and $400,001 from the selling Shareholders of Medi Guard (the "Medi Guard Selling Shareholders Loans"). The Inscoca loan has no fixed terms of repayment. The Medi Guard Selling Shareholders Loan is due November 24, 1998 . The terms of certain loans received by the Issuer under the MG Agreement and the WEDD Agreement require that the Issuer obtain the consent of the Ministers of the WEDP and the MDC prior to the repayment of the Shareholders Loans. The loan under the MG Agreement is secured. (See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance" and "Payments to Insiders and Promoters - Related Party Transactions".)
(2) The Lease Agreements amounts reflect the total lease obligation and not just the long-term portion. (See "Business of the Issuer - Operations - Equipment".)
(3) As at March 31, 1998, the long-term debt reflects the $1,804,835 unsecured, non-interest bearing loan from the WEDD, repayable quarterly commencing September 1, 1998 and ending September 1, 2000, the $2,174,000 MG Loan, bearing interest at a rate charged by the Province of Manitoba to its Crown Corporations for borrowings amortized over a ten year period (currently 8%), secured by a first fixed charge against certain lands, buildings and equipment, repayable monthly commencing May 1, 1999 and ending December 1, 2002, the U.S.$6,750,000 (CDN$9,562,050) Convertible Notes issued March 31, 1998 under this Prospectus, the $460,649 Hongkong Bank term loans secured by certain assets of Medi Guard, bearing interest at the rate of Hongkong Bank Prime rate plus up to 3.0%, repayable monthly commencing April 1, 1997 and ending June 1, 2001, the $247,300 Business Development Bank of Canada term loans secured by certain equipment of Medi Guard, bearing interest at the rate of Business Development Bank of Canada Operational interest rate plus up to 3.5%, repayable monthly commencing January 23, 1997 and ending December 1, 2002, and the $500,000 Roynat Inc. subordinated debenture secured by a fixed and floating charge debenture on all assets of Medi Guard, subject to all other funded debt of Medi Guard, bearing interest at 10% per annum payable monthly, due March 15, 2002,

Options and Other Rights to Purchase Securities

As at March 31, 1998, the Issuer has granted various persons rights to purchase or acquire an aggregate of 3,426,404 comprised as follows and as more particularly described in this section:
                                                         No. Shares

(a)  to be issued on exercise of incentive stock options: 1,210,904
(b)  to be issued on exercise of the SW Warrants:         1,600,000
(c)  to be issued on exercise of the Agent's Warrants:      128,000
(d)  to be issued on exercise of the Importex Warrants:     150,000
(e)  to be issued on exercise of the CD Warrants:           337,500

          Total:                                          3,426,404

In addition, on March 31, 1998 the Issuer granted various persons the right to acquire further Shares upon the conversion of the Convertible Debentures, the number of which cannot be calculated until the deemed price per CD Share has been determined. (See "Details of the Offering - CD Private Placement").

Incentive Stock Options

The following table sets forth details, as at March 31, 1998, of the incentive stock options entitling the holders to purchase an aggregate of 1,210,904 Shares of the Issuer:


  Name of            No. of   Date of   Exerci    Expiry    Market   Market
 Optionees           Shares    Grant      se       Date     Value     Value
                     Subjec              Price                of       on
                      t to                                  Shares    March
                     Option                                   on       31,
                                                           Date of    1998
                                                            Grant
Mahmood (Mac)        370,00   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
Shahsavar(1)            0       1995               2000

Seyed Torabian(1)    107,82   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                        9       1995     $3.81     2000     $4.55
                     94,000   Aug. 12,   $6.13   Aug. 11,   $6.00
                      8,950     1996               2001
                              June 3,            June 3,
                                1997               2002

Janice Shahsavar     100,00   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                        0       1995               2000

Alice Elaine         60,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
Affleck(1)           15,000     1995     $6.13     2000     $6.00
                              June 3,            June 3,
                                1997               2002

Robert Jackson(1)    16,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                      5,000     1995     $3.81     2000     $4.55
                      7,500   Aug. 12,   $6.13   Aug. 11,   $6.00
                                1996               2001
                              June 3,            June 3,
                                1997               2002

Reginald             12,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
Ebbeling(1)           5,000     1995     $3.81     2000     $4.55
                              Aug. 12,           Aug. 11,
                                1996               2001

Gordon Farrimond(1)  30,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                     10,000     1995     $3.81     2000     $4.55
                      7,500   Aug. 12,   $6.13   Aug. 11,   $6.00
                                1996               2001
                              June 3,            June 3,
                                1997               2002

Aristotle (Telly)    30,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
Mercury(1)                      1995               2000

Alex Tsakumis        29,500   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                     15,000     1995     $3.81     2000     $4.55
                     15,000   Aug. 12,   $6.13   Aug. 11,   $6.00
                                1996               2001
                              June 3,            June 3,
                                1997               2002

Eve Torabian         30,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                                1995               2000

Ross Scavuzzo(1)     20,000   June 29,   $2.00   Nov. 30,   n/a(2)    $3.70
                                1995               2000

Pat Paterson          5,000   Aug. 12,   $3.81   Aug. 11,   $4.55     $3.70
                     22,000     1996     $6.13     2001     $6.00
                              June 3,            June 3,
                                1997               2002

Nancy Clark           5,000   Aug. 12,   $3.81   Aug. 11,   $4.55     $3.70
                     15,000     1996     $6.13     2001     $6.00
                              June 3,            June 3,
                                1997               2002

Simona Sordi          3,125   Aug. 12,   $3.81   Aug. 11,   $4.55     $3.70
                                1996               2001

Dominic Marrai        5,000   Aug. 12,   $3.81   Aug. 11,   $4.55     $3.70
                      7,500     1996     $6.13     2001     $6.00
                              June 3,            June 3,
                                1997               2002

Darrell Van Dyke     20,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Joseph Gillies       15,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Monique Desrosiers   15,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Carol Scott          15,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Darren Van Dyke       7,500   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Dexter Talwar        11,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

May M. Alibango      15,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Carmelita Smith      11,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

John Stone           10,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Cecilia S. Chong      3,500   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Claudette C.          3,500   June 3,    $6.13   June 3,    $6.00     $3.70
Kartinen                        1997               2002

Doug J. Stiff         3,500   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Agustin Bangsal       2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Cherry Licup          2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Lucia Pascual         2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Teresita N. Ramos     2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Flordeliza B. Reyes   2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Matilde O. Tahimic    2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Lina Sawit            2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Anna Liza             2,000   June 3,    $6.13   June 3,    $6.00     $3.70
Encarnacion                     1997               2002

Rufina Platon         2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Caridad E. Padernal   2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Carolina P.           2,000   June 3,    $6.13   June 3,    $6.00     $3.70
Bercasio                        1997               2002

Roman A. Gonzales     2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Aurora Trinidad       2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Ma Merlyn Alibango    2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

Mildred Nario         2,000   June 3,    $6.13   June 3,    $6.00     $3.70
                                1997               2002

     (1)  Directors of the Issuer.
     (2) There was no market for the Shares when the June 29, 1995 stock options were granted. The exercise price was based on the public offering price under the Issuer's IPO Prospectus.

The options have been granted as incentives and not in lieu of any compensation for services, and are subject to cancellation should the optionee cease to act in a designated capacity.

See  "Business of the Issuer - Summary and Analysis of Financial Operations
- Financial Assistance - Manitoba Government" for information relating to certain restrictions and obligations placed upon Mahmood (Mac) Shahsavar and Janice Shahsavar with respect to the exercise of their incentive stock options and the sale, transfer, assignment or other disposition of their stock options or shares issued to them upon exercise of their stock options.


SW Warrants

In connection with the SW Private Placement, Special Warrants were issued exercisable into Units, which Units included SW Warrants. As of the date of this Prospectus, 1,600,000 Special Warrants have been exercised, resulting in the issuance of 1,600,000 SW Warrants. A total of 1,600,000 Shares are issuable upon exercise of SW Warrants, as follows.


      Name                         Number   Exercis   Market    Expiry Date
                                     of        e     Value of
                                   Shares    Price    Shares
                                  Availabl             as at
                                     e                Date of
                                    Upon             Acquisit
                                  Exercise            ion(1)
BPI   Canadian  Small  Companies  1,050,00   $7.00     $7.60      July 8,
Fund (A/C #5419-2616001)             0                              1998

BPI   Canadian  Small  Companies  100,000    $7.00     $7.60      July 8,
Fund (A/C #5419-2076601)                                            1998

Donald D. Sharp                    40,000    $7.00     $7.60      July 8,
                                                                    1998

Gibralt Holdings Ltd.              34,000    $7.00     $7.60      July 8,
                                                                    1998

Roberto D. Chu                     17,000    $7.00     $7.60      July 8,
                                                                    1998

Diana Risling                      17,000    $7.00     $7.60      July 8,
                                                                    1998

Sherman Yee, Ltd.                  17,000    $7.00     $7.60      July 8,
                                                                    1998

John Heras                         34,000    $7.00     $7.60      July 8,
                                                                    1998

T.R. Lankester                     17,000    $7.00     $7.60      July 8,
                                                                    1998

Hepplewood Design Limited         100,000    $7.00     $7.60      July 8,
                                                                    1998

Barry D. McKnight                  36,000    $7.00     $7.60      July 8,
                                                                    1998

Elizabeth Anne McKnight            17,000    $7.00     $7.60      July 8,
                                                                    1998

Barry McMillan                     17,000    $7.00     $7.60      July 8,
                                                                    1998

Dave McMillan                      36,000    $7.00     $7.60      July 8,
                                                                    1998

Vito Enterprises Ltd.              17,000    $7.00     $7.60      July 8,
                                                                    1998

Frank Mauro                        17,000    $7.00     $7.60      July 8,
                                                                    1998

Paymon Trading Inc.                17,000    $7.00     $7.60      July 8,
                                                                    1998

P. Nancy Clark                     17,000    $7.00     $7.60      July 8,
                                                                    1998

(1) As at the date of closing of the SW Private Placement. At the time the SW Private Placement was announced the market value was $7.40.

Agent's Warrants

Pursuant to the terms of the Agency Agreement, the Issuer has issued to the Agent 128,000 Agent's Special Warrants. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the Warrant Expiry Date.


Importex Warrant

Pursuant to the terms of the Importex Assignment, the Issuer has issued to Importex a warrant (the "Importex Warrant") entitling the holder to purchase 150,000 Shares (the "Importex Warrant Shares") at a price of $6.90 per Share in the first year and at a price of $7.94 per Share in the second year, expiring on February 3, 1999. (See "Business of the Issuer - Acquisitions and Dispositions - Textile Rights - Importex Corporation".)

CD Warrants

In connection with the $6,750,000 private placement, 337,500 Warrants were issued which are exercisable at 110% and 120% of the average closing price exercised within the first year or the second year of the Closing Date. This private placement is executed through the issuance of 6% Convertible Debentures. The Debentures are convertible into Class A shares at a conversion price of 85% of the average closing bid price for the five trading days immediately preceding the conversion notice. The Debentures carry a maximum price of US $3.50 and a rolling floor price of US $2.50. The Debentures are convertible upon registration with the SEC and 120 days as required by the B.C. Securities Commission. A commission of 5% has been paid in connection with this financing. (See "Details of the Offering - CD Private Placement").



THERE ARE NO ASSURANCES THAT THE OPTIONS, SHARE PURCHASE WARRANTS OR OTHER RIGHTS DESCRIBED ABOVE WILLBE EXERCISED IN WHOLE OR IN PART.

 Principal Holders of Voting Securities

As of the date hereof, the only persons or companies holding, as of record or known to the Issuer to beneficially own, directly or indirectly, or to have control or direction over, more than 10% of the issued shares of the Issuer are as follows:


   Name and Municipality of        Number of     % of Class     % of Class
           Residence              Securities    Prior to the    After the
                                                  Offering       Offering
EXCELCO SYSTEMS INC.(1)            4,271,805       27.00%         27.00%
Saskatoon, Saskatchewan

     (1) Excelco is a private company of which Janice Shahsavar, the Vice-President, Human Resources of the Issuer, owns 100% of the issued shares. Mrs. Shahsavar also directly holds 120,000 escrow shares of the Issuer.

Escrow Shares

The Issuer has issued a total of 1,180,000 performance shares (the "Escrow Shares"), at a price of $0.01 per share, to principals of the Issuer in accordance with Local Policy Statement 3-07 of the British Columbia Securities Commission (the "Policy"). The holders of the Escrow Shares (the "Escrow Holders") are as follows:

          Name of Escrow Holders                  No. Shares

          Mahmood (Mac) Shahsavar                 690,000
          Seyed Torabian                          120,000
          Janice Shahsavar                        120,000
          Alice Elaine Affleck                     80,000
          Robert Jackson                           50,000
          Eve Torabian                             30,000
          Frank Klemmer*                           30,000
          Mahmoud Torabian                         20,000
          Murray Laird*                            20,000
          Don Affleck                              20,000

          * Frank Klemmer and Murray Laird are no longer principals (as that term is defined in the Policy) of the Issuer and, accordingly, are obligated to transfer their respective Escrow Shares pursuant to the terms of the Escrow Agreement.

The Escrow Shares are being held in escrow pursuant to the terms of an agreement dated June 29, 1995 (the "Escrow Agreement") among the Issuer, Pacific Corporate Trust Company (the "Escrow Agent"), and the Escrow Holders. The escrow restrictions contained in the Escrow Agreement provide that the shares may not be traded in, dealt with in any manner whatsoever, or released, nor may the Issuer, the Escrow Agent or Escrow Holders make any transfer or record any trading of the shares without the consent of the Superintendent of Brokers for British Columbia (the "Superintendent") or, while the shares are listed on the Exchange, the consent of the Exchange.

The Escrow Shares may be released from escrow, on a pro-rata basis, based upon the cumulative cash flow of the Issuer, as evidenced by the Issuer's annual audited financial statements. "Cash Flow" is defined in the Policy to mean net income or loss before tax, adjusted for certain add-backs. For each $0.09 of cumulative cash flow generated by the Issuer from its operations, one Escrow Share may be released from escrow. Any shares not released from escrow before November 30, 2005, shall be cancelled.

Should an Escrow Holder cease to be a Principal as that term is defined in Local Policy Statement 3-07, or should he die or become bankrupt while he owns the Escrow Shares, the Escrow Holder or the representative(s) of his estate shall sell and transfer the Escrow Shares to such principal or principals of the Issuer as may be approved by the Board of Directors and the Superintendent or the Exchange at a price equal to an amount equal to the greater of 7% of the simple average of the closing price of the Shares for each of the business days on which there was a closing price falling not more than 10 business days before the date the Escrow Holder ceases to be a principal, dies or becomes bankrupt, as the case may be, and $0.01.

Upon completion of the Offering (see "Details of the Offering - Issuance of Special Warrants"), the Escrow Shares will represent approximately 7.5% of the issued and outstanding Shares of the Issuer.
The complete text of the Escrow Agreement is available for inspection at the office of the Issuer's legal counsel, Maitland & Company, at the times specified under "Material Contracts".

PRIOR SALES AND TRADING INFORMATION

During the 12 months ended March 31, 1998, the Issuer has sold for cash a total of 4,756,988 Shares as follows:


        Number of Shares              Price per     Commission    Net Cash
                                        Share                     Received
            34,500(1)                   $2.00           Nil        $69,000

            5,750(2)                    $3.81           Nil      $21,907.50

            2,750(3)                    $6.13           Nil      $16,857.50

           980,416 (4)                  $3.00           Nil       $226,248

          1,600,000 (5)                  N/A            Nil          Nil

           305,000(6)                   $3.50           Nil      $1,067,500

           225,000(7)                    N/A            Nil          Nil

           128,000(8)                    N/A            Nil          Nil

          1,475,572(9)                   N/A            Nil          Nil

     (1)  On exercises of incentive stock options at $2.00 per Share.
     (2)  On exercises of incentive stock options at $3.81 per Share.
     (3)  On exercises of incentive stock options at $6.13 per Share.
     (4) 905,000 Shares were issued on exercise of the July/96 Special Warrants, at a deemed price of $3.00 per Share. No additional consideration was required to exercise the July/96 Warrants. The balance of 75,416 Shares were issued to the Agent upon exercise of a compensation warrant, at a price of $3.00 per Share, issued in connection with the July/96 Private Placement.
     (5) On partial exercise of the Special Warrants, at a deemed price of $6.00 per Share. No additional consideration was required to exercise the Special Warrants.
     (6)  On exercise of the July/96 Warrants.
     (7) Issued at a deemed price of $6.90 per Share as partial consideration payable by the Issuer under the Importex Assignment. (See "Business of the Issuer - Acquisitions and Dispositions - Textile Rights - Importex Corporation".)
    (8) On exercise of the Agent's Special Warrants in connection with the SW Private Placement. No additional consideration was required to exercise the Agents Special Warrants.
    (9) On conversion of the Convertible Debentures in connection with the CN Private Placement. No additional consideration was required to convert the Debentures.

The following table sets out the market price, range and trading volume of the Shares on both the on the NASDAQ Small Capital Market for the 12 months (where applicable) and for the six weeks prior to the date of this
Prospectus:

 NASDAQ Small Capital Market

The Issuer was first listed on NASDAQ on August 14, 1996.


Year                      Monthly Summary       High (US$)    Low     Volume
                                                              (US   (shares)
                                                               $)
1998                      March                       3.00   2.38   1,113,861
                          February                    3.13   2.31   1,882,979
                          January                     3.28   2.38   1,466,943

1997                      December                    3.81   2.63   1,676,140
                          November                    4.13   2.50   1,568,775
                          October                     4.50   3.63     721,325
                          September                   4.81   4.13     551,898
                          August                      5.56   4.00   1,876,260
                          July                        6.00   4.88   1,753,500
                          June                        5.94   3.88     852,698
                          May                         5.13   4.25     176,078
                          April                       5.19   4.13     148,925
                          March                       5.25   4.25     321,800
                          February                    5.50   4.62     220,100
                          January                     6.00   5.00     694,100

1996                      December                    6.00   4.87    534,700
                          November                    6.62   3.00  2,403,900
                          October                     3.25   2.75     34,800

DETAILS OF THE OFFERING

CD Private Placement

Pursuant to the Debenture Purchase Agreement, Convertible Debentures in the amount of US$6,750,000 were issued on a private placement basis. The Convertible Debentures bear cumulative dividends at the rate of 6% per annum, payable in cash or in Shares. The Convertible Debentures are convertible into Shares at a conversion price equal to the lower of: (a) US$3.50 subject to a floor price of $2.50 as defined in the Debenture or
(b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing on the Original Issuance Date as herein defined.

Unless converted earlier by the holder, the Convertible Debentures will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Pacific Standard Time) on the Debenture Maturity Date. If the Debenture Certificate is issued prior to the Debenture Maturity Date, the securities represented thereby will be subject to a hold period except as permitted by the Securities Act (B.C.) or the Regulations or Rules made thereunder, or pursuant to the Securities Act of 1933.

The Issuer has the right to require, by at least 10 days' written notice to the holder of a Convertible Debenture, that the holder of a Convertible Debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the Debenture Maturity Date.

Each CD Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of US$2.83 during the first year, and at a price of US$3.09 per Share during the second year.

The Finder arranged for purchasers of the Convertible Debentures and, in consideration therefor, the Issuer paid to the Finder a cash commission of US$337,500, equal to 5% of the aggregate gross proceeds raised from the CD Private Placement, which was paid on closing of the CD Private Placement.

This Prospectus qualifies the distribution of the CD Shares and the CD Warrant Shares.

The CD Warrants may be exercised by surrendering to the Issuer the certificate or certificates representing the CD Warrants together with a duly completed and executed exercise notice in the form attached to such certificate(s) and the applicable purchase price.

On any exercise of the CD Warrants by a holder, the person to whom the CD Warrant Shares issuable upon such exercise are to be issued shall be deemed to have become the holder of record as of the close of business on the day upon which the holder delivers the CD Warrants for exercise, together with full payment of the exercise price, in accordance with the provisions of the certificate representing the CD Warrants.

Other than as disclosed in this Prospectus, there are no payments in cash, securities or other consideration being made, or to be made, to a promoter, finder or any other person or company in connection with the CD Private Placement.

General

The PP Shares and the Warrants are also subject to adjustment upon the occurrence of certain stated events including the subdivision or consolidation of the Shares, certain distributions of Shares, or of securities convertible into or exchangeable for Shares, or of other securities or assets of the Issuer, certain offerings of rights, warrants or options and certain capital reorganizations.

The Special Warrants and Convertible Debentures have been issued pursuant to exemptions from the prospectus requirements of applicable securities legislation. The Prospectus qualifies the distribution of the PP Shares and the Warrants. If the Special Warrants or Convertible Debentures are exercised prior to the date of the Effectiveness of a Registration Statement, the securities derived therefrom will be subject to hold periods and other resale restrictions under applicable securities legislation.


DESCRIPTION OF SECURITIES OFFERED

The authorized capital of the Issuer consists of an unlimited number of Shares without par value. At March 31, 1998, 15,821,903 Shares are issued and outstanding. All of the authorized shares of the Issuer are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. No Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The modification, amendment or variation of any such rights or provisions are subject to The Corporations Act (Manitoba) and the Issuer's by-laws.

Once issued, the CD Shares and CD Warrants will not be subject to any further call or assessments and will not have any preemptive rights, conversion rights or redemption rights.

INVESTOR RELATIONS ARRANGEMENTS

Certain of the Issuer's employees are responsible for the preparation of any investor relations materials containing the Issuer's corporate profile, management and director profiles, corporate information and product sheet. These individuals also coordinate communications with shareholders on a continuing basis to keep them advised of the Issuer's plans and activities by providing them with news releases, financial information and annual reports.

Other than services provided by its employees, the Issuer has not entered into any written or oral agreement or understanding with any person to provide any promotional or investor relations services for the Issuer or its securities, or to engage in activities for the purposes of stabilizing the market, either now or in the future.

RELATIONSHIP BETWEEN THE ISSUER AND PROFESSIONAL PERSONS

Aikins MacAulay & Thorvaldson is a Manitoba law firm of which Aristotle (Telly) Mercury, a director of the Issuer, is a partner. During the year ended June 30, 1997, Aikins MacAulay & Thorvaldson received $48,331 for legal services rendered to the Issuer. (See "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options" for information relating to an incentive stock option granted to Mr. Mercury. In addition, see "Directors, Officers and Promoters - Name, Address, Occupation and Security Holdings" for disclosure of Shares owned by Mr. Mercury.)

Other than as disclosed herein, there is no beneficial interest, direct or indirect, in any securities or property, of the Issuer or of an associate or affiliate of the Issuer, held by a professional person as referred to in section 106(2) of the Rules, a responsible solicitor or any partner of a responsible solicitor's firm.


LEGAL PROCEEDINGS

The Issuer is not a party to any outstanding legal proceedings and the directors of the Issuer do not have any knowledge of any contemplated legal proceedings that are material to the business and affairs of the Issuer.




LEGAL MATTERS

Certain matters with respect to the legality of the issuance of the Convertible Debentures and the common stock offered hereby are being passed upon by its counsel, Sperry, Young & Stoecklein, Las Vegas, Nevada.

EXPERTS

The Consolidated Financial Statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports have been audited by Arthur Andersen & Co. and Deloitte & Touche, Independent Chartered Accountants, and are included herein in reliance upon the authority of said firm as experts as giving said reports.

REGISTRAR AND TRANSFER AGENT

The Issuer's registrar and transfer agent is Pacific Corporate Trust Company, of Suite 830, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

MATERIAL CONTRACTS

The material contracts to which the Issuer is a party are as follows:

(a) MG Agreement between the Issuer and the Department of Industry, Trade and Tourism, through its Crown corporation and agent, Manitoba Development Corporation, of the Manitoba Government, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(b)  Real  Property Mortgage and Security Agreement between the Issuer  and
     MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(c) Assignment/Postponement of Shareholder Loan Agreement among the Issuer, Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(d) Equity Undertaking Agreement among the Issuer, Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(e) Lease and Credit Undertaking Agreement among the Issuer, Excelco and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(f) Guarantee Agreement among the Issuer, Excelco and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(g) WEDD Agreement between the Issuer and the Federal Government's Western Economic Diversification Department, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Federal Government";

(h) Robotic Technology License Agreement between the Issuer and Excelco Systems Inc., as referred to under "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement";

(i) Arjo Agreement among the Issuer, Arjo Canada Inc., Arjo USA Inc. and 3485367 Manitoba Ltd. (now, NCP) as referred to under "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.";

(j) Gam-Med Agreement among NHMC US, Huntington Laboratories Gam-Med Division, Inc. and Ecolab Inc. referred to under "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.";

(k) Ecolab Supply Agreement between NHMC US and Ecolab referred to under "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc."

(l)  Mercana  General  Security Agreement between the  Issuer  and  Mercana
     Industries  Ltd.  referred  to  under  "Business  of  the   Issuer   -
     Acquisition and Dispositions - Textile Rights";

(m)  Importex  Assignment  among  the  Issuer,  Importex  Corporation   and
     Mertexas Partnership referred to under "Business of the Issuer - Acquisition and Dispositions - Textile Rights";

(n) Lease Agreements among NHMC US, D & T Leasing, Inc. and D & T Leasing Limited Partnership, as referred to under "Business of the Issuer - Operations - Equipment";

(o) Settlement Agreement among NHMC US, D & T Leasing, Inc., D & T Leasing Limited Partnership, Excelco and Selectronics, as referred to under "Business of the Issuer - Operations -Equipment";

(p) Stock Option Agreements between the Issuer and certain of its directors and employees, as referred to under "Share and Loan Capital
     -  Options  and Other Rights to Purchase Securities - Incentive  Stock
     Options";

(q) Escrow Agreement among the Issuer, Pacific Corporate Trust Company and the Escrow Holders, as referred to under "Share and Loan Capital - Escrow Shares";

(r) Agency Agreement between the Issuer and the Agent, as referred to under "Details of the Offering - SW Private Placement";

(s) Special Warrant Indenture between the Issuer and Pacific Corporate Trust Company;

(t) Securities Purchase Agreements, CN Private Placement (US$5,000,000) between the Issuer and certain investors;

(u) Distribution Agreement between NHLC and Sysco Corporation, as referred to under "Business of the Issuer - Description of Business and General Development";
(v) Medi Guard Agreement among the Issuer, Medi Guard Inc. and former shareholders of Medi Guard as referred to under "Business of the Issuer - Acquisitions and Dispositions - Medi Guard Inc.";

(w) Budva Agreement among the Issuer, and former shareholders of Budva as referred to under "Business of the Issuer - Acquisitions and Dispositions - Budva International LLC"; and

(x)  Convertible   Debenture  Purchase  Agreement,  CD  Private   Placement
     (US$6,750,000) between the Issuer and certain investors; and

(y) Medi Guard Amending Agreement among the Issuer, Medi Guard Inc. and former shareholders of Medi Guard as referred to under "Business of the Issuer - Acquisitions and Dispositions - Medi Guard Inc.";



The above agreements may be inspected at the office of counsel for the Issuer, Maitland & Company, at Suite 700, 625 Howe Street, Vancouver, B.C., during normal business hours while the distribution of the securities hereunder is in progress and for a period of 30 days thereafter.

OTHER MATERIAL FACTS

There are no other material facts not disclosed elsewhere herein.

Exhibit A - Convertible Debenture Purchase Agreement
Exhibit B - Escrow Agreement
Exhibit C - US$  250,000,  6%  Convertible  Debenture  March  31,   2000
            (Diversified  Strategies Fund, Ltd.)
Exhibit D - $6,500,000, 6% Convertible Debenture  March  31,  2000  (JNC
            Opportunity Fund Ltd.)
Exhibit E - Registration Rights Agreement.

F-1  Report of Independent Chartered Accountants
F-2  Balance Sheet as June 30, 1997
F-3  Statement of Operations for the year ended June 30, 1997
F-4 Statement of Shareholders' Equity for the year ending June 30, 1997 F-5 Statement of Changes in Financial Position for the year ending June
     30, 1997
F-6  Notes to Financial Statements

                                    EXHIBIT A

      CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of March 31, 1998 (this "Agreement"), among National Healthcare Manufacturing Corporation, a Manitoba, Canada, corporation (the "Company"), JNC Opportunity Fund Ltd., a Cayman Islands Company ("JNC"), and Diversified Strategies Fund, L.P., an Illinois limited partnership ("DSF"). Each of JNC and DSF is a "Purchaser" and, collectively JNC and DSF are the "Purchasers."

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase an aggregate principal amount of $6,750,000 of the Company's 6% Convertible Debentures, due March 31, 2000 (the "Debentures"), which are convertible into shares of the Company's Class A common stock, no par value (the "Common Stock").

      IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

            PURCHASE AND SALE OF DEBENTURES; CLOSING

     1.1  The Closing.

           (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase, severally and not jointly, the Debentures for an aggregate purchase price of $6,750,000. The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                (ii) Prior to the Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchasers and the Escrow Agent (the "Escrow Agreement"), including the following: (A) the Company shall deliver (1) Debentures, registered in the name of JNC, with an aggregate principal amount of $6,500,000, (2) Debentures, registered in the name of the DSF, with an aggregate principal amount of $250,000, (3) a Common Stock purchase warrant, registered in the name of JNC, to purchase 325,000 shares of Common Stock, in the form of Exhibit D (the "JNC Warrant"), (4) a Common Stock purchase warrant, registered in the name of DSF, to purchase 12,500 shares of Common Stock, in the form of Exhibit D (the "DSF Warrant" and, together with the JNC Warrant, the "Warrants"), and (5) the legal opinions of Sperry Young and Stoecklein and Aikins, MacAulay & Thorvaldson, substantially in the forms of Exhibit C-1 and C-2 (collectively, the "Legal Opinions"); (B) JNC shall deliver $6,500,000; (C) DSF shall deliver $250,000; and (D) each party hereto shall deliver all other executed instruments, agreements and certificates as are required to be delivered hereunder by or on their behalf at the Closing.

           1.2 Form of Debentures. The Debentures shall be in the form of Exhibit A.
           For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Debentures; "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date, and "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or in Manitoba, Canada are authorized or required by law or other governmental action to close. Unless otherwise specified, all references herein to dollars or $ shall be to U.S. dollars (U.S. $).


                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

      2.1  Representations, Warranties and Agreements of the Company.   The
Company  hereby makes the following representations and warranties  to  the
Purchasers:

            (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Manitoba, Canada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement, the Escrow Agreement, the Debentures, the Warrants or the Registration Rights Agreement, dated the date hereof, between the Company and the Purchasers (the "Registration Rights Agreement" and, together with this Agreement, the Escrow Agreement, the Debentures and the Warrants, the "Transaction Documents"), (y) have a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of the foregoing, a "Material Adverse Effect").

           (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms thereof shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter documents.

           (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person (as defined below) beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Other than pursuant to the Registration Rights Agreement between certain third parties and of the Company, dated October 1, 1997 (the "October Financing Agreement"), there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale or resale of any of their securities under the Securities Act (other than as contemplated in the Registration Rights Agreement). A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) Issuance of Debentures and the Warrants. The Debentures and the Warrants are duly authorized, and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusals of any kind (collectively, "Liens"). The Company has and at all times while the Debentures and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Debentures and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures, assuming such conversion were effected on the
Original Issue Date or the Filing Date (as defined in the Registration Rights Agreement), whichever yields a lower Conversion Price, (ii) the number of shares of Common Stock as are issuable as payment of interest on the Debentures, assuming all such interest is permitted to be paid and is paid in shares of Common Stock, and (iii) the number of shares of Common Stock as are issuable upon exercise in full of the Warrants. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest in respect thereof and upon exercise of the Warrants are sometimes referred to herein as the "Underlying Shares," and the Debentures, the Warrants and Underlying Shares are, collectively, the "Securities." When issued in accordance with the terms of the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

           (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's articles of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in
Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected (including, without limitation, the October Financing Agreement and the documents and agreements related thereto), or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal, state and foreign securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (f)  Consents and Approvals.  Except as specifically set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execu tion, delivery and performance by the Company of the Transaction Documents other than (i) the filing of a registration statement covering the resale of the Underlying Shares by the Purchasers (the "Underlying Securities Registration Statement") with the Securities and Exchange Commission (the "Commission") and, if required under applicable law, the British Columbia Securities Commission, which shall be filed in the time period set forth in the Registration Rights Agreement, (ii) the application for the listing of the Underlying Shares on or with the Nasdaq SmallCap Market, the Vancouver Stock Exchange and any national securities exchange, market or quotation system on which the Common Stock is hereafter listed for trading, (iii) blue sky securities filings as contemplated by Section 3.5 hereof and by the Registration Rights Agreement, (iv) the filing of a Form D with the Commission and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

           (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

           (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation  of any order of any court, arbitrator or governmental  body,  or
(iii)  is  in  violation  of  any  statute,  rule  or  regulation  of   any
governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, a Material Adverse Effect. The Company is not in default of any of its conversion obligations under the October Financing Agreement or the agreements or instruments executed in connection therewith.

            (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2(b)-(f), the issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act and any Canadian Securities laws. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act or any Canadian Securities laws.

          (j) SEC Documents. Since January 1, 1996, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (such reports, the "SEC Documents" and, together with the Schedules to this Agreement and any other documents and information furnished by or on behalf of the Company to the Purchasers at any time prior to the Closing, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada and reconciled to such principles in the U.S. ("GAAP"), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since December 31, 1997, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of capital stock. The Company last filed audited financial statements with the Commission on December 31, 1997, and has not received any comments from the Commission in respect thereof.

           (k) Investment Company. The Company is not, and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (l) Certain Fees. Except for fees payable to CDC Consultants, Inc., no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated hereby. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Purchaser, its respective employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (m) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

           (n) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received written notice from The Nasdaq Stock Market, the Vancouver Stock Exchange or any other stock exchange, market or trading facility on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing, maintenance or other requirements of such exchange, market, trading or quotation facility. The Company currently meets and has no reason to believe that it will not in the future meet any such requirements.

           (o) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, there is no existing infringement of any of the Intellectual Property Rights.

           (p) Seniority. Except as set forth in Schedule 2.1(q), no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation, dissolution or otherwise.

           (q) Form F-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form F-3 promulgated under the Securities Act.

           (r) Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or provided to the Purchasers or their representatives and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to any of the Purchasers or any of their agents or counsel any information that constitutes or might constitute material nonpublic information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representation in effecting transactions in securities of the Company.

     2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company.

           (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the
Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

            (b) Investment Intent. Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

           (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

           (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

           (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. No Person has made a representation to such Purchaser as to the future price or value of the Securities, or, except as may be required under the Transaction Documents, that any Person will resell or repurchase the Securities or refund the purchase price of the Securities.

           (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportu nity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

           (g)  Reliance.  Such Purchaser understands and acknowledges that
(i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

           The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                          ARTICLE III

                OTHER AGREEMENTS OF THE PARTIES

      3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books and records of the Company or on the register of any transfer agent for the Securities (i) any transfer of Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate (as such term is defined under Rule 405 promulgated under the Securities Act) of such Purchaser or to an Affiliate of another Purchaser, or any transfers among any such Affiliates provided the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring any such Securities in accordance with the representation provided by the original Purchaser in Section 2.2(b). Any such Purchaser or Affiliate transferee shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

           (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

           NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA, CANADA, UNTIL MIDNIGHT ON JULY 30, 1998, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) OR THE REGULATIONS OR RULES MADE THEREUNDER.

     [FOR DEBENTURES ONLY] THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN SECTION 3.8 OF A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF MARCH 31, 1998, BETWEEN NATIONAL HEALTHCARE MANUFACTURING CORP. (THE "COMPANY") AND THE
     ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

           Underlying Shares shall not contain the legend set forth above (or any other legend) if the conversion of Debentures, exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, as the case may be, occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act or the British Columbia Securities Act, as the case may be (including judicial interpretations and pronouncements issued by the staff of the Commission or Canadian securities commissions). The Company shall cause its counsel to issue the Transfer Agent Instructions attached hereto as Exhibit E to the Company's transfer agent on the day that the Underlying Securities Registration Statement is declared effective. In the event the legend referenced above is required pursuant to this Section 3.1(b) at the time of the initial issuance of Underlying Shares, the Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this
Section 3.1(b).

      3.2 Acknowledgement of Dilution. The Company acknowledges that the issuance of Underlying Shares upon (i) conversion of the Debentures and as payment of interest thereon and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the terms of the Debentures and the Warrants is unconditional and absolute regardless of the effect of any such dilution.

      3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the
Company's transfer agent for the benefit of and enforceable by the Purchasers) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 3.3, and any amendments and supplements thereto, in connection with resales of the Securities other than pursuant to an effective registration statement.

      3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times until the
Purchasers  notify  the  Company  in  writing  that  they  no  longer   own
Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

      3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the offer, issue or sale of the Securities to the Purchasers.

     3.7 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting 125% of the full outstanding principal amount of Debentures (and paying any accrued but unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 30 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's restated certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrants. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

     3.8 Purchasers Ownership of Common Stock. Each Purchaser agrees not to convert Debentures or exercise its Warrants to the extent such conversion or exercise would result in it beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by it after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Purchaser) and of which portion of the principal amount of such
Debentures are convertible shall be in the sole discretion of such Purchaser, and the submission of Debentures for conversion shall be deemed to be such Purchaser's determination of whether such Debentures are convertible (in relation to other securities owned by a Purchaser) and of which portion of such Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert Debentures at such time as such conversion will not violate the provisions of this Section. The provisions of this Section may be waived by the Purchaser upon not less than 75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). The provisions of this Section shall not apply upon any conversion pursuant to
Section 4(a)(ii) of the Debentures.

      3.9 Listing and Reservation of Underlying Shares. (a) The Company shall (i) not later than the fifth Business Day following the Closing Date, prepare and file with the Nasdaq SmallCap Market (as well as any other national securities exchange or market on which the Common Stock is then listed, including the Vancouver Stock Exchange) an additional shares listing application covering at least the sum of (A) two times the number of Underlying Shares as would be issuable upon a conversion in full of the Debentures, assuming such conversion occurred on the Original Issue Date,
(B) the number of Underlying Shares required to pay interest in respect of the Debentures in stock, assuming all such interest is paid in shares of Common Stock, and (C) the number of Underlying Shares issuable upon exercise in full of the Warrants, (ii) take all steps necessary to cause the such shares to be approved for listing on such exchanges and markets as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. The Company shall prepare and file all documentation necessary to satisfy the requirements of any stock exchange in connection with the transactions contemplated hereby and the Purchasers shall execute and deliver such documents as are reasonably required by such exchanges to be provided.

          (b) The Company shall maintain a reserve of Common Stock for the issuance upon conversion of Debentures (and for payment of interest thereon) and upon exercise of the Warrants in such amount as to enable the Company to perform its obligations in full under the Transaction Documents, which reserve shall include a number of shares of Common Stock equal to not less than two times the number of shares of Common Stock as would be issuable upon the conversion in full of the Debentures and interest thereon, assuming such conversion occurred on the Original Issue Date (subject to increase as required).

     3.10 Conversion Procedures. Exhibit E sets forth the procedures with respect to the conversion of the Debentures, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.


     3.11 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and to pay down, extinguish and redeem not more than $1,750,000 (plus interest thereon not to exceed $149,450) the Company's indebtedness. The parties hereto agree that such amount shall be paid at the Closing from the net proceeds otherwise payable to the Company from the sale of Securities hereunder in accordance with the letter from Weil, Gotshal & Manges LLP, dated March 31, 1998.

     3.12 Notice of Breaches. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing
Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

      Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Debentures a copy of any written statement in support of or relating to such claim or notice.

      3.13 Conversion Obligations of the Company. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and the Warrants.

      3.14 Right of First Refusal; Subsequent Registrations; Certain Corporate Actions. (a) The Company shall not, directly or indirectly, without the prior written consent of Encore Capital Management, L.L.C. ("Encore"), offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at any time over the life of the security or investment at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of 180 days after the Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 3.1(c), (iii) shares of Common Stock issued upon conversion of Debentures, as payment of interest thereon, or upon exercise of the Warrants in accordance with their respective terms and (iv) shares of Common Stock issued in an underwritten secondary offering of the Company's securities on behalf of the Company (as opposed to stockholders thereof), unless (A) the Company delivers to Encore a written notice (the "Subsequent Financing Notice") of its intention effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and attached to which shall be a term sheet or similar document relating thereto and (B) Encore shall not have notified the Company by 5:00 p.m. (New York City time) on the fifteenth (15th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to cause either or both of the Purchasers to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Encore shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide Encore with a second Subsequent Financing Notice, and Encore shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty
(30) Trading Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

            (b) Except for Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, and other than Company securities to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of this Section (other than the registration of securities on behalf of investment consultants of the Company), the Company shall not, without the prior written consent of the Purchasers, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission. Any days that a
Purchaser is unable to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                (c) As long as there are Debentures outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of the Debentures, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of Debentures; (ii) except as and to the extent permitted pursuant to Section 3.11, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock other than as to the Underlying Shares; or (iii) enter into any agreement with respect to any of the foregoing.

      3.15 Transfer of Intellectual Property Rights. Except in connection with the sale of all or substantially all of the assets of the Company that are covered under the Debentures, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire), without the prior written consent of the Purchasers.

      3.16 Certain Securities Laws Disclosures; Publicity. The Company shall timely file with the Commission a Form D promulgated under the
Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall file with the Commission (i) a press release acceptable to the Purchasers disclosing the transactions contemplated hereby within three (3) Business Days after the Closing Date and (ii) a Report on Form 6-K disclosing this Agreement and the transactions contemplated hereby within ten (10) Business Days after the Closing Date.


                           ARTICLE IV

                         MISCELLANEOUS

           4.1 Fees and Expenses. The Company shall pay the Purchasers at the Closing $15,000 for their legal fees and disbursements in connection with the preparation and negotiation of the Transaction Documents. Other than the amounts contemplated by the immediately preceding sentence, and except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto. The Purchasers shall be responsible for their own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

          4.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Debentures and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

           4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If  to  the Company:       National Healthcare Manufacturing Corporation
                           251 Saulteaux Crescent
                           Winnepeg, Manitoba R3J 3C7
                           Facsimile No.: (204) 897-8366
                           Attn:  Chief Financial Officer

With copies to:            Donald J. Stoecklein, Esq.
                           1850 E. Flamingo Road, Suite 111
                           Las Vegas, Nevada 89119
                           Facsimile No.: (702) 794-0744

If to JNC:                 JNC Opportunity Fund Ltd.
                           c/o Olympia Capital (Cayman) Ltd.
                           Williams House
                           20 Reid Street
                           Hamilton HM11
                           Bermuda
                           Facsimile No.:  (441) 295-2305
                           Attn:  Director

If to DSF:                 Diversified Strategies Fund, L.P.
                           c/o Encore Capital Management, L.L.C.
                           12007 Sunrise Valley Drive
                           Suite 460
                           Reston, VA  20191
                           Facsimile No.:  (703) 476-7711
                           Attn:  Managing Member

With copies to (for        Encore Capital Management, L.L.C.
communications to          12007 Sunrise Valley Drive
either Purchaser):         Suite 460
                           Reston, VA  20191
                           Facsimile No.:  (703) 476-7711
                           Attn:  Neil T. Chau

                                   -and-

                           Robinson Silverman Pearce Aronsohn &
                              Berman LLP
                           1290 Avenue of the Americas
                           New York, NY  10104
                           Facsimile No.:  (212) 541-4630
                           Attn:  Eric L. Cohen


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

           4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or require ment of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

           4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

           4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), a Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

           4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to Encore, who is an intended beneficiary of the provisions of Section 3.14 entitled to enforce such provisions against the parties hereto, and permitted assignees under
Section 4.6, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

           4.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

           4.9 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the and conversion of the Debentures and exercise of the Warrants.

           4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

           4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

           4.12 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchasers without the prior written consent of the Purchasers, except to the extent required by law, in which case the Company shall provide the Purchasers with prior written notice of such public disclosure.

            4.13 Remedies. Each of the parties to this Agreement acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                         NATIONAL HEALTHCARE MANUFACTURING
                            CORPORATION



                         By:/s/Mac Shahsavar
                            ___________________________


                         JNC OPPORTUNITY FUND LTD.



                         By:/s/Neil Chau
                            ___________________________


                         DIVERSIFIED STRATEGIES FUND, L.P.

                         By:   Encore Capital Management, L.L.C.



                         By:/s/Neil Chau
                            ___________________________

EXHIBIT B


                        ESCROW AGREEMENT

          ESCROW AGREEMENT (this "Agreement"), dated as of March 31, 1998, by and among National Healthcare Manufacturing Corporation (the "Company"), JNC Opportunity Fund Ltd. ("JNC"), Diversified Strategies Fund, L.P. ("DSF"), and Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent"). Each of JNC and DSF are sometimes referred to herein as a "Purchaser" and collectively are the "Purchaser."

                            Recitals

          A. Simultaneously with the execution of this Agreement, the Company and the Purchasers have entered into a Convertible Debenture Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company is selling to the Purchasers certain 6% Convertible Debentures Due March 31, 2000 (the "Debentures") and certain of the Company's common stock purchase warrants (the "Warrants"). Capitalized terms that are used and not otherwise defined in this Agreement that are defined in the Purchase Agreement shall have the meaning set forth in the Purchase Agreement.

          B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the receipt and then delivery of the Purchase Price (as described in Section 1.1 of the Purchase Agreement) to be paid for the Debentures pursuant to Section 1.1 of the Purchase Agreement less any amounts the Purchasers are to be reimbursed by the Company under the Purchase Agreement (the "Purchase Price") and the delivery of the Debentures and the Warrants, together with the Ancillary Closing Documents (as defined below) and the Purchase Price, the "Consideration").

          C. Upon the closing of the transaction contemplated by the Purchase Agreement (the "Closing") and the occurrence of an event described in Section 2 below, the Escrow Agent shall cause the distribution of the Consideration in accordance with the terms of this Agreement.

          NOW, THEREFORE, IT IS AGREED:

           1.  Deposit of Consideration.

               a. Concurrently with the execution of this Agreement, each Purchaser shall deposit with the Escrow Agent the portion of the Purchase Price due for the Debentures and the Warrant to be purchased by it at the Closing in accordance with Section 1.1(a)(ii) of the Purchase Agreement and the Company shall deliver to the Escrow Agent the Debentures and the Warrants, registered in the name of the appropriate Purchaser, in accordance with Section 1.1(a)(ii) of the Purchasers Agreement and wiring instructions for transfer of the Purchase Price by the Escrow Agent into an account specified by the Company for such purpose. In addition, the Purchaser and the Company shall deposit with the Escrow Agent all other certificates and other documents required under the Purchase Agreement to be delivered by them at the Closing (such certificates and other documents being hereinafter referred to as the "Ancillary Closing Documents").

                    (i) The Purchase Price shall be delivered by the Purchasers to the Escrow Agent by wire transfer to the following account:

               Citibank, N.A.
               153 East 53rd Street
               New York, NY  10043
               ABA No.:  021-000-089
               For the Account of
               Robinson Silverman Pearce Aronsohn
                 & Berman LLP
               Attorney Trust Account
               Account No.:  37-204-162
               Attention:  Alexis Laurenceau
               Reference:   National  Healthcare Manufacturing  Corporation
(10849-17)

                    (ii) The Debentures, Warrants and the Ancillary Documents shall be delivered to the Escrow Agent at its address for notice indicated in Section 5(a).

               b.    Until  termination of this Agreement as set  forth  in
Section 2, all additional Consideration paid by or which becomes payable between the Company and the Purchasers shall be deposited with the Escrow Agent.

               c. The Purchasers and the Company understand that all Consideration delivered to the Escrow Agent pursuant to Section 1(a) shall be held in escrow in the Escrow Agent's interest bearing business account until the Closing. After the Purchase Price has been received by the Escrow Agent and all other conditions of Closing are met, the parties hereto hereby authorize and instruct the Escrow Agent to promptly effect the Closing.

               d. At the Closing, Escrow Agent is authorized and directed to deduct from the Purchase Price (i) $337,500 which will be paid to CDC Consulting, Inc. ("CDC") in accordance with the engagement letter between the Company and CDC to the transactions contemplated by the Purchase Agreement (the "Engagement Letter"), for remittance to CDC in accordance with its instructions, (ii) $15,000 which will be retained by the Escrow Agent in accordance with the Purchase Agreement and (iii) $1,899,450 to be remitted in accordance with the letter from Weil, Gotshal & Manges LLP (attached hereto) (the "October Financing Redemption Letter"). In addition, the portion of the Purchase Price released to the Company hereunder shall be reduced by all wire transfer fees incurred thereupon.

           2.  Terms of Escrow.

               a. The Escrow Agent shall hold the Consideration in escrow until the earlier to occur of (i) the receipt by the Escrow Agent of the Purchase Price, the Debentures, the Warrants and the Ancillary Closing Documents and a writing instructing the Closing and (ii) the receipt by the Escrow Agent of a written notice, executed by the Company or the Purchasers, stating that the Purchase Agreement has been terminated in accordance with its terms and instructing the Escrow Agent with respect to the Purchase Price, the Debentures, the Warrants and the Ancillary Closing Documents.

               b. If the Escrow Agent receives the items referenced in clause (i) of Section 2(a) prior to its receipt of the notice referenced in clause (ii) of Section 2(a), then, promptly thereafter, the Escrow Agent shall deliver (i) the Debentures, the Warrants, any interest earned on account of the Purchase Price through the Closing and the amounts payable to the Purchasers pursuant to Section 1(d) on the Consideration to the Purchasers entitled to the same, (ii) the Purchase Price (net of amounts described under Section 1(d)) to the Company, (iii) the amounts payable to CDC under the Engagement Letter to CDC or in accordance with its instructions, (iv) $1,899,450 in accordance with the October Financing Redemption Letter, and (v) the Ancillary Closing Documents to the party entitled to receive the same. In addition, the Escrow Agent shall retain $15,000 of the Purchase Price on account of its fees pursuant to the Purchase Agreement.

               c. If the Escrow Agent receives the notice referenced in clause (ii) of Section 2(a) prior to its receipt of the items referenced in clause (i) of Section 2(a), then the Escrow Agent shall promptly upon receipt of such notice return (i) the Purchase Price (together with any interest earned thereon through such date) to the Purchasers, (ii) the Debentures and Warrants to the Company and (iii) the Ancillary Closing Documents to the party that delivered the same.

               d. If the Escrow Agent, prior to delivering or causing to be delivered the Consideration in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Agreement, the Escrow Agent shall continue to hold the Consideration until such time as the Escrow Agent shall receive (i) written instructions jointly executed by the Purchasers and the Company, directing distribution of such Consideration, or (ii) a certified copy of a judgment, order or decree of a court of competent jurisdiction, final beyond the right of appeal, directing the Escrow Agent to distribute said Consideration to any party hereto or as such judgment, order or decree shall otherwise specify (including any such order directing the Escrow
Agent to deposit the Consideration into the court rendering such order, pending determination of any dispute between any of the parties). In addition, the Escrow Agent shall have the right to deposit any of the Consideration with a court of competent jurisdiction pursuant to Section 1006 of the New York Civil Practice Law and Rules without liability to any party if said dispute is not resolved within 30 days of receipt of any such notice of objection, dispute or otherwise.

           3.  Duties and Obligations of the Escrow Agent.

               a. The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct.

               b. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

               c. The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each of the Purchasers and the Company, and agreed to in writing by the Escrow Agent.

               d. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely, all Considerations held in escrow until it shall jointly be directed otherwise in writing by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction.

               e. The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

               f. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

               g. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the
Consideration, it may do so by giving five (5) days written notice to the parties of its intention and thereafter delivering the consideration to any other escrow agent mutually agreeable to the Purchasers and the Company and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Purchasers and the Company of its desire to so relinquish custody of the Consideration, then the Escrow Agent may do so by delivering the Consideration (a) to any bank or trust company in the Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne one-half by the Purchasers and one-half by the Company. Upon such
delivery,  the  Escrow  Agent  shall  be  discharged  from  any   and   all
responsibility or liability with respect to the Consideration and the Company and the Purchasers shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

               h. This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration. The Company understands that the Escrow Agent has acted and will continue to act as counsel to the Purchasers.

               i. The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors' and agents' fees and all taxes or other governmental charges, if any, shall be paid by one-half by the Purchasers and one-half by the Company.

          4. Indemnification. The Purchasers and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent, its employees, partners, members and representatives harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred, directly or indirectly, by the Escrow Agent and/or any such person, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent and any such person incurred defending itself against any claim or liability in connection with its performance hereunder and the costs of recovery of amounts pursuant to this Section 4.

          5.   Miscellaneous.

               a. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If   to  the  Company:        National  Healthcare  Manufacturing Corporation
                              251 Saulteaux Crescent
                              Winnepeg, Manitoba R3J 3C7
                              Facsimile No.:  (204) 897-8366
                              Attn:  Chief Financial Officer

With copies to:               Donald J. Stoecklein, Esq.
                              1850 E. Flamingo Road, Suite 111
                              Las Vegas, Nevada 89119
                              Facsimile No.: (702) 794-0744

If to JNC:                    JNC Opportunity Fund Ltd.
                              Olympia Capital (Cayman) Ltd.
                              c/o Olympia Capital (Bermuda) Ltd.
                              Williams House, 20 Reid Street
                              Hamilton HM11, Bermuda
                              Facsimile No.:  (441) 295-2305
                              Attn: Director

If to DSF:                    Diversified Strategies Fund, L.P.
                              c/o Encore Capital Management, L.L.C.
                              12007 Sunrise Valley Drive, Suite 460
                              Reston, VA  20191
                              Facsimile No.:  (703) 476-7711
                              Attn: Managing Member

With copies to:               Encore Capital Management, L.L.C.
(for communications           12007 Sunrise Valley Drive, Suite 460
to either Purchasers)         Reston, VA  20191
                              Facsimile No.:  (703) 476-7711
                              Attn: Managing Member

If to the Escrow Agent        Robinson Silverman Pearce Aronsohn &
(the Escrow Agent shall        Berman LLP
receive copies of all         1290 Avenue of the Americas
communications under          New York, NY  10104
this Agreement)               Facsimile No.:  (212) 541-4630
                              Attn:  Eric L. Cohen, Esq.

or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

               (b) This Agreement shall be construed and enforced in accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

                              NATIONAL HEALTHCARE
                                MANUFACTURING CORPORATION



                              By:/s/Mac Shahsavar
                                 ___________________________



                              JNC OPPORTUNITY FUND LTD.



                              By:/s/Neil Chau
                                 ___________________________



                              DIVERSIFIED STRATEGIES FUND, L.P.


                              By:Encore Capital Management, L.L.C.



                              By:/s/Neil Chau
                                 ___________________________


                              ROBINSON SILVERMAN PEARCE
                                ARONSOHN & BERMAN LLP



                              By:/s/Eric Cohen
                                 ___________________________
                                 A Member of the Firm

EXHIBIT C



     NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     THIS DEBENTURE AND THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA, CANADA, UNTIL MIDNIGHT ON JULY 30, 1998, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) OR THE REGULATIONS OR RULES MADE THEREUNDER.

     THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN SECTION 3.8 OF A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF MARCH 31, 1998, BETWEEN NATIONAL HEALTHCARE MANUFACTURING CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

No. B-1                                             U.S. $250,000

NATIONAL HEALTHCARE MANUFACTURING CORPORATION
6% CONVERTIBLE DEBENTURE MARCH 31, 2000

     THIS DEBENTURE is one of a series of duly authorized issued debentures of National Healthcare Manufacturing Corporation, a corporation organized under the laws of the Manitoba, Canada and having a principal place of business at 251 Saulteaux Crescent, Winnipeg, Manitoba R3J 3C7 (the "Company"), designated as its 6% Convertible Debentures, due March 31, 2000 (the "Debentures"), in an aggregate principal amount of $250,000.

     FOR VALUE RECEIVED, the Company promises to pay to Diversified Strategies Fund, Ltd., or registered assigns (the "Holder"), the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000), on or prior to March 31, 2000 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 6% per annum, payable quarterly in arrears commencing June 30, 1998, but in no event later than the earlier to occur of a Conversion Date (as defined in Section 4(a)(i)) for such principal amount or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 15% per annum (to accrue daily) from the date such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due on the principal amount (but not overdue interest) may, at the Company's option, be paid in shares of Common Stock (as defined in Section 6) calculated based upon the Conversion Price (as defined below) on the date such interest was due. All amounts due hereunder other than such interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock; (ii) such shares are not either registered for resale pursuant to an Underlying Securities Registration Statement (as defined in Section 6) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares;
(iii) such shares are not listed or quoted on the Nasdaq SmallCap Market (or the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange) and any other exchange or market on which the Common Stock is then listed or quoted; or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     Unless otherwise specified, all references herein to dollars or $ shall be to U.S. dollars (U.S.$).

     This Debenture is subject to the following additional provisions:

          Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

          Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          Section 3.     Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the applicable quarterly interest payment date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

          (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

          (iii) the Company or any of its subsidiaries that represent greater than 5% of the Company's gross sales or assets shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

          (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

          (v) the Common Stock shall be delisted from the Nasdaq SmallCap Market or any other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon without resuming trading and/or being relisted (as the case may be) thereon or on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange or having such suspension lifted, as the case may be, within three (3) days;

          (vi) the Company shall be a party to any merger or consolidation pursuant to which the Company shall not be the surviving entity (or, if the Company is the surviving entity, the Company shall issue or sell to another Person, or group thereof, in excess of 50% of the Common Stock) or shall dispose of in excess of 50% of its assets in one or more transactions, or shall redeem more than a de minimis number of shares of Common Stock (other than redemptions of Underlying Shares);

          (vii) an Underlying Securities Registration Statement shall not have been declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the 180th day after the Original Issue Date;

          (viii) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as hereinafter defined) relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effective Date (as defined in the Registration Rights Agreement); or

          (ix) the Company shall fail to deliver certificates to the Holder prior to the 15th day after the Conversion Date pursuant to Section 4(b).

          (b) If any Event of Default occurs and is continuing the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration, to be, shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default in respect of the Debentures shall be equal to the sum of (i) the Mandatory Prepayment Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of interest hereunder and then held by the Holder and (B) the Per Share

Market Value on the date prepayment is demanded or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the payment in full thereof at the rate of 15% per annum. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

          Section 4.     Conversion.

          (a) (i) This Debenture shall be convertible into shares of Common Stock at the option of the Holder in whole or in part at any time and from time to time after the Original Issue Date. The number of shares of Common Stock as shall be issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture and the accrued interest, if any, thereon to be converted, plus all accrued but unpaid interest thereon, by the Conversion Price (as defined below), each as subject to adjustment as provided hereunder. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to
Section 4(b) hereof and Section 3.8 of the Purchase Agreement, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

          (ii) Automatic Conversion. Subject to the provisions in this paragraph, the principal amount of Debentures for which conversion notices have not previously been received or for which prepayment has not been or required hereunder shall be automatically converted on the second anniversary of the Original Issue Date at the Conversion Price on such date; provided, that, for such purposes the Floor will have no effect. The conversion contemplated by this paragraph shall not occur if (a) either (1) an Underlying Securities Registration Statement is not then effective that names the Holder as a selling stockholder thereunder or (2) the Holder is permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel to the Company and acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; and (c) the Company shall not have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Further, the principal amount of Debentures that are subject to conversion pursuant to this section shall be limited to the number of Underlying Shares which may be issued upon such conversion at the prevailing Conversion Price in accordance with Rule 4460(i) promulgated under the Rules of the Nasdaq Stock Market. Any portion of the principal amount of the Debentures which cannot be converted at the then Conversion Price as a result of such rule shall be subject to the provisions of
Section 4(a)(iii).
          (iii)   Certain  Regulatory Approval.  If on any Conversion  Date
(A) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the aggregate principal amount of all then outstanding Debentures, together with any shares of the Common Stock previously issued upon conversion of Debentures and as payment of interest thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (C) the Company shall not have previously obtained the vote of shareholders

(the "Shareholder Approval"), if any, as may be required by the rules and regulations of The Nasdaq Stock Market applicable to approve the issuance of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum, the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the principal amount of Debentures tendered for conversion in respect of the Conversion Notice at issue but for which a conversion in accordance with the other terms hereof would result in an issuance of Common Stock in excess of the Issuable Maximum, divided by (y) the Initial Conversion Price (as defined below), and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and
(y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the number of Underlying Shares in or issuable upon such conversion is excess of the Issuable Maximum. If the Company fails to pay the Discount Equivalent or the Mandatory Prepayment Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum to the converting holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.


          (b) (i) Not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 3.8 of the Purchase Agreement), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted;
(iii) a bank check in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion, and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such number of shares of the Common Stock as equals such interest divided by the Conversion Price calculated on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and complies with Section 9 hereof. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the Holder by the fourth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion (whether subject to a Holder or a Company Conversion Notice), in which event the Company shall immediately return the Debentures tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the fourth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,500 for each day thereafter until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission).

          (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the fourth Trading Day after the Conversion Date, and if after such the fourth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate principal amount of Debentures for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. If the Company fails to deliver to the Holder such certificate or certificates in accordance with this Section 5(b)(iii) prior to the 12th day after the Conversion Date or if the Company shall fail for any reason to pay any amounts due in respect of a Buy-In within seven days after notice thereof is deemed delivered hereunder, then the Company shall, upon notice from the Holder, repay the aggregate principal amount of Debentures then held by such Holder, as requested by such Holder, at a price equal to the Mandatory Prepayment Amount, in cash. If any portion of the Mandatory Prepayment Amount pursuant to this Section is not paid within seven days after notice therefor is deemed delivered hereunder, the Company will pay interest on the Mandatory Prepayment Amount at a rate of 15% per annum (to accrue daily), in cash to such Holder, accruing from such seventh day until the Mandatory Prepayment Amount, plus all accrued interest thereon, is paid in full.

          (c) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) $3.50 (the "Initial Conversion Price") and (B) .85 multiplied by the Average Price immediately preceding the Conversion Date; provided, that, except as specified herein, the Conversion Price shall not be less than the "Floor" (as defined in
Section 6), provided, that, if (a) an Underlying Securities Registration Statement is not filed on or prior to the 30th business day after the Original Issue Date, (for purposes hereof, in the event the Company files such Underlying Securities Registration Statement without complying with the requirements of Section 3(a) of the Registration Rights Agreement, then such filing shall not be deemed to have occurred) or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed" or is not subject to further review or comment by the Commission, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effective Date (as defined under the Registration Rights Agreement), or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission within ten (10) days, or (e) if trading in the Common Stock shall be suspended for more than three (3) Trading Days, or (f) the conversion rights of the Holders of Debentures are suspended for any reason or if the Holder is not permitted to resell Registrable Securities under the Underlying Securities
Registration  Statement, or (g) an amendment to the  Underlying  Securities
Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such ten (10) day period is exceeded, or for purposes of clause
(e) the date on which such three (3) day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 1% on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Conversion Price would decrease by 1% as of the Event Date and 2% as of the one month anniversary of such Event
Date). Commencing the second month anniversary after the Event Date, at the option of the Holder for each applicable monthly period either (a) the Company shall pay to the Holder 1% of the product of the principal amount of outstanding Debentures, in cash or (b) the Conversion Price shall be decreased by 1% for each additional such month (to be effective in full on the monthly applicable Event Date) as liquidated damages, and not as a penalty on the first day of each monthly anniversary of the Event Date in either case until such time as the applicable Event is cured. Any decrease in the Conversion Price pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

               (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common
Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share
Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this
Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

               (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay, from funds legally available therefor at the time of such prepayment, the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

               (vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (vii) Whenever the Initial Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (viii)   If:

                    A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                    E.  the  Company  shall  authorize  the  voluntary   or
                        involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase
Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Securities Registration Statement has been declared effective under the Securities Act, freely tradeable.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 251 Saulteaux Crescent, Winnepeg, Manitoba R3J 3C7 (facsimile number (204) 897-8366, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

          Section 5.    Optional Prepayment.

          (a) The Company shall have the right, exercisable at any time from and after the date that is 90 Trading Days after the date that an Underlying Securities Registration Statement has been declared effective by the Commission, upon thirty (30) Trading Days prior written notice to the Holders of the Debentures to be prepaid (the "Optional Prepayment Notice"), to prepay, from funds legally available therefor at the time of such prepayment, all or any portion of the outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered hereunder, at a price equal to the Optional Prepayment Price (as defined below). Any such prepayment by the Company shall be in cash and shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the thirtieth (30th) Trading Day after receipt by the Holders of an Optional Prepayment Notice for such Debentures (such date, the "Optional Prepayment Date"). If the Underlying Securities Registration Statement shall have been declared effective by the Commission and thereafter shall either be suspended (or a Holder is prohibited from selling thereunder), the right of the Company to prepay Debentures, under this Section shall not commence until the Underlying Securities Registration Statement shall have been effective, and the Holder permitted to sell thereunder, for 90 Trading Days.

          (b) If any portion of the Optional Prepayment Price shall not be paid by the Company by the Optional Prepayment Date, the Optional Prepayment Price shall be increased by 15% per annum (to accrue daily) until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the optional Prepayment Price remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (i) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Optional Prepayment Price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Optional Prepayment Date and the Per Share Market Value as of the Holder's written demand for conversion, or (ii) invalidate ab initio such optional redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days such election is deemed delivered hereunder to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount. If, upon an election under option (i) above, the Company fails to deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $1,500 per day until the Company delivers such Common Stock to the Holder.

          (c) The "Optional Prepayment Price" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on
(x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is less, multiplied by the Average Price on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such principal amount.

          Section   6.     Definitions.   For  the  purposes  hereof,   the
following terms shall have the following meanings:

          "Average Price" on any date means the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" means the Company's Class A common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Floor" initially means $2.50, provided, that, the Floor shall be reset if at any time after the Original Issue Date the rolling average closing sales price per share of the Common Stock calculated on any date shall be equal to or less than $2.50 for any 30 days. In such event, the Floor shall be reset to 85% of such average closing sales price for such period. Subsequent resets, if any, shall be based upon the then most recent reset Floor.

          "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Average Price on (x) the date the Mandatory Prepayment Amount is demanded or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap or Nasdaq National Market, as the case may be, or any other U.S. stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq Small Cap or Nasdaq National Market or any U.S. stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the aggregate principal amount of Debentures then outstanding; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Person"  means  a  corporation, an association,  a  partnership,
organization,  a  business,  an  individual,  a  government  or   political
subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq Stock Market or other U.S. stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq Stock Market or any U.S. stock exchange or market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "Underlying Securities Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

          Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

          Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

          Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

          Section 10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
          Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                        NATIONAL HEALTHCARE MANUFACTURING
                          CORPORATION



                        By:/s/Mac Shahsavar
                           ________________________________

Attest:



By:___________________________
   Name:
   Title:

                           EXHIBIT A

         NATIONAL HEALTHCARE MANUFACTURING CORPORATION

                      NOTICE OF CONVERSION
                 AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. B-1 into shares of Class A Common Stock, no par value (the "Common Stock"), of NATIONAL HEALTHCARE MANUFACTURING CORPORATION (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                        Date to Effect Conversion


                        Principal Amount of Debentures to be Converted


                        Number of shares of Common Stock to be Issued


                        Applicable Conversion Price


                        Signature


                        Name


                        Address

EXHIBIT D


     NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     THIS DEBENTURE AND THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA, CANADA, UNTIL MIDNIGHT ON JULY 30, 1998, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) OR THE REGULATIONS OR RULES MADE THEREUNDER.

     THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN SECTION 3.8 OF A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF MARCH 31, 1998, BETWEEN NATIONAL HEALTHCARE MANUFACTURING CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

No. A-1                                             U.S. $500,000

NATIONAL HEALTHCARE MANUFACTURING CORPORATION
6% CONVERTIBLE DEBENTURE MARCH 31, 2000

     THIS DEBENTURE is one of a series of duly authorized issued debentures of National Healthcare Manufacturing Corporation, a corporation organized under the laws of the Manitoba, Canada and having a principal place of business at 251 Saulteaux Crescent, Winnipeg, Manitoba R3J 3C7 (the "Company"), designated as its 6% Convertible Debentures, due March 31, 2000 (the "Debentures"), in an aggregate principal amount of $6,500,000.

     FOR VALUE RECEIVED, the Company promises to pay to JNC Opportunity Fund Ltd., or registered assigns (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000), on or prior to March 31, 2000 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 6% per annum, payable quarterly in arrears commencing June 30, 1998, but in no event later than the earlier to occur of a Conversion Date (as defined in Section 4(a)(i)) for such principal amount or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person (as defined in
Section  6)  in  whose  name this Debenture (or  one  or  more  predecessor
Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 15% per annum (to accrue daily) from the date such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due on the principal amount (but not overdue interest) may, at the Company's option, be paid in shares of Common Stock (as defined in Section
6) calculated based upon the Conversion Price (as defined below) on the date such interest was due. All amounts due hereunder other than such interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if: (i) the number of shares of

Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock; (ii) such shares are not either registered for resale pursuant to an Underlying Securities Registration Statement (as defined in Section 6) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares;
(iii) such shares are not listed or quoted on the Nasdaq SmallCap Market (or the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange) and any other exchange or market on which the Common Stock is then listed or quoted; or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     Unless otherwise specified, all references herein to dollars or $ shall be to U.S. dollars (U.S.$).

     This Debenture is subject to the following additional provisions:

          Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

          Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          Section 3.     Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the applicable quarterly interest payment date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

          (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

          (iii) the Company or any of its subsidiaries that represent greater than 5% of the Company's gross sales or assets shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

          (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

          (v) the Common Stock shall be delisted from the Nasdaq SmallCap Market or any other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon without resuming trading and/or being relisted (as the case may be) thereon or on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange or having such suspension lifted, as the case may be, within three (3) days;

          (vi) the Company shall be a party to any merger or consolidation pursuant to which the Company shall not be the surviving entity (or, if the Company is the surviving entity, the Company shall issue or sell to another Person, or group thereof, in excess of 50% of the Common Stock) or shall dispose of in excess of 50% of its assets in one or more transactions, or shall redeem more than a de minimis number of shares of Common Stock (other than redemptions of Underlying Shares);

          (vii) an Underlying Securities Registration Statement shall not have been declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the 180th day after the Original Issue Date;

          (viii) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as hereinafter defined) relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effective Date (as defined in the Registration Rights Agreement); or

          (ix) the Company shall fail to deliver certificates to the Holder prior to the 15th day after the Conversion Date pursuant to Section 4(b).

          (b) If any Event of Default occurs and is continuing the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration, to be, shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default in respect of the Debentures shall be equal to the sum of (i) the Mandatory Prepayment Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of interest hereunder and then held by the Holder and (B) the Per Share Market Value on the date prepayment is demanded or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the payment in full thereof at the rate of 15% per annum. The Holder need not provide and the

Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

          Section 4.     Conversion.

          (a) (i) This Debenture shall be convertible into shares of Common Stock at the option of the Holder in whole or in part at any time and from time to time after the Original Issue Date. The number of shares of Common Stock as shall be issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture and the accrued interest, if any, thereon to be converted, plus all accrued but unpaid interest thereon, by the Conversion Price (as defined below), each as subject to adjustment as provided hereunder. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to
Section 4(b) hereof and Section 3.8 of the Purchase Agreement, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

          (ii) Automatic Conversion. Subject to the provisions in this paragraph, the principal amount of Debentures for which conversion notices have not previously been received or for which prepayment has not been or required hereunder shall be automatically converted on the second anniversary of the Original Issue Date at the Conversion Price on such date; provided, that, for such purposes the Floor will have no effect. The conversion contemplated by this paragraph shall not occur if (a) either (1) an Underlying Securities Registration Statement is not then effective that names the Holder as a selling stockholder thereunder or (2) the Holder is permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel to the Company and acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; and (c) the Company shall not have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Further, the principal amount of Debentures that are subject to conversion pursuant to this section shall be limited to the number of Underlying Shares which may be issued upon such conversion at the prevailing Conversion Price in accordance with Rule 4460(i) promulgated under the Rules of the Nasdaq Stock Market. Any portion of the principal amount of the Debentures which cannot be converted at the then Conversion Price as a result of such rule shall be subject to the provisions of
Section 4(a)(iii).
          (iii)   Certain  Regulatory Approval.  If on any Conversion  Date
(A) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the aggregate principal amount of all then outstanding Debentures, together with any shares of the Common Stock previously issued upon conversion of Debentures and as payment of interest thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (C) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the rules and regulations of The Nasdaq Stock Market applicable to approve the issuance of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum, the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the principal amount of Debentures tendered for conversion in respect of the Conversion Notice at issue but for which a conversion in accordance with the other terms hereof would result in an issuance of Common Stock in excess of the Issuable Maximum, divided by (y) the Initial Conversion Price (as defined below), and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and
(y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the number of Underlying Shares in or issuable upon such conversion is excess of the Issuable Maximum. If the Company fails to pay the Discount Equivalent or the Mandatory Prepayment Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum to the converting holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.


          (b) (i) Not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 3.8 of the Purchase Agreement), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted;
(iii) a bank check in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion, and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such number of shares of the Common Stock as equals such interest divided by the Conversion Price calculated on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and complies with Section 9 hereof. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the Holder by the fourth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion (whether subject to a Holder or a Company Conversion Notice), in which event the Company shall immediately return the Debentures tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the fourth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,500 for each day thereafter until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission).

          (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the fourth Trading Day after the Conversion Date, and if after such the fourth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate principal amount of Debentures for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures, the Company shall be required to pay the Holder $1,000. The Holder shall provide the

Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. If the Company fails to deliver to the Holder such certificate or certificates in accordance with this Section 5(b)(iii) prior to the 12th day after the Conversion Date or if the Company shall fail for any reason to pay any amounts due in respect of a Buy-In within seven days after notice thereof is deemed delivered hereunder, then the Company shall, upon notice from the Holder, repay the aggregate principal amount of Debentures then held by such Holder, as requested by such Holder, at a price equal to the Mandatory Prepayment Amount, in cash. If any portion of the Mandatory Prepayment Amount pursuant to this Section is not paid within seven days after notice therefor is deemed delivered hereunder, the Company will pay interest on the Mandatory Prepayment Amount at a rate of 15% per annum (to accrue daily), in cash to such Holder, accruing from such seventh day until the Mandatory Prepayment Amount, plus all accrued interest thereon, is paid in full.

          (c) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) $3.50 (the "Initial Conversion Price") and (B) .85 multiplied by the Average Price immediately preceding the Conversion Date; provided, that, except as specified herein, the Conversion Price shall not be less than the "Floor" (as defined in
Section 6), provided, that, if (a) an Underlying Securities Registration Statement is not filed on or prior to the 30th business day after the Original Issue Date, (for purposes hereof, in the event the Company files such Underlying Securities Registration Statement without complying with the requirements of Section 3(a) of the Registration Rights Agreement, then such filing shall not be deemed to have occurred) or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed" or is not subject to further review or comment by the Commission, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effective Date (as defined under the Registration Rights Agreement), or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission within ten (10) days, or (e) if trading in the Common Stock shall be suspended for more than three (3) Trading Days, or (f) the conversion rights of the Holders of Debentures are suspended for any reason or if the Holder is not permitted to resell Registrable Securities under the Underlying Securities
Registration  Statement, or (g) an amendment to the  Underlying  Securities
Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such ten (10) day period is exceeded, or for purposes of clause
(e) the date on which such three (3) day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 1% on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Conversion Price would decrease by 1% as of the Event Date and 2% as of the one month anniversary of such Event
Date). Commencing the second month anniversary after the Event Date, at the option of the Holder for each applicable monthly period either (a) the Company shall pay to the Holder 1% of the product of the principal amount of outstanding Debentures, in cash or (b) the Conversion Price shall be decreased by 1% for each additional such month (to be effective in full on the monthly applicable Event Date) as liquidated damages, and not as a penalty on the first day of each monthly anniversary of the Event Date in either case until such time as the applicable Event is cured. Any decrease in the Conversion Price pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

               (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common
Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the

Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share
Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this
Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

               (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the

Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay, from funds legally available therefor at the time of such prepayment, the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

               (vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (vii) Whenever the Initial Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (viii)   If:

                    A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                    E.  the  Company  shall  authorize  the  voluntary   or
                        involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase
Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Securities Registration Statement has been declared effective under the Securities Act, freely tradeable.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 251 Saulteaux Crescent, Winnepeg, Manitoba R3J 3C7 (facsimile number (204) 897-8366, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

          Section 5.    Optional Prepayment.

          (a) The Company shall have the right, exercisable at any time from and after the date that is 90 Trading Days after the date that an Underlying Securities Registration Statement has been declared effective by the Commission, upon thirty (30) Trading Days prior written notice to the Holders of the Debentures to be prepaid (the "Optional Prepayment Notice"), to prepay, from funds legally available therefor at the time of such prepayment, all or any portion of the outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered hereunder, at a price equal to the Optional Prepayment Price (as defined below). Any such prepayment by the Company shall be in cash and shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the thirtieth (30th) Trading Day after receipt by the Holders of an Optional Prepayment Notice for such Debentures (such date, the "Optional Prepayment Date"). If the Underlying Securities Registration Statement shall have been declared effective by the Commission and thereafter shall either be suspended (or a Holder is prohibited from selling thereunder), the right of the Company to prepay Debentures, under this Section shall not commence until the Underlying Securities Registration Statement shall have been effective, and the Holder permitted to sell thereunder, for 90 Trading Days.

          (b) If any portion of the Optional Prepayment Price shall not be paid by the Company by the Optional Prepayment Date, the Optional Prepayment Price shall be increased by 15% per annum (to accrue daily) until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the optional Prepayment Price remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (i) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Optional Prepayment Price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Optional Prepayment Date and the Per Share Market Value as of the Holder's written demand for conversion, or (ii) invalidate ab initio such optional redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days such election is deemed delivered hereunder to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount. If, upon an election under option (i) above, the Company fails to deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $1,500 per day until the Company delivers such Common Stock to the Holder.

          (c) The "Optional Prepayment Price" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on
(x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is less, multiplied by the Average Price on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such principal amount.

          Section   6.     Definitions.   For  the  purposes  hereof,   the
following terms shall have the following meanings:

          "Average Price" on any date means the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" means the Company's Class A common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Floor" initially means $2.50, provided, that, the Floor shall be reset if at any time after the Original Issue Date the rolling average closing sales price per share of the Common Stock calculated on any date shall be equal to or less than $2.50 for any 30 days. In such event, the Floor shall be reset to 85% of such average closing sales price for such period. Subsequent resets, if any, shall be based upon the then most recent reset Floor.

          "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Average Price on (x) the date the Mandatory Prepayment Amount is demanded or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap or Nasdaq National Market, as the case may be, or any other U.S. stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq Small Cap or Nasdaq National Market or any U.S. stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the aggregate principal amount of Debentures then outstanding; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Person"  means  a  corporation, an association,  a  partnership,
organization,  a  business,  an  individual,  a  government  or   political
subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq Stock Market or other U.S. stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq Stock Market or any U.S. stock exchange or market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "Underlying Securities Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

          Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

          Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

          Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

          Section 10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
          Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                        NATIONAL HEALTHCARE MANUFACTURING
                          CORPORATION



                        By:/s/Mac Shahsavar
                           ________________________________

Attest:



By:___________________________
   Name:
   Title:

                           EXHIBIT A

         NATIONAL HEALTHCARE MANUFACTURING CORPORATION

                      NOTICE OF CONVERSION
                 AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. _-1 into shares of Class A Common Stock, no par value (the "Common Stock"), of NATIONAL HEALTHCARE MANUFACTURING CORPORATION (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                        Date to Effect Conversion


                        Principal Amount of Debentures to be Converted


                        Number of shares of Common Stock to be Issued


                        Applicable Conversion Price


                        Signature


                        Name


                        Address

EXHIBIT E




                 REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is made and entered into as of March 31, 1998, by and between National Healthcare
Manufacturing Corporation, a Manitoba, Canada corporation (the "Company") and JNC Opportunity Fund Ltd., a Cayman Islands company ("JNC"), and Diversified Strategies Fund, L.P., an Illinois limited partnership ("DSF"). JNC and DSF are each a "Purchaser" and are, collectively, the "Purchasers."

          This Agreement is made pursuant to the Convertible Debenture Purchase Agreement, dated as of the date hereof between the Company and the Purchasers (the "Purchase Agreement").

          The Company and the Purchasers hereby agree as follows:

     1.   Definitions

          Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have meaning set forth in Section 3(o).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

          "Closing Date" shall have the meaning set forth in the Purchase Agreement.

          "Commission"  means  the  United States Securities  and  Exchange
Commission.

          "Common Stock" means the Company's Class A Common Stock, no par value per share.

          "Debentures" means Company's 6% Convertible Debentures due March 31, 2000 issued to the Purchasers pursuant to the Purchase Agreement.
          "Effectiveness  Date" means the 120th day following  the  Closing
Date.

          "Effectiveness  Period"  shall have  the  meaning  set  forth  in
Section 2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Filing  Date" means the 30th Business Day following the  Closing
Date.

          "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "Indemnified Party" shall have the meaning set forth  in  Section
5(c).

          "Indemnifying Party" shall have the meaning set forth in  Section
5(c).

          "Losses" shall have the meaning set forth in Section 5(a).

          "New  York  Courts" shall have the meaning set forth  in  Section
7(j).

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" means the shares of Common Stock issuable upon (a) conversion in full of the Debentures, (b) exercise of the Warrants and (c) payment of interest in respect of the Debentures (assuming all such interest is paid in shares of Common Stock); provided, however that in order to account for the fact that the number of shares of Common Stock that are issuable upon conversion of Debentures is determined in part upon the market price of the Common Stock at the time of conversion, Registrable Securities contemplated by clause (a) of this definition shall be deemed to include not less than 200% of the number of shares of Common Stock into which the Debentures are convertible, assuming such conversion occurred on the Closing Date or the Filing Date (whichever date yields a lower Conversion Price, as such term is defined in the Debentures). The initial Registration Statement shall cover at least such number of shares of Common Stock as equals the sum of (x) 200% of the number of shares of Common Stock into which the Debentures are convertible, assuming such conversion occurred on the Closing Date or the Filing Date (whichever date yields a lower Conversion Price), (y) interest thereon and (z) 337,500 shares of Common Stock in respect of the Warrants. The Company shall be required to file additional Registration Statements to the extent the actual number of shares of Common Stock into which Debentures are convertible (together with interest thereon) and the Warrants are exercisable exceeds the number of shares of Common Stock initially registered in accordance with the immediately prior sentence. The Company shall have 10 Business Days to file such additional Registration Statement after notice of the requirement thereof, which the Holders may give at such time when the number of shares of Common Stock as are issuable upon conversion of Debentures exceeds 175% of the number of shares of Common Stock into which Debentures are convertible, assuming such conversion occurred on the Closing Date or the Filing Date (whichever yields a lower Conversion Price.

          "Registration   Statement"  means  the   registration   statement
contemplated by Section 2(a) (covering such number of Registrable Securities and any additional Registration Statements contemplated in the definition of Registrable Securities), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Special Counsel" means one law firm acting as counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

          "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

          "Warrants" means the Common Stock Purchase Warrants issued to the Purchasers on the Closing Date.

     2.   Shelf Registration

          (a) On or prior to the Filing Date the Company shall prepare and file with the Commission and, if required, the British Columbia Securities Commission a "Shelf" Registration Statement covering all Registrable Securi ties for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form F-3 (or, if the Company is not permitted to register the resale of the Registrable Securities on Form F-3, the Registration Statement shall be on such other appropriate form in accordance herewith as the Holders of a majority in interest of the Registrable Securities may consent). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is three years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

          (b) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

          (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker in interest that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering upon consultation with the Company. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

     3.   Registration Procedures

          In   connection  with  the  Company's  registration   obligations
hereunder, the Company shall:

          (a) Prepare and file with the Commission and, if required, the British Columbia Securities Commission on or prior to the Filing Date, a Registration Statement (and any additional Registration Statements as may be required) in accordance with Section 2(a), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each of the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed (in the form proposed to be filed), which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such managing under writers, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object on a timely basis.

          (b) (i) Prepare and file with the Commission and, if required, the British Columbia Securities Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act and, if required, the Securities Act (British Columbia) all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act (and, if required, under any similar provisions or rules under the Securities Act (British Columbia); (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission and the British Columbia Securities Commission relating to the Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act (and, if required, any applicable Canadian Securities laws) with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Regis tration Statement is proposed to be filed; (B) when the Commission (and British Columbia Securities Commission) notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders) and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or the British Columbia Securities Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

          (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) The Company shall qualify or register (or procure any necessary exceptions from such qualification or registration) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not, other than with respect to the Commonwealth of Virginia, be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least three Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on any securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

          (l) In the case of an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in
Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement or at the time of delivery of any Registrable Securities sold pursuant thereto (at the option of the underwriters), obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each Person and in such form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 7 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (m) Make available for inspection by the selling Holders, a representative of such Holders, an underwriter participating in any disposition of Registrable Securities, and an attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or end shorter periods as is consistent with the requirements of Rule 158.

          (o) The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities and the beneficial ownership of Common Stock held by such selling Holder as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder agrees by its acquisition of such Registrable Securities that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discon tinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Pro spectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

          4.   Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall, except as and to the extent specified in Section 4(c), be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq Stock Market, Inc. and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Regis trable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $5,000,
(v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

          (b) If the Holders require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the fees and disbursements of the Underwriters (including any underwriting commissions and discounts) and their legal counsel and accountants. By way of illustration which is not intended to diminish from the provisions of Section 4(a), the Holders shall not be responsible for, and the Company shall be required to pay the fees or disbursements incurred by the Company (including by its legal counsel and accountants) in connection with, the preparation and filing of a Registration Statement and related Prospectus for such offering, the maintenance of such Registration Statement in accordance with the terms hereof, the listing of the Registrable Securities in accordance with the requirements hereof, and printing expenses incurred to comply with the requirements hereof.

     5.   Indemnification

          (a)    Indemnification  by  the  Company.   The  Company   shall,
notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlements, judgments, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any
Prospectus  or form of prospectus or supplement thereto, in  light  of  the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writ ing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indem nifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in ques tion, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6.   Miscellaneous

          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

          (c) No Piggyback on Registrations. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its securityholders.

          (d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such holder requests to be registered. No right to registration of Registrable Securities under this Section shall be construed to limit any registration otherwise required hereunder.

          (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:         National Healthcare Manufacturing Corporation
                           251 Saulteaux Crescent
                           Winnepeg, Manitoba R3J 3C7
                           Facsimile No.: (204) 897-8366
                           Attn:  Chief Financial Officer

With copies to:            Donald J. Stoecklein, Esq.
                           1850 E. Flamingo Road, Suite 111
                           Las Vegas, Nevada 89119
                           Facsimile No.: (702) 794-0744

If to JNC:                 JNC Opportunity Fund Ltd.
                           c/o Olympia Capital (Cayman) Ltd.
                           Williams House, 20 Reid Street
                           Hamilton HM11, Bermuda
                           Facsimile No.:  (441) 295-2305
                           Attn: Director

If to DSF:                 Diversified Strategies Fund, L.P.
                           c/o Encore Capital Management, L.L.C.
                           12007 Sunrise Valley Drive, Suite 460
                           Reston, VA  20191
                           Facsimile No.:  (703) 476-7711
                           Attn: Managing Member

With copies to:            Encore Capital Management, L.L.C.
(for communication to      12007 Sunrise Valley Drive, Suite 460
either Purchaser)          Reston, VA  20191
                           Facsimile No.:  (703) 476-7711
                           Attn: Managing Member

                                   -and-

                           Robinson Silverman Pearce Aronsohn &
                              Berman LLP
                           1290 Avenue of the Americas
                           New York, NY  10104
                           Facsimile No.:  (212) 541-4630
                           Attn:  Eric L. Cohen

     If to any other Person who is then the registered Holder:

                              To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The Purchasers may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          (h) Assignment of Registration Rights. The rights of a Purchaser hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by such Purchaser to any assignee or transferee of all or a portion of the Debentures, the Warrants and other Common Stock warrants referenced in the definition of Registrable Securities or Registrable Securities without the consent of the Company if:
(i) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to such registration rights are being transferred or assigned, (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Purchasers' (and to subsequent) successors and assigns.
          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (j) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan, the state and federal courts sitting in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. The Company irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (k)   Cumulative  Remedies.   The remedies  provided  herein  are
cumulative and not exclusive of any remedies provided by law.

          (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (m)    Headings.   The  headings  in  this  Agreement   are   for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (n) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchasers or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                         NATIONAL HEALTHCARE MANUFACTURING
                                CORPORATION



                         By:/s/Mac Shahsavar
                            ___________________________





                         JNC OPPORTUNITY FUND LTD.



                         By:/s/Neil Chau
                            ___________________________



                         DIVERSIFIED STRATEGIES FUND, L.P.

                         By:  Encore Capital Management, L.L.C.



                         By:/s/Neil Chau
                            ___________________________

                REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To: NATIONAL HEALTHCARE MANUFACTURING CORPORATION:

We have audited the consolidated balance sheet of NATIONAL HEALTHCARE MANUFACTURING CORPORATION (a Manitoba corporation) as at June 30, 1997 and the consolidated statement of operations, shareholders' equity and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

Accounting practices of the Company used in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles applicable to consolidated financial statements in Canada ("Canadian GAAP"), but do not conform with accounting principles generally accepted in the United States of America ("U.S. GAAP"). A description of the significant differences between Canadian GAAP and U.S. GAAP and the approximate effect of those differences on consolidated net loss and shareholders' equity are set forth in Note 19 of the Notes to consolidated financial statements.

Arthur Andersen & Co.

Winnipeg, Manitoba
October 6, 1997

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                        CONSOLIDATED BALANCE SHEET
                               JUNE 30, 1997
              (with comparative balances as at June 30, 1996)
                                  ASSETS

                                                         1997          1996
CURRENT ASSETS
Cash and short-term investments                      $4,213,255      $958,568
Accounts receivable (Note 8)                          1,827,239       153,322
Inventories (Notes 4 and 8)                           2,850,012       507,203
Prepaid expenses                                        364,998        73,808
                                                      9,255,504     1,692,901
INVESTMENT IN NATIONAL
  HEALTHCARE LOGISTICS LLC (Note 5)                     490,772             -
PROPERTY, PLANT AND EQUIPMENT
  USED IN OPERATIONS (Notes 6, 8 and 9)               7,698,374     6,916,680
ASSETS UNDER DEVELOPMENT (Notes 7, 8  and 9)          9,868,849     8,924,389
                                                    $27,313,499   $17,533,970

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Cheques issued in excess of amounts on deposit       $349,336       $68,448
  Accounts payable and accrued liabilities            1,271,616     1,123,986
  Current portion of long-term debt (Note 8)            460,000             -
  Current portion of obligations
    under capital leases (Note 9)                     1,718,552     1,427,042
                                                      3,799,504     2,619,476
LONG-TERM DEBT (Note 8)                               2,807,326     2,169,085
OBLIGATIONS UNDER CAPITAL LEASES (Note 9)             5,504,985     7,223,699
DEFERRED FOREIGN EXCHANGE GAIN                           54,128       204,073
LOANS PAYABLE TO SHAREHOLDERS
  AND DIRECTOR-RELATED COMPANIES (Note 10)            2,064,770       720,826
                                                     14,230,713    12,937,159
SHAREHOLDERS' EQUITY
  Share capital (Note 11)                             9,318,163     8,677,351
  Warrants (Note 12)                                 12,093,206             -
  Deficit                                            (8,328,583)   (4,080,540)
                                                     13,082,786     4,596,811
                                                    $27,313,499   $17,533,970

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                   CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED JUNE 30, 1997
  (with comparative balances for the years ended June 30, 1996 and 1995)

                                              1997         1996        1995
REVENUES
  Sales (Note 14)                         $4,905,401     $556,105          $-
  Other                                      166,196       51,339      25,659
                                           5,071,597      607,444      25,659
COSTS AND EXPENSES
  Cost of sales                            2,637,315      291,319           -
  Depreciation and amortization
    of property, plant and equipment       1,576,975    1,188,053           -
  Interest on long-term debt                 415,035      409,258           -
  Other                                       56,026       42,208           -
  Selling, distribution and                4,424,582    1,888,352     894,453
administrative
                                           9,109,933    3,819,190     894,453
LOSS FROM OPERATIONS                       4,038,336    3,211,746     868,794
LOSS FROM INVESTEE                           209,707            -           -
NET LOSS                                  $4,248,043   $3,211,746    $868,794


BASIC LOSS PER SHARE                           $0.39        $0.32       $0.15

WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING               10,925,842   10,088,419   5,767,530

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     FOR THE YEAR ENDED JUNE 30, 1997
  (with comparative balances for the years ended June 30, 1996 and 1995)

          Class A Common Shares
           Shares       Amount       Paid in       Deficit        Total
                                     Capital
Balanc             -           $             $              $             $
es at                          -             -              -             -
June
30,
1994

Issue         13,472   6,339,864             -              -     6,339,864
of
shares
for
cash

Issue            350     350,000             -              -       350,000
of
shares
for
proper
ty

Share      7,884,468           -             -              -             -
split

Issue      1,680,000     136,600             -              -       136,800
of
shares
for
cash

Net                -           -             -      (868,794)     (868,794)
loss

Balanc     9,578,290   6,826,664             -      (868,794)     (868,794)
es at
June
30,
1995

Issue      1,175,000   2,306,250             -              -     2,306,250
of
shares
for
cash

Share              -   (455,563)             -              -     (455,563)
issue
costs

Net                -           -             -    (3,211,746)   (3,211,746)
loss

Balanc    10,753,290   8,677,351             -    (4,080,540)     4,596,811
es at
June
30,
1996

Issue         67,125   8,677,351             -    (4,080,540)     4,596,811
of
shares
for
cash

Issue              -           -    12,315,000              -    12,315,000
of
specia
l
warran
ts
(Note
12)

Warran             -           -     (221,794)              -     (221,794)
t
issue
costs

Exerci       250,000     500,000             -              -       500,000
se of
warran
ts
(Note
12)

Net                -           -             -    (4,248,043)   (4,248,043)
loss

Balanc    11,070,415  $9,318,163   $12,093,206   $(8,328,583)   $13,082,786
es at
June
30,0
1997

NATIONAL HEALTHCARE MANUFACTURING CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEAR ENDED JUNE 30, 1997
(with comparative balances for the years ended June 30, 1996 and 1995)

                                            1997          1996          1995
CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES
     Net loss                         $(4,248,043)   $(3,211,746)     $(868,794)

     Items not affecting cash
       Amortization of deferred
         foreign exchange gain            (15,950)             -              -
       Depreciation and amortization    1,576,975     1,188,053              -
       Loss from investee                 209,707             -              -
                                       (2,477,311)   (2,023,693)      (868,794)
     Net change in non-cash
       operating assets and
liabilities
       Accounts receivable             (1,416,063)     (104,443)       (48,879)
       Inventories                     (1,377,116)     (507,203)              -
       Prepaid expenses                  (291,190)         7,904       (81,712)
       Accounts payable and accrued       147,630       393,833        730,153
liabilities
                                       (5,414,050)   (2,233,602)      (269,232)
  INVESTING ACTIVITIES
     Acquisition of shares in
       National Healthcare Logistics     (700,479)             -              -
LLC
     Acquisition of property, plant     (1,476,066)   (1,583,214)   (14,692,122)
and equipment
     Deposit on specialized equipment            -             -      (753,786)
     Interest capitalized on              (475,404)             -              -
equipment
     Acquisition of National Care         (896,447)             -              -
Products Ltd.
     Acquisition of Gam-Med Division    (1,678,728)             -              -
                                        (5,227,124)   (1,583,214)   (15,445,908)
  FINANCING ACTIVITIES
     Proceeds from (repayment of)
       obligations under capital        (1,427,204)     (186,189)      8,836,930
leases
     Proceeds from long-term debt         1,098,241     2,169,085              -
     Deferred foreign exchange gain       (134,026)         9,772        194,301
     Advances from shareholders
       and director-related companies     1,343,944       517,717        203,109
     Net proceeds from issuance of
       Class A common shares                640,812     1,850,687      6,826,664
     Net proceeds from issuance of       12,093,206             -              -
warrants
                                         13,614,973     4,361,072     16,061,004

INCREASE IN CASH                          2,973,799       544,256        345,864
CASH, beginning of year                     890,120       345,864              -
CASH, end of year                        $3,863,919      $890,120       $345,864

Represented by:
  Cash and short-term investments        $4,213,255      $958,568       $345,864
  Cheques issued in excess of              (349,336)      (68,448)             -
funds on deposit
                                         $3,863,919      $890,120       $345,864
Supplemental disclosure of
cashflow information
  Cash paid for: Interest (net of          $415,035      $184,241             $-
amount capitalized)
          Income taxes                           $-            $-             $-

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


1. DESCRIPTION OF BUSINESS

     National Healthcare Manufacturing Corporation (the "Company") was incorporated on August 23, 1993 under the Manitoba Corporations Act and registered as an extra provincial company in the Province of British Columbia on December 9, 1994. The Company is primarily engaged in the manufacturing, assembly and packaging of medical supplies for the healthcare industry. Its shares are traded on the Vancouver Stock Exchange. As of August 14, 1996, the shares of the Company were listed on the Small Cap board of NASDAQ Stock Market.

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada and conform in all material respects with accounting principles generally accepted in the United States, except as described in Note 19. All amounts are stated in Canadian dollars.


2. BUSINESS CONSIDERATIONS

     The Company has incurred significant upfront costs to establish an automated plant for the assembly and packaging of medical supplies which management believes is necessary to establish a strong market presence as a new entrant to the healthcare industry. The Company's objective is to produce and distribute custom products to users of medical and surgical devices throughout North America. During fiscal 1997, the Company successfully obtained certification for distribution of products in the United States from the Food and Drug Administration. Management's plans for fiscal 1998 are to obtain ISO 9001 certification, develop electronic data interchange, undertake research and development to streamline operations and expand product lines, and evaluate the acquisition of business with existing distribution  networks  in order to consolidate  sales  and  marketing activities. The Company anticipates manufacturing products for national and regional distributing companies and intends to sell directly to homecare providers across Canada and the United States. The long-term growth plan of the Company includes the targeting of additional markets. The Company expects that private/original equipment manufacturers' branding of products for other manufacturers and/or distributors will be handled directly by the Company. No formal agreements are in place at this time.

     The Company has incurred significant operating losses and business development costs to date and had a consolidated deficit from operations of $8,328,583 as at June 30, 1997. As at June 30, 1997, the Company had positive working capital, primarily due to additional funds raised through two private placements (see Note 12). The Company's ability to continue as a going concern is dependent upon developing profitable operations and obtaining additional funds needed to finance these development activities.

     These  consolidated  financial statements have been  prepared  on  the going concern basis, which assumes that the Company will realize its assets and discharge its liabilities in the normal course of operations.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


3. ACCOUNTING POLICIES

   Basis of Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries National Healthcare Manufacturing Corporation, U.S. and National Care Products Ltd. All significant intercompany transactions and balances have been eliminated upon consolidation. The Company accounts for its investments in non-controlled investees using the equity method.

   Cash and Short-term Investments

     Cash   and  short-term  investments  consist  principally  of  deposit instruments which are highly liquid and have original maturities of 90 days or less.

   Inventories

     Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first in, first out basis.

   Property, Plant and Equipment Used in Operations

     Property, plant and equipment used in operations is recorded at cost less accumulated depreciation. Costs of additions, betterments, renewals and interest during development are capitalized. Depreciation is being provided for by the declining balance method at the following annual rates:

     Building, improvements and paving                          4 - 8%
     Furniture and fixtures                                        20%
     Computer equipment                                       20 - 30%
     Machinery and equipment                                  20 - 30%
     Equipment under capital lease                                 30%

NATIONAL HEALTHCARE MANUFACTURING CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30, 1996 and 1995)


3. SIGNIFICANT ACCOUNTING POLICIES (continued)

   Assets under Development

     Assets under development are recorded at cost. Cost includes all expenditures incurred in acquiring the asset and preparing it for use. Interest costs on related debt obligations are capitalized until the asset is substantially completed and ready for its intended and productive use.

     Leases

     Leases entered into are classified as either capital or operating leases. Leases that transfer substantially all of the benefits and risks of ownership to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with a related long-term obligation. Equipment acquired under capital leases is being depreciated on the same basis as other fixed assets.

     Rental payments under operating leases are charged to expenses as incurred.

     Deferred Foreign Exchange Gain

     The deferred foreign exchange gain relates to the obligations under capital leases and is being amortized over the term of the respective leases.

     Revenue Recognition

     Sales revenues are recognized at the time of product shipment to distributors or customers.

     Foreign Currency Translation

     Foreign currency transactions are translated to Canadian dollars at the rate of exchange in effect on the dates they occur. Monetary assets and liabilities are subsequently adjusted to reflect the rate of exchange in effect at the balance sheet date. Exchange gains and losses arising on translation of monetary assets and liabilities are included in income, except for unrealized exchange gains and losses relating to the translation of the obligations under capital leases which are deferred and amortized over the remaining term of the leases.

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


3. SIGNIFICANT ACCOUNTING POLICIES (continued)

   Loss Per Share

     Loss per share data has been computed by dividing net loss by the weighted average number of common shares outstanding during the year.


4. INVENTORIES

                                                             1997         1996
   Raw Materials                                         $912,681     $280,542
   Finished goods and samples                           1,937,331      226,661
                                                       $2,850,012     $507,203

5. INVESTMENT IN NATIONAL HEALTHCARE LOGISTICS LLC

     During fiscal 1997, the Company acquired 150 Class A common voting shares, representing a 50% interest, and 333 1/3 Class C non-voting preferred shares of National Healthcare Logistics LLC. This investment is being accounted for under the equity method.


6. PROPERTY, PLANT AND EQUIPMENT USED IN OPERATIONS

                                         1997                      1996
                                       Accumulate
                                           d
                            Cost       Depreciati     Net          Net
                                           on
   Land                     $565,461           $-    $565,461     $125,000
  Building,
   improvements            2,331,828      126,618   2,205,210    1,742,117
     and paving
   Furniture       and       254,897       61,286     193,611      139,872
   fixtures
   Computer equipment        216,783       27,989     188,794       36,198
   Machinery       and     2,882,646      821,094   2,061,552    1,889,932
   equipment
   Equipment     under
   capital                 4,211,479    1,727,733   2,483,746    2,983,561
     lease
                         $10,463,094   $2,764,720  $7,698,374   $6,916,680

In fiscal 1997, no interest was capitalized to the equipment under capital lease (1996 - $89,034).

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                              1996 and 1995)


7. ASSETS UNDER DEVELOPMENT

                                                         1997         1996
     Machinery and equipment in storage               $408,562     $408,562
     Refundable deposit on equipment lease (Note             -      753,786
     9)
     Equipment under capital lease (1194)            2,313,245    2,432,299
     Equipment under capital lease (1094 - 001)      7,147,042    5,329,742
                                                    $9,868,849   $8,924,389

In fiscal 1997, the refundable deposit on equipment lease was applied against obligations under capital lease, in connection with the settlement as described in Note 9.

Interest of $475,404 (1996 - $505,668) has been capitalized to the equipment under capital lease 1094-001.


8. LONG-TERM DEBT

                                                         1997         1996
Western Economic Diversification, term loan,
matures December 1, 1999, unsecured, non-
interest bearing, repayable in variable
quarterly payments commencing December 1, 1997     $1,654,180     $918,347
Province of Manitoba, term loan, bears interest
at the rate charged to Manitoba Crown
Corporations for borrowings amortized over a ten
year period (currently 8%), secured by a first
fixed charge against land, buildings and
equipment, and a second charge over accounts
receivable and inventories, repayable in six
consecutive monthly installments of $30,000 each
commencing May, 1999 and consecutive monthly        1,613,146    1,250,738
installments of $51,958 each thereafter, until
fully repaid
                                                    3,267,326    2,169,085
Less:  current portion                               (460,000)            -
                                                   $2,807,326   $2,169,085

The Western Economic Diversification loan represents subordinated financial assistance to a maximum of $1,937,852, to assist in capital costs, marketing cost, and working capital requirements. Under the terms of the loan agreement, the Company has agreed to maintain equity of not less than $2,200,000 and to postpone the repayment of shareholder loans and

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


8. LONG-TERM DEBT (continued)

     dividends until the loan is repaid in full. Subsequent to June 30, 1997, a further advance of $150,655 was received by the Company (See
     Note 18).

     The Company has entered into an agreement with the Province of Manitoba for a term loan. The loan is subject to certain conditions which include minimum capital expenditures of $5,000,000, equity contributions of $4,700,000, achievement of certain sales targets and a minimum level of new job creation. A maximum of 42 months relief on interest has been granted to the Company, subject to the Company providing a certain number of new jobs per year. A final advance of $561,000 was received by the Company subsequent to June 30, 1997 (See
     Note 18).

     The agreement provides for the acceleration of interest and principal in the event the Company fails to provide a certain number of jobs per year. Under the terms of the loan agreement, the Company has agreed to postpone the repayment of shareholder loans and dividends.

     Minimum principal repayments required under the terms of the debt agreements are as follows (including amounts advanced subsequent to June 30, 1997):

                         1998                    $460,000
                         1999                  $1,060,000
                         2000                    $880,502
                         2001                    $623,500
                         2002                    $623,500
                         2003                    $331,479


9. OBLIGATIONS UNDER CAPITAL LEASES

     The Company leases specialized equipment under three capital leases. The leases are held in U.S. dollars in the name of National Healthcare Manufacturing Corporation, U.S. and are converted to Canadian dollars using the exchange rate as at June 30, 1997 as follows:

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended
                          June 30, 1996 and 1995)


9. OBLIGATIONS UNDER CAPITAL LEASES (continued)

                               Lease        Lease       Lease
                              1094-001     1094-002      1194       Total
1998                         $1,131,226     $619,818    $675,705  $2,426,749
1999                          1,131,226      619,818     619,400   2,370,444
2000                          1,131,226      619,818           -   1,751,044
2001                          1,131,226      619,818           -   1,751,044
2002                            377,077      309,909           -     686,986
Total minimum lease payments  4,901,981    2,789,181   1,295,105   8,986,267
Less:  amount
representing interest         1,055,670      619,705      87,355   1,762,730
approximating 10.4% to
11.5%
                              3,846,311    2,169,476   1,207,750   7,223,537
   Less:  current portion       726,397      390,484     601,671   1,718,552
                             $3,119,914   $1,778,992    $606,079  $5,504,985

Since fiscal 1995, the Company was in dispute with the original lessor in respect of capital leases 1094 001, 1094-002 and 1194. The lessor did not recognize the validity of a settlement agreement signed in fiscal 1995. The Company believed that it had strong arguments to support the validity of the settlement agreement. As a result, certain adjustments were made in 1995 to the various equipment under capital leases and the lease obligations based on the then interpretation of the settlement terms.

     During fiscal 1997, the dispute was finally settled and the leases were assumed by a new lessor. The terms were similar to the 1995 settlement agreement except for the following:

     i) The refundable deposit on equipment paid by the Company was applied against the lease liability by the lessor.

     ii) The implicit interest rate of the capital lease obligations was reduced as a result of the settlement.

     Accordingly, the capital lease obligations, the respective equipment under capital leases and the refundable deposit on equipment were adjusted accordingly.

     The above lease obligations reflect the new lease terms after settlement of the dispute with the lessor.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended
                          June 30, 1996 and 1995)


10.LOANS PAYABLE TO SHAREHOLDERS AND DIRECTOR-RELATED COMPANIES

                                                        1997        1996
Loans payable, shareholders                         $1,187,551    $720,826
Loans payable, director-related companies              877,219           -
                                                    $2,064,770    $720,826

     The loans payable to shareholders and director-related companies are unsecured, non-interest bearing, with no fixed terms of repayment.

     The terms of the government assistance agreement with Western Economic Diversification require that the Company obtain the consent of both the Minister of Western Economic Diversification and Manitoba Development Corporation prior to the repayment of shareholders' loans. The shareholders and director-related companies have agreed to not demand repayment within fiscal 1998; accordingly these loans have been classified as non-current.

11.  SHARE CAPITAL

                                                         1997          1996
Common Shares
Authorized
Unlimited  Class A common shares, voting

Issued
11,070,415 Class A common shares,
net of issue costs (1996 - 10,753,290)             $9,318,163    $8,677,351

     Performance Shares

     The Company has issued 1,180,000 performance shares at a price of $.01 per share which are currently held in escrow pursuant to an Escrow Agreement dated June 29, 1995. The escrow restrictions contained in the Escrow Agreement provide that the shares may not be traded in, dealt with in any manner whatsoever, or released, nor may the Company, its transfer agent or escrow holder make any transfer or record any trading of the shares without the consent of the Superintendent of Brokers for British Columbia or, while the shares are listed on the Vancouver Stock Exchange, the consent of the Exchange. For each $.09 of cumulative cash flow generated by the Company from its operations, one performance share may be released from escrow.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended
                          June 30, 1996 and 1995)


11.SHARE CAPITAL (continued)

     Stock Options

     The Company has issued options to certain directors and employees of the Company and its subsidiaries to purchase common shares of the Company, as follows:

                                                    Date of Issuance
                                             1997          1996       1995
   Options  outstanding,  beginning         957,829     987,829         -
   of year
   Options granted                          536,950           -   987,829
   Options exercised                       (67,125)           -         -
   Options cancelled or expired            (60,000)    (30,000)         -
   Options  outstanding,   end   of       1,367,654     957,829   987,829
   year

   Exercise prices of options
     granted during the year          $3.81 - $6.13                 $2.00
   Expiry date of options             Aug 11, 2001               November
     granted during the year              and                    30, 2000
                                      June 3, 2002

     Certain restrictions and obligations have been placed upon certain management personnel with respect to the exercise of their stock options and the sale, transfer, assignment or other disposition of their stock options or shares issued to them upon exercise of their stock options, as a condition of the government assistance received from the Province of Manitoba.


12.WARRANTS

   The Company has issued various types of warrants, as follows:

     Agent's Warrants

     In connection with its initial public offering the Company issued to an agent non-transferable share purchase warrants entitling the agent to purchase up to 250,000 shares at any time up to the close of business two years from the date the shares are listed, posted and called for trading on the Vancouver Stock Exchange, at a price of $2.00 per share in the first year and at a price of $2.30 per share in the second year. As at June 30, 1997, all agents' warrants had been exercised.

     Special Warrants

     On June 26, 1996, the Board of Directors passed a resolution authorizing a private placement of up to 1,200,000 special warrants at a price of $3.00 per warrant. On July 31, 1996, a total of 905,000 special warrants were issued for gross proceeds of $2,715,000. The special warrants

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


12.WARRANTS (continued)

     Special Warrants (continued)

     were issued as a fully paid security and each special warrant is exercisable into one Class A common share and one transferable Class A share purchase warrant. Each Class A share purchase warrant entitles the holder to purchase one additional Class A share at a price of $3.50 per share. The warrants are exercisable at the earlier of eighteen months from the closing date or six months after the date of the last receipt for the prospectus.

     The Company paid the agent commission equal to 7% of the aggregate proceeds and issued 75,416 broker's warrants which represent 8.3333% of the special warrants sold pursuant to the offering. Each broker's warrant is exercisable into one compensation warrant. Each compensation warrant entitles the broker to purchase one Class A share at a price of $3.00 per share.

     On January 8, 1997, the Company closed a second private placement of 1,600,000 special warrants at a price of $6.00 per special warrant. Each special warrant entitled the holder, upon exercise, to acquire one unit consisting of one Class A share and one-half of one non-transferable share purchase warrant. Each whole warrant entitled the holder to purchase one additional Class A share at a price of $7.00 per share. Because receipts for the prospectus filed by the Company to qualify the units were not obtained from all relevant regulatory authorities within 120 days from the date of closing the private placement, each unit now consists of one Class A share and one (rather than one-half) non-transferable share purchase warrant. The Company raised gross proceeds of $9,600,000 from this private placement and incurred a commission of 8% of gross proceeds which was paid by the issuance of 128,000 special warrants at a deemed price of $6.00 per special warrant.

     All   of  the  above  special  warrants  and  broker's  warrants  were outstanding at June 30, 1997.

13.INCOME TAXES

     The Company has non-capital losses carried forward of approximately $10,990,000 (1996 - $4,883,000) which can be utilized to reduce the taxable income of future years. The Company is also entitled to tax credits of approximately $244,000 (1996 - $227,000) which are creditable against provincial income taxes.

     The benefits relating to the losses and the tax credits have not been recognized in the financial statements and the losses expire as follows:

                       2002                   $    1,887,000
                       2003                        2,996,000
                       2004                        6,006,000
                       2012                          101,000
                                                 $10,990,000

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30, 1996 and 1995)

13.  INCOME TAXES (continued)

     The tax credits available to the Company begin to expire in 2002.

14.  SEGMENTED INFORMATION

     The Company operates primarily in, and derives revenue from, the automated packaging and sale of surgical and custom procedure trays and liquid products for the healthcare industry segment.

     A significant portion of the Company's sales during the year were to customers in a foreign country:

                                                   1997       1996    1995
     Sales to customers outside Canada       $2,482,035   $384,888      $-
     Sales to customers within Canada         2,423,366    171,217       -
                                             $4,905,401   $556,105      $-

15.  RELATED PARTY TRANSACTIONS

     The President and Chief Executive Officer of the Company also serves as President and Chief Executive Officer of another company which has granted National Healthcare Manufacturing Corporation rights to certain technology under a licensing agreement made under similar terms and conditions as transactions with unrelated entities. The license agreement, dated May 30, 1995, is for an initial term of ten years with provisions for renewal for consecutive ten-year terms thereafter. National Healthcare Manufacturing Corporation has agreed to purchase all automated machinery from this related company, subject to the terms of a twenty-year agreement between the related company and a manufacturer. The related company has granted the manufacturer the exclusive right to manufacture all machinery and equipment which incorporates the said technology, and the related company has agreed to purchase products only from the manufacturer. The related party has agreed to sell machinery and equipment to National Healthcare Manufacturing Corporation at its cost. During the year, the Company paid $804,832 (1996 - $314,228 and 1995 - $345,890) for such machinery and equipment.

     The above transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


13.  BUSINESS ACQUISITIONS

     Acquisition of National Care Products Ltd.

     Effective  September 1, 1996, the Company acquired all of  the  issued and outstanding shares of National Care Products Ltd., the wholly owned liquid products subsidiary of Arjo Canada Inc. The acquisition was accounted for using the purchase method and the total consideration paid was allocated, based on the estimated fair value of the net assets at the date of acquisition, as follows:

              Inventory                                  $633,768
              Property, plant and equipment               262,679
              Total cash consideration                   $896,447

     The results of operations have been included in the accounts of the Company from the effective date of acquisition. Pro-forma results of operations have not been presented for the full year as it would not be materially different from the 1997 results of operations.

     Under the terms of the purchase agreement, Arjo Canada Inc. has given a three year commitment to certain minimum levels of purchases of liquid products at agreed-upon prices.

     Acquisition of Gam-Med Division

     Effective February 21, 1997, the Company (through its wholly-owned subsidiary National Healthcare Manufacturing Corporation, U.S.) acquired certain properties, assets, contracts and business of Gam-Med, a division of Huntington Laboratories Inc., including land, building, machinery and equipment, accounts receivable, inventory, proprietary patents and on-going business. The total consideration paid was allocated, based on the estimated fair value of the net assets acquired at the date of acquisition, as follows:

              Accounts receivable                           $257,824
              Inventory                                      331,925
              Property, plant and equipment                1,088,979
              Total cash consideration                    $1,678,728

     The results of operations have been included in the accounts of the Company from the effective date of acquisition. Pro-forma results of operations have not been presented for the full year as it would not be materially different from the 1997 results of operations.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


17.  COMPARATIVE FIGURES

     Certain of the prior years figures have been reclassified to conform to the current year's presentation.


18.  SUBSEQUENT EVENTS

     Additional Investment in National Healthcare Logistics LLC

     Subsequent to June 30, 1997, the Company acquired an additional 166 2/3 Class C preferred shares of National Healthcare Logistics LLC, for cash consideration of $347,875.

     Exercise of Warrants and Stock Options

     Subsequent to June 30, 1997, 306,416 warrants and 37,500 stock options were exercised in exchange for the issuance of common shares.

     Agreement with Importex Corp.

     Effective September 8, 1997 the Company entered into an agreement with Importex Corp. to acquire the rights to distribute the Mertex and Mertex-Plus fabrics and miscellaneous other assets. As consideration for the purchase, the Company agreed to pay $100,000 cash, 225,000 shares of the Company and a warrant entitling Importex to purchase 150,000 Class A common shares of the Company at $6.90. The agreement requires the Company to make certain minimum purchases of the fabrics from the manufacturer.

     Issuance of Convertible Debentures

     Subsequent to June 30, 1997, the Company issued U.S. $5,000,000 in Convertible Debentures. The Convertible Debentures bear interest of 6% annually and are convertible, upon approval by securities authorities, into Class A common shares of the Company at the lessor of the average quoted market price prior to conversion and $6.01. All debentures must be converted within one year from the closing day. In addition, the debenture holder received a two-year warrant to purchase 50,000 Class A common shares at $6.61 for the first year and $7.21 for the second year.

     The Company is in the process of filing a registration statement with respect to this issuance with the appropriate securities authorities.

     Government Loans

     Subsequent to June 30, 1997, the Company received additional advances of $150,655 and $561,000 from Western Economic Diversification and the Province of Manitoba respectively, under the respective agreements (See Note 8).

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


19.UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP)

     The Company has applied for registration under the 1934 Act with the United States Securities and Exchange Commission. Effective July 31, 1996, the Company obtained formal approval for quotation of its securities on NASDAQ in the United States.

     A description of the Company's accounting principles which differ significantly from U.S. GAAP follows:

     Foreign Currency Translation

     Unrealized exchange gains and losses relating to the translation of the obligation under capital leases are deferred and amortized over the remaining term of the leases. Under U.S. GAAP, these exchange gains and losses would be recognized in income currently.

     Earnings Per Share

     Under U.S. GAAP, the Company would not include the 1,180,000 performance shares held in escrow in the calculation of the weighted average number of shares used to determine earnings per share. The release of these performance shares will result in recognition of compensation expense under U.S. GAAP based on market value of the shares when released from escrow.

     Deferred Taxes

     Under U.S. GAAP, deferred taxes are provided on all temporary differences. Temporary differences encompass timing differences and other events that create differences between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax asset is recorded in a loss period and is reduced by a valuation allowance to the extent it is more likely than not that the deferred tax asset will not be realized. For U.S. GAAP purposes, a valuation allowance equal to the tax loss benefits referred to in Note 13 would be disclosed.

     Fair Value of Other Financial Instruments and Other Disclosures

     The carrying amount of the following instruments approximate fair value because of the short maturity of these instruments - cash, accounts receivable, accounts payable and accrued liabilities, and current portion of obligations under capital leases.

     The application of U.S. GAAP, as described above, would have had the following effects on net loss, loss per share and shareholders' equity.

               NATIONAL HEALTHCARE MANUFACTURING CORPORATION
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June
                            30, 1996 and 1995)


19.  UNITED  STATES  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  (U.S.  GAAP)
     (continued)

     Fair  Value  of  Other  Financial Instruments  and  Other  Disclosures
(continued)

                                          1997           1996          1995
Net loss as reported                  $(4,248,043)   $(3,211,746)   $(868,794)
Deferred foreign exchange gain           (134,026)          9,772      194,301
(loss)
Net loss - U.S. GAAP                  $(4,382,069)   $(3,201,974)   $(674,493)

Weighted average shares                 9,745,842      8,908,419    5,751,366
outstanding - U.S. GAAP

Loss per share - U.S. GAAP                 $(0.45)        $(0.36)      $(0.12)

Shareholders' equity as reported      $13,082,786     $4,596,811   $5,957,870
Deferred foreign exchange gain             54,128          9,772      194,301
Shareholders' equity - U.S. GAAP      $13,136,914     $4,606,583   $6,152,171

Newly issued, but not yet adopted, U.S. accounting principles are not expected to have a material impact on these consolidated financial statements.

No dealer, salesman or any other person
has   been   authorized  to  give   any
information    or    to    make     any
representation   other    than    those             $5,000,000
contained  in this Prospectus  and,  if
given  or  made,  such  information  or  NATIONAL HEALTHCARE MANUFACTURING
representation must not be relied  upon             CORPORATION
as   having  been  authorized  by   the
Company.   This  Prospectus  does   not
constitute  an  offer  to  sell  or   a
solicitation of any offer  to  buy  any
security  other  than  the  Shares   of
Common  Stock offered by this Offering,
nor does it constitute an offer to sell
or  a solicitation of any offer to  buy
the  Shares of a Common Stock by anyone
in any jurisdiction in which such offer
or  solicitation is not authorized,  or
in  which the person making such  offer
or  solicitation is not qualified to do
so,  or  to  any person to whom  it  is
unlawful   to   make  such   offer   or
solicitation. Neither the  delivery  of
this   Prospectus  nor  any  sale  made
hereunder     shall,     under      any
circumstances  create  any  implication
that  information contained  herein  is
correct  as  of any time subsequent  to
the date hereof.
                                            ___________________________
          __________________                        PROSPECTUS
           TABLE OF CONTENTS
                                 Page
Enforceabilty of Civil
Liabilities                        2
Available Information              2
Incorporation of Certain
Documents by Reference             3
Prospectus Summary                 6
Glossary of Terms                 11
The Issuer                        15
Business of the Issuer            15
Use of Proceeds                   41
Risk Factors                      43
Directors, Officer and
Promoters                         45
Indebtedness of Directors,
Officers, Promoters and
Management                        48            _____________, 1997
Payments to Insiders and
Promoters                         48
Share and Loan Capital            51
Prior Sales and Trading
Information                       59
Details of the Offering           61
Description of Securities
Offered                           62
Relationship between Issuer or
Selling Security Holder and
Agent                             63
Relationship Between the Issuer
and Professional Persons          63
Legal Proceedings                 63
Legal Matters                     63
Experts                           64
Registrar and Transfer Agent      64
Material Contracts                64
Other Material Facts              65
Exhibits
   Report of Independent
 Chartered       Accountants      F-1
   Balance Sheet 6/30/97          F-2
 Statement of Operations          F-3
 Statement of Stockholders        F-4
 Statement of Cash Flows          F-5
 Notes to Financial Statements    F-6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.
The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

Securities and Exchange Commission
registration fee.............                                   $ 2,065.00
Legal fees and
expenses......................................                   50,000.00

Total.........................................                  $52,065.00

The balance of any expenses are being paid by the Issuer.


ITEM 15.  EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
------------    -----------------------------------------------------------
4      Articles   of   Incorporation  and  Bylaws  of   National   Healthcare
       Manufacturing Corporation incorporated by reference to the Company's Form 20-F dated March 11, 1996
5      Legal Opinion of Sperry Young & Stoecklein
23     Consent of Sperry Young & Stoecklein
23.1   Consent of Arthur Andersen & Co.

ITEM 16.  UNDERTAKINGS
  (a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.


SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THE 30TH DAY OF OCTOBER, 1997.


NATIONAL HEALTHCARE MANUFACTURING CORPORATION

By:/s/ Mahmood Jamshidi Shahsavar
  --------------------------------
Mahmood Jamshidi Shahsavar
President and Chief Executive Officer

PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURE                             TITLE                     DATE

/s/ Mahmood Jamshidi Shahsavar President/Chief Executive Officer   10/30/97
MAHMOOD JAMSHIDI SHAHSAVAR     Director

/s/ Reginald Adrian Ebbeling   Chairman of the Board               10/30/97
REGINALD ADRIAN EBBELING       Director

/s/ Morteza Seyed Torabian     Executive Vice President            10/30/97
MORTEZA SEYED TORABIAN         Director

/s/ Alice Elaine Affleck       Secretary/Treasurer                 10/30/97
ALICE ELAINE AFFLECK           Director

/s/ Jack Tapper                Vice President/Chief                10/30/97
JACK TAPPER                    Financial Officer

/s/ Robert Alexander Jackson   Executive Vice President            10/30/97
ROBERT ALEXANDER JACKSON       Director

/s/ Ross Scavuzzo              Director                            10/30/97
ROSS SCAVUZZO

/s/ Gordon John Farrimond      Vice President Sales & Marketing    10/30/97
GORDON JOHN FARRIMOND          Director

/s/ Aristotle John Mercury     Director                            10/30/97
ARISTOTLE JOHN MERCURY

/s/ Darrell Wayne Van Dyke     Vice President NHMC US              10/30/97
DARRELL WAYNE VAN DYKE


                                 EXHIBIT 5



SPERRY YOUNG & STOECKLEIN

  DONALD J. STOECKLEIN        Telephone (702) 794-2590
                              Facsimile   (702) 794-0744
    ATTORNEY AT LAW
Practice Limited to Federal Securities
_____________________________________________________________
1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada  89119




March 31, 1998

JNC Opportunity Fund Ltd.
c/oOlympia Capital (Cayman) Ltd.
Williams
20 Reid Street
Hamilton Hm11
Bermuda

Diversified Strategies Fund, L.P.
c/o Encore Capital Management, L.L.C.
12007 Sunrise Valley Drive
Suite 460
Reston, VA 10191

          Re:  National Healthcare Manufacturing Corporation

Ladies and Gentlemen:

We have acted as counsel to National Healthcare Manufacturing Corporation, a corporation incorporated under the Manitoba Corporations Act (the "Company"), in connection with the proposed issuance and sale of Convertible Debentures (the "Securities") pursuant to the Convertible Debenture Purchase Agreement (including all Exhibits and Schedules thereto), Registration Rights Agreement, Escrow Agreement, Debentures, and Warrants, (collectively the "Agreements") with JNC Opportunity Fund Ltd., and Diversified Strategies Fund, L.P., ("Purchasers"), dated March 31, 1998 between the Company and the Purchasers.

In connection with rendering the opinions set forth herein, we have examined the Agreements, the Company's Certificate of Incorporation, and its Bylaws, each as amended to date, the Annual Report 95'/96'/97,'the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements, records, and questions of law as we deemed necessary to render the opinions set forth below. Capitalized terms used herein, and not otherwise defined, have the meaning set forth in the Purchase Agreement.

In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

          2.   The Company has the requisite corporate power and authority to enter into  and  to  consummate  the transactions contemplated  by  each  of  the
Agreements  and  otherwise  to carry out its obligations  thereunder.   The
execution  and  delivery of each of the Agreements by the Company  and  the consummation by it of the transactions contemplated thereby have been  duly authorized by all necessary action on the part of the Company.  Each of the
Agreements  has  been  duly  executed and  delivered  by  the  Company  and constitutes  the  legal,  valid  and  binding  obligation  of  the  Company enforceable  against the Company in accordance with its  terms,  except  as such  enforceability  may be limited by applicable bankruptcy,  insolvency, reorganization,  moratorium, liquidation or similar laws  relating  to,  or affecting  generally the enforcement of, creditors' rights and remedies  or by other equitable principles of general application.

          3.   No shares of common stock of the Company, no par value ("Common
Stock")   are  entitled  to  preemptive  or  similar  rights.   Except   as
specifically disclosed in paragraph 2.1(c ) and Schedule 2.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the
Debentures,   securities,  rights  or  obligations  convertible   into   or
exchangeable  for,  or  giving any person any right  to  subscribe  for  or
acquire   any   shares   of   Common  Stock,  or  contracts,   commitments,
understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

          4. The Debentures and the Warrants have been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement, shall have been validly issued, fully paid and nonassessable.

          5. The Company has duly authorized and reserved for issuance such number of Underlying Shares as are issuable upon conversion of the Debentures, aspayment of interest thereon, and upon exercise of the Warrant, as required
pursuant to the Purchase Agreement, the Debentures and the Warrants.   When
issued  by  the  Company  in  accordance with the  terms  of  the  Purchase
Agreement, the Debentures and the Warrants (as the case may be), the Underlying Shares will be validly issued, fully paid and nonassessable.

          6.   The execution, delivery and performance of the Agreements by the
Company   and   the  consummation  by  the  Company  of  the   transactions
contemplated thereby do not and will not (i) conflict with or violate any provisions of its Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other written instrument relating to indebtedness of the Company or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected. To our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation or any governmental authority.

          7. Other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

          8. To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereto (or such shorter period as the Company was required by law to file such material) (collectively, the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing and made such filing within the applicable grace period. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. To our knowledge, the Company has been in compliance with its filing and reporting requirements under applicable Canadian securities and stock exchange laws, rules and regulations.

          9. Assuming the accuracy of the representations and warranties of the Company set forth in Section 2.1 of the Purchase agreement and of the Purchaser set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the Warrants and the offer and sale of the Underlying Shares to the Purchaser pursuant to the Purchase Agreement, the Debentures and the Warrants are exempt from the registration requirements of the Securities Act and applicable Canadian Securities laws.


This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States, as currently in effect, and does not include an interpretation or statement concerning the laws of any state or jurisdiction. Notwithstanding the above, insofar as the enforceability of the Agreements may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of California.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without prior consent.



S/Donald J. Stoecklein
Sperry Young & Stoecklein

                                EXHIBIT 23


SPERRY YOUNG & STOECKLEIN

  DONALD J. STOECKLEIN             Telephone (702) 794-2590
                                   Facsimile   (702) 794-0744
    ATTORNEY AT LAW
Practice Limited to Federal Securities
_____________________________________________________________
1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada  89119




June 1, 1998

National Healthcare Manufacturing Corporation
409 Granville Street, Suite 1455
Vancouver, B.C. V6C1T2

       RE:  National  Healthcare  Manufacturing  Corporation/F3  Filing  CD
$6,750,000

Ladies and Gentlemen:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of National Healthcare Manufacturing Corporation for the registration of 6% Convertible Debentures due March 2000 and shares of common stock issuable on conversion thereof and to the utilization in the Registration Statement being filed with the Securities Exchange Commission, of our legal opinion.

S/Donald J. Stoecklein
Sperry Young & Stoecklein

                               EXHIBIT 23.1



                                  ARTHUR
                                 ANDERSEN


                           ------------------------------------------------
                                          Arthur Andersen & Co.
                                          Chartered Accountants

                           ------------------------------------------------
                                          500-330 St. Mary Avenue
                                          Winnipeg Manitoba R3C375
                                          204 942-6541
                                          204 956-0830



               Consent of Independent Chartered Accountants




As  independent chartered accountants, we hereby consent to the use of  our report  and to all references to our firm included in, or made a  part  of,

this registration statement.







/s/ Arthur Andersen & Co.
Arthur Andersen & Co.


Winnipeg, Manitoba, Canada
June 19, 1998




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